UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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SEC 1913 (3–99)

PROXY STATEMENT
AND NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
2018

Tuesday, April 17, 2018 at 8:00 a.m. CDT
325 North LaSalle
Chicago, Illinois

OUR COMPANY

Whirlpool is the number one major appliance manufacturer in the world with net sales of approximately $21 billion in 2017, 92,000 employees and 70 manufacturing and technology research centers throughout the world.* We are a leading producer of major home appliances in North America, Europe, and Latin America, and have a significant presence throughout China and India. We have received worldwide recognition for accomplishments in a variety of business and social efforts, including leadership, diversity, innovative product design, business ethics, social responsibility, and community involvement.

Our leading portfolio of brands includes *Whirlpool, Maytag, KitchenAid, Embraco, Brastemp, Consul,* and *Indesit*. Our global branded consumer products strategy is to introduce innovative new products, increase brand customer loyalty, expand our presence outside the United States, enhance our trade management platform, improve total cost and quality by expanding and leveraging our global operating platform, and, where appropriate, make strategic acquisitions and investments.

OUR VALUES

From the beginning, Whirlpool has been committed to upholding our values of Respect, Integrity, Diversity and Inclusion, Teamwork, and the Spirit of Winning. We fulfill our obligation to earn and maintain the trust of stakeholders, employees, and the community by adhering to and setting the highest values and standards possible. "There is no right way to do a wrong thing" guides our business and operating principles. We are committed to the highest standards of ethical and legal conduct and have created an environment where open and honest communications are the expectation, not the exception.

Our aim is for Whirlpool Corporation and its worldwide subsidiaries to be known, trusted and respected as one of the top enterprises in the world. In all aspects of our business, we are committed to doing the right thing. For more information about our Global Code of Conduct or Code of Ethics, please visit our website: http://www.whirlpoolcorp.com/ethics.

OUR PEOPLE

People have always been our greatest asset and our ultimate differentiator. We've become industry leaders by attracting, developing, and retaining talented people who believe that improving lives and making a difference matters.

With a commitment to reaching extraordinary levels of performance that build on our Company's rich legacy and drive to achieve outstanding results for our stakeholders, our team of employees is the determining factor in our continued success. We have assembled a diverse global team of exceptionally talented people. As we unleash individual and collective talents within our winning culture, supported by the most effective methods of collaboration, employees feel empowered to do their best work. Together, we continue the legacy of long-term value creation for our shareholders while improving the lives of our consumers throughout the world.

* The number one major appliance manufacturer in the world is based on most recently available publicly reported annual revenues.

WHIRLPOOL CORPORATION Global Headquarters 2000 North M-63 Benton Harbor, Michigan 49022-2692

To Our Stockholders:
It is my pleasure to invite you to attend the 2018 Whirlpool Corporation annual meeting of stockholders to be held on Tuesday, April 17, 2018, at 8:00 a.m., Chicago time, at 325 North LaSalle, Chicago, Illinois.
At the meeting, stockholders will vote on the matters set forth in the formal notice of the meeting that follows on the next page. In addition, we will discuss Whirlpool's 2017 performance and the outlook for this year, and we will answer your questions.
We have included with this booklet an annual report containing important financial and other information about Whirlpool.
We are pleased to once again furnish proxy materials to our stockholders via the Internet. We believe this approach provides our stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of our annual meeting.
Your vote is important. We urge you to please vote your shares now whether or not you plan to attend the meeting. You may revoke your proxy at any time prior to the proxy being voted by following the procedures described in this booklet.
Your vote is important and much appreciated!
JEFF M. FETTIG
Chairman of the Board
March 2, 2018

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

The 2018 annual meeting of stockholders of WHIRLPOOL CORPORATION will be held at 325 North LaSalle, Chicago, Illinois, on Tuesday, April 17, 2018, at 8:00 a.m., Chicago time, for the following purposes:

1.	to elect 14 persons to Whirlpool's Board of Directors;

2.	to approve, on an advisory basis, Whirlpool's executive compensation:

3.	to ratify the appointment of Ernst & Young LLP as Whirlpool's independent registered public accounting firm for 2018;

4.	to approve the Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan; and

5.	to transact such other business as may properly come before the meeting.
A list of stockholders entitled to vote at the meeting will be available for examination by any stockholder for any purpose relevant to the meeting during ordinary business hours for at least ten days prior to April 17, 2018, at Whirlpool's Global Headquarters, 2000 North M-63, Benton Harbor, Michigan 49022-2692.

By Order of the Board of Directors
BRIDGET K. QUINN
Assistant General Counsel and Corporate Secretary
March 2, 2018

PROXY SUMMARY
This summary highlights information contained elsewhere in the proxy statement. This summary provides an overview and is not intended to contain all the information that you should consider before voting. We encourage you to read the entire proxy statement for more detailed information on each topic prior to casting your vote.
GENERAL INFORMATION

Meeting: Annual Meeting of Stockholders
Date: Tuesday, April 17, 2018
Time: 8:00 a.m., Chicago time
Location: 325 N. LaSalle, Chicago, Illinois
Record Date: February 20, 2018
Stock Symbol: WHR
Exchange: NYSE & CHX
Common Stock Outstanding as of the record date: 70,692,481 shares
Registrar & Transfer Agent: Computershare Trust Company, N.A.
Corporate Website: www.whirlpoolcorp.com

2017 COMPANY PERFORMANCE HIGHLIGHTS *

Record revenues of $21.3 billion	Free cash flow of $707 million, an improvement compared to prior year	Returned a record $1.1 billion in cash to shareholders

*See page 23 for details of the Company's results for the 2017 fiscal year.

The proxy statement and annual report are available at www.proxyvote.com.

i

OVERVIEW OF VOTING MATTERS

Board recommendation
Item 1: Election of Directors (page: 6)	FOR each nominee
You are being asked to vote on the election of 14 Directors. The Corporate Governance and Nominating Committee believes that these nominees possess the experience and qualifications to provide sound guidance and oversight to the Company's management. Directors are elected by majority vote for a term of one year.

Item 2: Advisory Vote to Approve Executive Compensation (page: 61)	FOR
You are being asked to approve, on an advisory basis, the compensation of the Company's Named Executive Officers for 2017.
Item 3: Ratification of the Appointment of Ernst & Young LLP (page: 66)	FOR
You are being asked to ratify the Audit Committee's appointment of Ernst & Young LLP as Whirlpool's Independent Registered Public Accounting Firm for 2018.
Item 4: Approve the 2018 Omnibus Stock and Incentive Plan (page: 67)	FOR
You are being asked to approve the Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan.

CORPORATE GOVERNANCE HIGHLIGHTS
For more information about the Company's corporate governance policies, please refer to the Board of Directors and Corporate Governance section beginning on page 11 of the proxy statement.

•	Proxy Access
•	Majority Voting in Director Elections
•	Board Refreshment (Four new independent directors in four years)
•	Annual Director Elections
•	Independent Presiding Director
•	Shareholder Engagement
•	Global Code of Ethics

DIRECTOR NOMINEES
Additional details about each of the director nominees can be found beginning on page 6.

Name * indicates Independent Director	Samuel Allen *	Marc Bitzer	Greg Creed *	Gary DiCamillo *	Diane Dietz *	Gerri Elliott *	Jeff Fettig	Michael Johnston *	John Liu *	James Loree *	Harish Manwani *	William Perez *	Larry Spencer *	Michael White *
Age	64	53	60	67	52	61	61	70	49	59	64	70	64	66
Director since	2010	2015	2017	1997	2013	2014	1999	2003	2010	2017	2011	2009	2016	2004
Committee Membership (# of meetings in 2017)
Audit Committee (9)				X		X		X	X	X				Chair
Human Resources Committee (4)	X		X		X			Chair			X	X
Finance Committee (3)			X	X		X			X			Chair	X
CG&N Committee (4)	Chair				X					X	X		X	X

TENURE, EXPERIENCE, AND DIVERSITY

Our Board of Directors reflects an effective mix of business expertise, company knowledge, and diverse perspectives.

COMPENSATION HIGHLIGHTS
The CD&A section beginning on page 23 includes the following highlights:

What we do:	What we don't do:
✓ Pay for performance	X Allow hedging or pledging
✓ Robust executive stock ownership guidelines	X Excise tax gross ups
✓ “Double trigger” change in control	X Reprice stock options
✓ Claw-back policies for all variable pay	X Grant RSUs that pay dividends/equivalents prior to vesting

OUR COMPENSATION PHILOSOPHY: PAY FOR PERFORMANCE

The Company employs a pay-for-performance philosophy which provides that compensation should be incentive-driven, a significant portion of pay should be performance-based, compensation should be linked to the drivers of long-term stockholder value, and compensation should be tied to business results and individual performance. The majority of 2017 CEO and NEO target compensation consisted of at-risk pay, as demonstrated in the table below.

2017 EXECUTIVE COMPENSATION SUMMARY

Named Executive Officer	2017 Base Salary ($)	2017 Annual Incentive Award ($)	2017 Long-Term Incentive Award Value(1) ($)	2017 TOTAL DIRECT COMPENSATION (2) ($)
Jeff M. Fettig (3)	1,480,000	971,354	10,656,184	13,107,538
Marc R. Bitzer (3)	1,091,667	591,798	4,199,954	5,883,419
James W. Peters	588,333	205,135	1,525,341	2,318,809
Joseph T. Liotine	595,000	300,155	3,809,447	4,704,602
João C. Brega	638,130	265,182	3,330,124	4,233,436
David T. Szczupak	770,833	268,766	1,257,514	2,297,113

1.
Long-Term Incentive Award Value column includes total grant date fair value of Stock Awards and Option Awards. For Messrs. Peters, Liotine, Brega, and Szczupak, this column also includes performance cash units earned during the 2015-2017 performance period.

2.
Total Direct Compensation does not include items that are included in the "All Other Compensation" category as disclosed in the Summary Compensation Table on page 42, nor does it include changes in pension benefits. Pension accruals are determined by formula and do not involve a Board or Human Resources Committee decision. Please see the Summary Compensation Table on page 42 for full details.

3.	On October 1, 2017, Mr. Bitzer succeeded Mr. Fettig as Chief Executive Officer of the Company.

95% stockholder support for "Say On Pay" resolution at our 2017 Annual Meeting

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PROXY STATEMENT

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting of Stockholders to be Held on April 17, 2018:
This Proxy Statement and the Accompanying Annual Report are Available at: http://investors.whirlpoolcorp.com/financial-information/annual-reports

Information about the Annual Meeting and Voting

Our 2018 annual meeting of stockholders will be held on Tuesday, April 17, 2018, at 8:00 a.m., Chicago time, at 325 North LaSalle, Chicago, Illinois. This proxy statement contains information about the matters being submitted to a vote of the stockholders. It also gives you information that we are required to provide under U.S. Securities and Exchange Commission rules and which is intended to help you make informed voting decisions.
Why am I receiving these materials?
You received these proxy materials because our Board of Directors (the "Board") is soliciting your proxy to vote your shares at our annual meeting of stockholders. By giving your proxy, you authorize persons selected by the Board to vote your shares at the annual meeting in the way that you instruct. All shares represented by valid proxies received before the annual meeting will be voted in accordance with the stockholder's specific voting instructions.
Why did I receive a Notice Regarding the Availability of Proxy Materials?
As permitted by Securities and Exchange Commission rules, we are making this proxy statement and our annual report (the "Proxy Materials") available to our stockholders electronically via the Internet. On or about March 8, 2018, we intend to mail to our stockholders a notice containing instructions on how to access the Proxy Materials and how to vote their shares online. If you receive a Notice Regarding the Availability of Proxy Materials (a "Notice") by mail, you will not receive a printed copy of the Proxy Materials in the mail unless you specifically request them. Instead, the Notice instructs you on how to review the Proxy Materials and submit your voting instructions over the Internet. If you receive a Notice by mail and would like to receive a printed copy of our Proxy Materials, you should follow the instructions contained in the Notice for requesting such materials.
What is "householding" and how does it affect me?
The Securities and Exchange Commission's rules permit us to deliver a single Notice or set of Proxy Materials to one address shared by two or more of our stockholders. This delivery method is referred to as "householding" and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one Notice or set of Proxy Materials to multiple stockholders who share an address, unless we received contrary instructions prior to the mailing date. If you prefer to receive separate copies of the Notice or Proxy Materials, contact Broadridge Investor Communication Solutions, Inc. at (800) 542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, NY, 11717, and we will deliver a separate copy promptly. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future Notices or Proxy Materials for your household, please contact Broadridge at the above phone number or address.

Notice of Annual Meeting of Stockholders and 2018 Proxy Statement l 1

What does it mean if I receive more than one Notice, proxy card or instruction form?
This means that your shares are registered differently and are held in more than one account. To ensure that all shares are voted, please vote each account over the Internet or by telephone, or sign and return by mail all proxy cards and instruction forms. We encourage you to have all your accounts registered in the same name and address by contacting our transfer agent, Computershare Trust Company, N.A., Shareholder Services, at (877) 453-1504; TDD/TTY for hearing impaired: (800) 952-9245 or in writing at P.O. Box 30170, College Station, TX, 77842-3170. If you hold your shares through a bank or broker, you can contact your bank or broker to request consolidation.
Who can vote on matters presented at the annual meeting?
Stockholders of record of Whirlpool common stock as of the record date, February 20, 2018, are entitled to vote on matters presented at the annual meeting. Each of the approximately 70,692,481 shares of Whirlpool common stock issued and outstanding as of that date is entitled to one vote.
What is the difference between holding stock as a stockholder of record and as a beneficial owner?
If your shares are registered in your name with Whirlpool's transfer agent, Computershare Trust Company, N.A., you are the "stockholder of record" of those shares. If your shares are held in a stock brokerage account, bank or other holder of record, you are considered the "beneficial owner" of those shares. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.
How do I vote my shares?
You may attend the annual meeting and vote your shares in person if you are a record holder. If you are a beneficial owner, you may obtain a legal proxy from your broker, bank, or other holder of record, attend the annual meeting, and vote your shares in person. You may vote without attending the annual meeting by granting a proxy for shares of which you are the stockholder of record, or by submitting voting instructions to your broker or nominee for shares that you hold beneficially in street name. In most cases, you will be able to do this by Internet or telephone, or by mail if you received a printed set of Proxy Materials.

•
By Internet - If you have Internet access, you may submit your proxy by following the instructions provided in the Notice, or if you received a printed set of Proxy Materials by mail, by following the instructions provided with your Proxy Materials and on your proxy card or voting instruction card.

•
By Telephone - If you have Internet access, you may obtain instructions on voting by telephone by following the Internet access instructions provided in the Notice. If you received a printed set of Proxy Materials, your proxy card or voting instruction card will provide instructions to vote by telephone.

•
By Mail - If you received a printed set of Proxy Materials, you may submit your proxy by mail by signing your proxy card if your shares are registered in your name or by following the voting instructions provided by your broker, nominee or trustee for shares held beneficially in street name, and mailing it in the enclosed envelope.

A Notice cannot be used to vote your shares. The Notice does, however, provide instructions on how to vote by Internet, or by requesting and returning a paper proxy card or voting instruction card.

2 l Notice of Annual Meeting of Stockholders and 2018 Proxy Statement

What if I submit my proxy or voting instructions, but do not specify how I want my shares to be voted?
If you are a stockholder of record and you do not specify how you want to vote your shares on your signed proxy card or by Internet or telephone, then the proxy holders will vote your shares in the manner recommended by the Board for all matters presented in this proxy statement and as they determine in their discretion with respect to other matters presented for a vote at the annual meeting. If you are a beneficial owner and you do not give specific voting instructions, the institution that holds your shares may generally vote your shares on routine matters, but may not vote your shares on non-routine matters. If you do not give specific voting instructions to the institution that holds your shares with respect to a non-routine matter, the institution will inform the inspector of election that it does not have authority to vote on this matter with respect to your shares. This is called a broker non-vote. The only routine matter included in this proxy statement is the ratification of the appointment of Ernst & Young LLP as Whirlpool's independent registered public accounting firm for 2018.
What if other business comes up at the annual meeting?
If any nominee named herein for election as a director is not available to serve, the accompanying proxy will be voted in favor of the remainder of those nominated and may be voted for a substitute nominee. Whirlpool expects all nominees to be available to serve and knows of no matter to be brought before the annual meeting other than those covered in this proxy statement. If, however, any other matter properly comes before the annual meeting, we intend that the accompanying proxy will be voted thereon in accordance with the judgment of the persons voting such proxy.
What if I want to revoke my proxy or change my vote?
If you are a stockholder of record, you may revoke your proxy at any time before it is exercised in any of three ways: (1) by submitting written notice of revocation to Whirlpool's Corporate Secretary; (2) by submitting another proxy via the Internet, telephone, or mail that is dated as of a later date and properly signed; or (3) by voting in person at the meeting. You may change your vote by submitting another timely vote by Internet, telephone or mail, or voting in person at the annual meeting. If you are a beneficial owner, you must contact the institution that holds your shares to revoke your voting instructions or change your vote.
What if I hold shares through the Whirlpool 401(k) Retirement Plan?
If you participate in the Whirlpool 401(k) Retirement Plan and hold shares of Whirlpool stock in your plan account as of the record date, you will receive a request for voting instructions from the plan trustee (Vanguard) with respect to your plan shares. If you hold Whirlpool shares outside of the plan, you will vote those shares separately. You are entitled to direct Vanguard how to vote your plan shares. If you do not provide voting instructions to Vanguard by 11:59 p.m. Eastern time on April 12, 2018, the Whirlpool shares in your plan account will be voted by Vanguard in the same proportion as the shares held by Vanguard for which voting instructions have been received from other participants in the plan. You may revoke your previously provided voting instructions by submitting either a written notice of revocation or a properly executed proxy dated as of a later date prior to the deadline for voting plan shares.
What should I know about attending the annual meeting?
If you attend, please note that you will be asked to check in at the registration desk and present valid photo identification. If you are a beneficial owner, you will also need to bring a copy of your voting instruction card or brokerage statement reflecting your stock ownership as of the record date. If you wish to designate someone as a proxy to attend the annual meeting on your behalf, that person must bring a valid legal proxy containing your signature and printed or typewritten name as it appears in the list of registered stockholders or on your account statement if you are a beneficial owner. Cameras, recording devices, cell phones, and other electronic devices will not be permitted at the meeting other than those operated by Whirlpool or its designees. All bags, briefcases, and packages will need to be checked at the door or will be subject to search.

Notice of Annual Meeting of Stockholders and 2018 Proxy Statement l 3

Who will count the votes?
Broadridge Investor Communication Solutions, Inc. will act as the independent inspector of election and will certify the voting results.
Will my vote be confidential?
Whirlpool's Board has adopted a policy requiring all votes to be kept confidential from management except when disclosure is made public by the stockholder, required by law, and/or in other limited circumstances.
What is the quorum for the annual meeting?
Stockholders representing at least 50% of the common stock issued and outstanding as of the record date must be present at the annual meeting, either in person or represented by proxy, for there to be a quorum at the annual meeting. Abstentions and broker non-votes are counted as present for establishing a quorum.
How many votes are needed to approve the proposals?
Item 1 (Election of Directors). For the election of directors (provided the number of nominees does not exceed the number of directors to be elected), each director nominee must receive the majority of the votes cast with respect to that director nominee (number of votes cast "for" a director nominee must exceed the number of votes cast "against" that director nominee).
Item 2 (Advisory Vote to Approve Whirlpool's Executive Compensation). The affirmative vote of a majority of the outstanding common stock present in person or represented by proxy at the annual meeting and entitled to vote is required to approve Whirlpool's named executive officer compensation.
Item 3 (Ratification of Ernst & Young LLP). The affirmative vote of a majority of the outstanding common stock present in person or represented by proxy at the annual meeting and entitled to vote is required to approve the ratification of Ernst & Young LLP as Whirlpool's independent registered public accounting firm.
Item 4 (Approve the Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan). The affirmative vote of a majority of the outstanding common stock present in person or represented by proxy at the annual meeting and entitled to vote is required to approve the Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan.
Other Business. The affirmative vote of a majority of the outstanding common stock present in person or represented by proxy at the annual meeting and entitled to vote is required to approve any other matter that may properly come before the meeting.
How are abstentions and broker non-votes treated?
Abstentions will have no effect on Item 1. Abstentions will be treated as being present and entitled to vote on Items 2-4, and therefore, will have the effect of votes against such proposals. If you do not provide your broker or other nominee with instructions on how to vote your shares held in street name, your broker or nominee will not be permitted to vote them on non-routine matters, such as Items 1, 2, and 4, which will result in a broker non-vote. Shares subject to a broker non-vote will not be considered entitled to vote with respect to Items 1, 2, and 4, and will not affect the outcome on those Items. We encourage you to provide instructions to your broker regarding how to vote your shares.
Who will pay for this proxy solicitation?
Whirlpool will pay the expenses of the solicitation of proxies. We expect to pay fees of approximately $14,500 plus certain expenses for assistance by D.F. King & Co., Inc. in the solicitation of proxies. Proxies may be solicited by directors, officers, Whirlpool employees, and by D.F. King & Co., Inc. , personally and by mail, telephone or other electronic means.

4 l Notice of Annual Meeting of Stockholders and 2018 Proxy Statement

How do I submit a stockholder proposal for the 2019 annual meeting?
Our annual meeting of stockholders is generally held on the third Tuesday in April. Any stockholder proposal that you intend to have us include in our proxy statement for the annual meeting of stockholders in 2019 must be received by the Corporate Secretary of Whirlpool at corporate_secretary@whirlpool.com by November 8, 2018, and must otherwise comply with the Securities and Exchange Commission's rules in order to be eligible for inclusion in the proxy statement and proxy form relating to this meeting. Other proposals must be received by the Corporate Secretary of Whirlpool personally, by registered or certified mail by January 16, 2019, and must satisfy the procedures set forth in Whirlpool's by-laws to be considered at the 2019 annual meeting.
Stockholders may also, under certain circumstances, nominate directors for inclusion in our proxy materials by complying with the requirements in our by-laws. For more information regarding proxy access, please see the next question.

How do I nominate a director using proxy access?

In 2016, our Board adopted a "proxy access" by-law after thoughtful consideration of the appropriate proxy access structure for the Company and engagement with our stockholders. The proxy access by-law allows a stockholder, or a group of up to 20 stockholders, who have held 3% or more of our outstanding shares continuously for at least three years to nominate and include in the Company's proxy materials director nominees constituting up to the greater of two individuals or 20% of our Board, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in Article II, Section 13 of our by-laws.
To be included in the proxy materials for our 2019 annual meeting of stockholders, we must receive a stockholder's notice to nominate a director under our proxy access by-law between October 9, 2018 and November 8, 2018. Such notice must be delivered to, or mailed to and received by, the Corporate Secretary of Whirlpool. The notice must contain the information required by our by-laws, and the stockholder(s) and nominee(s) must comply with the information and other requirements in our by-laws relating to the inclusion of stockholder nominees in our proxy materials.

Notice of Annual Meeting of Stockholders and 2018 Proxy Statement l 5

Item 1- Election of Directors
Director Nominees

Item 1 – Directors and Nominees for Election as Directors

As the number one major appliance manufacturer in the world, with revenues of approximately $21 billion and sales in nearly every country around the world, we believe our Board should be composed of individuals with experience and demonstrated expertise in many substantive areas that impact our business and align with the Company's strategy. We believe our directors possess the professional and personal qualifications necessary for service on our Board. We have highlighted below the specific qualifications of our directors in relation to our strategy.

Skills and Experience		Relevance to Whirlpool's Strategy
Leadership of Large/Complex Organizations	•	Whirlpool is a large, complex, global company, and directors who have successfully held leadership positions in such organizations possess experience and the ability to drive strong results.
Directors with expertise:		Allen, Bitzer, Creed, DiCamillo, Dietz, Elliott, Fettig, Johnston, Loree, Manwani, Perez, Spencer, White
Global Business Operations	•
Whirlpool's continued profitable growth depends on strong operational execution in emerging markets and other countries beyond the United States, and global experience aids directors in oversight of our global business and strategy.

Directors with expertise:		Allen, Bitzer, Creed, DiCamillo, Dietz, Elliott, Fettig, Johnston, Liu, Loree, Manwani, Perez, Spencer, White
International Work Experience	•	Whirlpool sells products in nearly every country throughout the world, and directors with international experience possess unique perspectives on the countries in which we operate.
Directors with expertise:		Allen, Bitzer, Creed, DiCamillo, Dietz, Elliott, Fettig, Manwani, Perez, Spencer, White
Corporate Strategy/M&A	•
Whirlpool evaluates M&A opportunities to determine if there is a strategic fit, strong value creation potential, and clear execution capacity. Directors with strategy and M&A expertise provide critical insights in evaluating such opportunities.

Directors with expertise:		Allen, Bitzer, DiCamillo, Dietz, Fettig, Johnston, Liu, Loree, Perez, White
Sales and Trade Management	•
A strong distribution strategy, maintaining excellent relationships, and delivering on our promises to trade customers are key drivers of our profitable growth, and such skills enable directors to provide effective oversight of this aspect of our business.

Directors with expertise:		Allen, Bitzer, Creed, DiCamillo, Dietz, Elliott, Fettig, Loree, Manwani, Perez, Spencer, White
Product Development	•	Product leadership is key to our growth and success, and directors with this expertise provide development strategy and process insights.
Directors with expertise:		Allen, Bitzer, Creed, DiCamillo, Dietz, Fettig, Johnston, Loree, Spencer, White
Innovation, Technology and Engineering	•	Whirlpool is committed to industry-leading and consumer-relevant innovation, and directors with this experience provide unique perspectives on our innovation strategy and execution.
Directors with expertise:		Allen, Bitzer, DiCamillo, Dietz, Elliott, Johnston, Loree, Spencer, White
Global Supply Chain, Manufacturing, Logistics	•	Whirlpool is focused on maintaining the best cost structure in the industry, and directors with this experience provide oversight of our manufacturing and logistics strategies.
Directors with expertise:		Allen, Bitzer, DiCamillo, Dietz, Fettig, Johnston, Loree, Spencer, White
Marketing/Digital Marketing/Branded Consumer Products	•	Brand leadership and enhancing the consumer experience for our branded products are key Whirlpool strategies, and directors with this expertise provide valuable insights.
Directors with expertise:		Bitzer, Creed, DiCamillo, Dietz, Elliott, Fettig, Loree, Manwani, Perez, White
Accounting, Finance and Capital Structure	•
Whirlpool conducts business throughout the world and engages in complex financial transactions in numerous countries and currencies, and such skills assist our directors in evaluating our capital structure and overseeing our financial reporting.

Directors with expertise:		Allen, Bitzer, DiCamillo, Dietz, Fettig, Johnston, Liu, Loree, Perez, Spencer, White
Board Practices of Other Major Corporations	•
Whirlpool believes that effective corporate governance is a key to achieving strong results, and that experience on other boards provides our directors with valuable insights on emerging trends and effective governance and oversight.

Directors with expertise:		Allen, Creed, Dietz, Elliott, Fettig, Johnston, Liu, Loree, Manwani, Perez, White
Legal/Regulatory and Government Affairs	•	Whirlpool regularly faces legal and regulatory issues around the world. Such experience aids directors in overseeing Whirlpool's risk management and compliance in these constantly evolving areas.
Directors with expertise:		Allen, Dietz, Fettig, Loree, Spencer, White
Human Resources and Development Practices	•	Thoughtful succession planning and talent management are key to ensuring our continued success, and directors with HR and development expertise are adept at assessing our talent pipeline.
Directors with expertise:		Allen, Bitzer, Dietz, Fettig, Johnston, Loree, Manwani, Perez, Spencer, White

6 l Notice of Annual Meeting of Stockholders and 2018 Proxy Statement

Item 1- Election of Directors
Director Nominees

We currently have 14 directors on the Board. Directors who are elected will serve until our next annual meeting of stockholders and stand for reelection annually. Each of the nominees below has consented to be a nominee named in this proxy statement and to serve if elected. The Board recommends a vote FOR the election of each of the directors nominated below.

SAMUEL R. ALLEN

Mr. Allen, 64, has served as a director since 2010. Mr. Allen has been Chairman and Chief Executive Officer of Deere & Co., a farm machinery and equipment company, since 2010, and a director since 2009. Mr. Allen joined Deere & Co. in 1975 and since that time has held positions of increasing responsibility.

• Committees: Corporate Governance and Nominating (chair); Human Resources

MARC R. BITZER

Mr. Bitzer, 53, has served as a director since 2015. Mr. Bitzer was named President and Chief Executive Officer, Whirlpool Corporation, in October 2017. He previously served as President and Chief Operating Officer from 2015 to 2017. Prior to this role, Mr. Bitzer was Vice Chairman, Whirlpool Corporation, a position he held from 2014 to 2015. Prior to this role, Mr. Bitzer was President of Whirlpool North America and Whirlpool Europe, Middle East and Africa after holding other positions of increasing responsibility since 1999.

GREG CREED

Mr. Creed, 60, has served as a director since 2017. Mr. Creed has been Chief Executive Officer of YUM! Brands, Inc., a leading operator of quick service restaurants, since 2015. He served as Chief Executive Officer of Taco Bell Division from 2011 to 2014, and as President and Chief Concept Officer of Taco Bell U.S. from 2007 to 2011 after holding other positions of increasing responsibility with the company since 1994. Mr. Creed has served as a director of YUM! since 2014 and previously served as a director of International Game Technology from 2010 to 2015.

• Committees: Human Resources; Finance

GARY T. DICAMILLO

Mr. DiCamillo, 67, has served as a director since 1997. Mr. DiCamillo has served as President and Chief Executive Officer of Universal Trailer Corporation since June 2017. He has been a Partner at Eaglepoint Advisors, LLC, a turnaround, restructuring, and strategic advisory firm, since January 2010. Prior to joining Eaglepoint Advisors, LLC, Mr. DiCamillo was President and Chief Executive Officer of Advantage Resourcing, a professional and commercial staffing company, from 2002 until August 2009. From 1995 to 2002, Mr. DiCamillo served as Chairman and Chief Executive Officer of Polaroid Corporation. Mr. DiCamillo is a director of Purple Innovation, Inc. (formerly known as Global Partner Acquisition Corp.) since 2015. He previously served as a director of Pella Corporation (from 1993 to 2007, and 2010 to 2018), the Sheridan Group, Inc. (from 1989 to 2017), and previously served as a director, as well as Lead Director, of 3Com Corporation (from 2000 to 2009).

• Committees: Audit; Finance

Notice of Annual Meeting of Stockholders and 2018 Proxy Statement l 7

Item 1- Election of Directors
Director Nominees

DIANE M. DIETZ

Ms. Dietz, 52, has served as a director since 2013. Ms. Dietz has been the President and Chief Executive Officer of Rodan & Fields, LLC, a leading premium skincare company, since 2016. Ms. Dietz served as Executive Vice President and Chief Marketing Officer of Safeway, Inc., a leading food and drug retailer, from 2008 to 2015. Prior to joining Safeway, Inc., Ms. Dietz held positions of increasing responsibility with Procter & Gamble from 1989 through 2008.

• Committees: Corporate Governance and Nominating; Human Resources

GERRI T. ELLIOTT

Ms. Elliott, 61, has served as a director since 2014. Ms. Elliott is the former Executive Vice President, Strategic Advisor and Chief Customer Officer of Juniper Networks, a producer of high-performance networking equipment. Ms. Elliott began her employment with Juniper Networks in 2009 and held positions of increasing responsibility until her retirement in 2014. Before joining Juniper Networks, Ms. Elliott was at Microsoft Corporation, where she was Corporate Vice President, Worldwide Public Sector Organization from 2004 to 2008. Prior to joining Microsoft Corporation, Ms. Elliott spent 22 years at IBM Corporation, where she held several senior executive positions in the U.S. and internationally. Ms. Elliott is a director of Imperva, Inc. (since 2015), Mimecast Limited (since 2017), and Marvell Technology Group Ltd. (since 2017), and was previously a director of Bed Bath & Beyond, Inc. (until 2017).

• Committees: Audit; Finance

JEFF M. FETTIG

Mr. Fettig, 61, has served as a director since 1999. Mr. Fettig stepped down as Chief Executive Officer of Whirlpool Corporation in October 2017, a position he held since 2004, but continues to serve as Executive Chairman of the Board, a position he has held since 2004. Prior to 2004, Mr. Fettig held other positions of increasing responsibility with Whirlpool beginning in 1981. Mr. Fettig is also a director of DowDuPont Inc., having served as a director of the Dow Chemical Company since 2003.

MICHAEL F. JOHNSTON

Mr. Johnston, 70, has served as a director since 2003. Mr. Johnston retired from Visteon Corporation, an automotive components supplier, in 2008. At Visteon, he served as Chairman of the Board and Chief Executive Officer, President, and Chief Operating Officer at various times since 2000. In May 2009, Visteon filed for voluntary reorganization under Chapter 11 of the U.S. Bankruptcy Code. Before joining Visteon, Mr. Johnston held various positions in the automotive and building services industry. Mr. Johnston is also a director of Armstrong Flooring, Inc. (since 2016) and Dover Corporation (since 2013), and previously served as a director of Armstrong World Industries, Inc. (2010 to 2016), and Flowserve Corporation (1997 to 2013).

• Committees: Audit; Human Resources (chair)

8 l Notice of Annual Meeting of Stockholders and 2018 Proxy Statement

Item 1- Election of Directors
Director Nominees

JOHN D. LIU

Mr. Liu, 49, has served as a director since 2010. Mr. Liu has been the Chief Executive Officer of Essex Equity Management, a financial services company, and Managing Partner of Richmond Hill Investments, an investment management firm, since 2008. Prior to that time, Mr. Liu was employed for 12 years by Greenhill & Co. Inc., a global investment banking firm, in positions of increasing responsibility including Chief Financial Officer. Mr. Liu has served as a director of Greenhill & Co. since June 2017.

• Committees: Audit; Finance

JAMES M. LOREE

Mr. Loree, 59, has served as a director since December 2017. Mr. Loree has been President and Chief Executive Officer of Stanley Black & Decker, Inc., a leading consumer products company, since 2016. Prior to this, he served as President and Chief Operating Officer of the company from 2013 to 2016, Chief Operating Officer from 2009 to 2013, Executive Vice President and Chief Financial Officer from 2002 to 2009, and Vice President and Chief Financial Officer from 1999 to 2002. Prior to joining Stanley Black & Decker, Mr. Loree held positions of increasing responsibility in financial and operating management in business, corporate and financial services at General Electric from 1980 to 1999. Mr. Loree has served as a director of Stanley Black & Decker since 2016, and previously served on the board of Harsco Corporation from 2010 to 2016 and as chairman of Harsco's Audit Committee from 2012 to 2016. Mr. Loree was recommended to Whirlpool's Corporate Governance and Nominating Committee and Board by a third party search firm.

• Committees: Audit; Corporate Governance and Nominating

HARISH MANWANI

Mr. Manwani, 64, has served as a director since 2011. Mr. Manwani is Global Executive Advisor for Blackstone Private Equity Group, a position he has held since 2015. Mr. Manwani is the former Chief Operating Officer of Unilever, a global consumer product brands company, a position he was appointed to in 2011 and held until his retirement in 2014. He remains the non-executive Chairman of Hindustan Unilever Limited (HUL). Mr. Manwani has served as a director of Pearson plc (since 2013) and has announced his intention not to run for re-election in 2018. Mr. Manwani is also a director of Qualcomm Inc. (since 2014) and Nielsen Holdings plc (since 2015) and is a director of the Economic Development Board of Singapore.

• Committees: Corporate Governance and Nominating; Human Resources

WILLIAM D. PEREZ

Mr. Perez, 70, has served as a director since 2009. Mr. Perez was a Senior Advisor to Greenhill & Co., Inc., a global investment banking firm, from 2010 to 2017. Prior to joining Greenhill & Co., Inc., Mr. Perez was President and Chief Executive Officer of the Wm. Wrigley Jr. Company from 2006 to 2008, and President, Chief Executive Officer, and a director of Nike, Inc. from 2004 to 2006. Mr. Perez spent 34 years at S.C. Johnson in various positions, including Chief Executive Officer and President. Mr. Perez is also a director of Johnson & Johnson (since 2007) and previously served as a director of Kellogg Company (2000 to 2006) and Campbell Soup Company (2009 to 2012).

• Committees: Finance (chair); Human Resources

Notice of Annual Meeting of Stockholders and 2018 Proxy Statement l 9

Item 1- Election of Directors
Director Nominees

LARRY O. SPENCER

General Spencer, 64, has served as a director since 2016. General Spencer is President of the Air Force Association, a position he has held since his retirement as a four-star general in 2015 after serving 44 years with the United States Air Force. General Spencer held positions of increasing responsibility with the Air Force, which included Vice Chief of Staff, the second highest-ranking military member in the Air Force. General Spencer was the first Air Force officer to serve as the Assistant Chief of Staff in the White House Military Office and he served as Chief Financial Officer and then Director of Mission Support at a major command. General Spencer is also a director of Triumph Group, Inc. (since January 2018).

• Committees: Corporate Governance and Nominating; Finance

MICHAEL D. WHITE

Mr. White, 66, has served as a director since 2004. Mr. White served as an Advisory Partner for Trian Fund Management, L.P. from 2016 to December 2017, and was the Chairman, President and Chief Executive Officer of DIRECTV, a leading provider of digital television entertainment services, from 2010 until his retirement in 2015. He also served as a director of the company from 2009 until 2015. From 2003 until 2009, Mr. White was Chief Executive Officer of PepsiCo International, and Vice Chairman, PepsiCo, Inc. after holding positions of increasing responsibility with PepsiCo since 1990. Mr. White is also a director of Kimberly-Clark Corporation (since 2015) and Bank of America Corporation (since June 2016).

• Committees: Audit (chair); Corporate Governance and Nominating

The Board of Directors recommends that stockholders vote FOR the election of each of these nominees as a director.

10 l Notice of Annual Meeting of Stockholders and 2018 Proxy Statement

Board of Directors and Corporate Governance

Board of Directors and Corporate Governance

I. Board of Directors and Committees
Board of Directors
During 2017, our Board met six times and had four committees. The committees consisted of an Audit Committee, a Corporate Governance and Nominating Committee, a Human Resources Committee, and a Finance Committee. Each director attended at least 75% of the total number of meetings of the Board and the Board committees on which he or she served.
All directors properly nominated for election are expected to attend the annual meeting of stockholders. In 2017, all of our directors attended the annual meeting of stockholders.
Each Committee may form subcommittees and delegate certain actions to those subcommittees.

The table below lists the number of times each committee met in 2017, the major responsibilities of each committee, and the current membership for each committee.

Committee		Key Responsibilities
Audit	•	Oversee accounting functions, internal controls, and the integrity of financial statements and related reports
	•	Oversee compliance with legal and regulatory requirements, and monitor risk management and assessment processes
	•	Retain the independent registered accounting firm; monitor the firm's performance, qualifications, and independence, and approve all fees
9 meetings	•	Oversee the performance of our internal audit function
Committee Members:		White (Chair), DiCamillo, Elliott, Johnston, Liu, and Loree
Corporate Governance and Nominating	•	Identify potential Board members and recommend director nominees
	•	Annually review Board and committee effectiveness
	•	Recommend changes to director compensation and committee rotation
4 meetings	•	Recommend the corporate governance principles adopted by Whirlpool
Committee members:		Allen (Chair), Dietz, Loree, Manwani, Spencer, and White
Human Resources	•	Determine and approve compensation for CEO and other executive officers
	•	Approve goals/objectives for CEO compensation and evaluate CEO performance
	•	Determine and approve equity grants for executive officers and each employee subject to Section 16 of the Securities Exchange Act of 1934
4 meetings	•	Make recommendations to the Board on Whirlpool's incentive plans
Committee members:		Johnston (Chair), Allen, Creed, Dietz, Manwani, and Perez
Finance	•	Review capital policies and strategies to set an acceptable capital structure, including debt issuance and share repurchases
	•	Review policies regarding dividends, derivatives, liquidity management, interest rates, and foreign exchange rates
	•	Review tax-planning strategy and initiatives
3 meetings	•	Oversee the establishment and implementation of guidelines relating to the management of significant financial structure risks
Committee members:		Perez (Chair), Creed, DiCamillo, Elliott, Liu, and Spencer

Notice of Annual Meeting of Stockholders and 2018 Proxy Statement l 11

Board of Directors and Corporate Governance

Director Independence

The Corporate Governance and Nominating Committee conducts an annual review of the independence of the members of the Board and its committees, and reports its findings to the full Board. Twelve of our 14 directors are nonemployee directors (all except Messrs. Fettig and Bitzer). The Board has adopted the NYSE listing standards for evaluating director independence, but has not adopted any other categorical standards of materiality for independence purposes. When assessing director independence, the Board considers the various transactions and relationships known to the Board (including those identified through annual directors questionnaires) that exist between the Company and the entities with which our directors or members of their immediate families are, or have been, affiliated. For 2017, the Committee evaluated certain transactions that arose in the ordinary course of business between the Company and such entities and which did not exceed the thresholds provided under the NYSE listing standards. Information provided by the directors and Whirlpool did not indicate any relationships (e.g., commercial, industrial, banking, consulting, legal, accounting, charitable, or familial) which would impair the independence of any of the nonemployee directors. Based on the report and recommendation of the Corporate Governance and Nominating Committee, the Board has determined that each of its nonemployee directors satisfies the independence standards set forth in the listing standards of the NYSE.
Committee Member Independence and Expertise
Each Board committee is comprised solely of independent directors who meet the independence standards under the NYSE listing standards.
In addition, the Audit Committee members all meet the enhanced independence standards for audit committee members set forth in the NYSE listing standards (which incorporates the standards set forth in the rules of the Securities and Exchange Commission). The Board has determined that each member of the Audit Committee satisfies the financial literacy qualifications of the NYSE listing standards and that Mr. White satisfies the "audit committee financial expert" criteria established by the Securities and Exchange Commission and has accounting and financial management expertise as required under the NYSE listing rules.
Similarly, the Human Resources Committee members all meet the enhanced independence standards for compensation committee members under the NYSE listing standards (which incorporates the standards set forth in the rules of the Securities and Exchange Commission), and qualify as "outside directors" for purposes of Section 162(m) of the Internal Revenue Code and "nonemployee directors" for purposes of Rule 16b-3 under the Securities Exchange Act of 1934. For information about the Human Resources Committee's processes for establishing and overseeing executive compensation, refer to "Compensation Discussion and Analysis – Role of the Human Resources Committee."

II. Corporate Governance
Board Leadership Structure
As noted above, our Board is currently comprised of twelve independent and two employee directors. Mr. Fettig, our Chief Executive Officer until October 2017, served as Chairman of the Board and Chief Executive Officer since July 2004, and has been a member of our Board since June 1999. In October 2017, Mr. Bitzer became the Chief Executive Officer of the Company, with Mr. Fettig continuing to serve as executive Chairman of the Board. Since 2003, the Board has designated one of the independent directors as Presiding Director. We believe that the number of independent, experienced directors that make up our Board, along with the independent oversight of our Presiding Director, benefits Whirlpool and its stockholders. Mr. Allen is currently serving as the Presiding Director.

12 l Notice of Annual Meeting of Stockholders and 2018 Proxy Statement

Board of Directors and Corporate Governance

We recognize that different board leadership structures may be appropriate for companies in different situations and believe that no one structure is suitable for all companies. The Board of Directors believes that our current leadership structure, which separates the Chairman and Chief Executive Officer roles and designates an independent Presiding Director, is appropriate at this time in ensuring leadership continuity at the Board level throughout the CEO transition period. Mr. Fettig, as executive Chairman, remains involved in long-term strategic planning and other key matters, including major transactions and government relations, and continues to advise Mr. Bitzer. Given Mr. Fettig's long tenure as CEO and in-depth knowledge of the Company, the Board believes that Mr. Fettig remains best positioned to develop Board agendas that focus on the most critical matters requiring the Board's time and attention. Mr. Fettig also presides over meetings of the full Board and focuses on Board oversight responsibilities and risk management.
As Mr. Fettig is not an independent director, the Board continues to believe it is appropriate for the independent directors to elect one independent director to serve as a Presiding Director.

Presiding Director Responsibilities
•	Preside at executive sessions of nonemployee directors
•	Coordinate with the Chairman of the Board and the Chief Executive Officer in establishing the annual agenda and topic items for Board meetings
•	Serve as a focal point for managing stockholder communication with independent directors
•	Retain independent advisors on behalf of the Board as the Board may determine is necessary or appropriate
•
Assist the Human Resources Committee with the annual evaluation of the performance of the Chairman of the Board and the Chief Executive Officer, and in conjunction with the Chair of the Human Resources Committee, meet with the Chairman of the Board and the Chief Executive Officer to discuss the results of such evaluation

•	Perform such other functions as the independent directors may designate from time to time

Our Board conducts an annual evaluation in order to determine whether it and its committees are functioning effectively. As part of this annual self-evaluation, the Board evaluates whether the current leadership structure continues to be optimal for Whirlpool and its stockholders. Our Corporate Governance Guidelines provide the flexibility for our Board to modify or continue our leadership structure in the future, as it deems appropriate.
Risk Oversight
Our Board is responsible for overseeing Whirlpool's risk management. The Board focuses on Whirlpool's general risk management strategy and the most significant risks facing Whirlpool, and ensures that appropriate risk mitigation policies and procedures are implemented by management. The Board receives risk management updates from management in connection with its general oversight and approval of corporate matters.

The Board has delegated to the Audit Committee oversight of Whirlpool's risk management process. Among its duties, the Audit Committee reviews with management:

•	Whirlpool's policies with respect to risk assessment and management of risks that may be material to Whirlpool;

•	Whirlpool's system of disclosure controls and system of internal controls over financial reporting;

•	Whirlpool's compliance with legal and regulatory requirements; and

Notice of Annual Meeting of Stockholders and 2018 Proxy Statement l 13

Board of Directors and Corporate Governance

•	Major legislative and regulatory developments that could materially impact Whirlpool's contingent liabilities and risks.
Our other Board committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full Board as appropriate, including when a matter rises to the level of a material or enterprise level risk.
Whirlpool's management is responsible for day-to-day risk management. Our risk management, internal audit, and compliance areas serve as the primary monitoring and testing functions for Company-wide policies and procedures and manage the day-to-day oversight of the risk management strategy for the ongoing business of Whirlpool. This oversight includes identifying, evaluating, and addressing potential risks that may exist at the enterprise, strategic, operational, and compliance and financial reporting levels.
We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing Whirlpool, and that our Board leadership structure supports this approach.
Compensation Risk Assessment
Whirlpool regularly reviews its employee compensation programs based on several criteria, including the extent to which they may result in risk to the Company. Our compensation function, with assistance from the risk management and internal audit functions, annually assesses whether our compensation programs create incentives or disincentives that materially affect risk taking or are reasonably likely to have a material adverse effect on the Company. The Human Resources Committee, with the assistance of Frederic W. Cook & Co., Inc. ("FW Cook"), evaluates the results of this assessment. As part of this assessment, management and the Human Resources Committee considered the following risk-mitigating features of our compensation programs.

Risk Mitigating Features of Whirlpool's Compensation Programs
•	Annual and long-term performance metrics used in our global compensation programs are multiple, different, balanced, and more heavily weighted toward corporate-wide, audited metrics.
•	Long-term incentive compensation represents a significant portion of our compensation mix.
•	Metrics used in the executive compensation programs are approved by the Human Resources Committee which is composed solely of independent directors.
•	The Human Resources Committee retains an independent advisor that is involved with an ongoing review of the executive compensation program.
•	Significant stock ownership guidelines are in place for executives.
•	Claw-back provisions for variable compensation programs are in place in the event of misconduct.
•	Our incentive designs avoid objectives that might maximize short-term payouts at the expense of long-term sustainable performance.
•
We have limited commission incentive programs which are designed to pay out based on profitability and are subject to multiple layers of management review, including an annual review of plan design and results by regional senior management.

Based on this assessment, the Human Resources Committee has concluded that our compensation programs do not create risks that would be reasonably likely to have a material adverse effect on the Company.

14 l Notice of Annual Meeting of Stockholders and 2018 Proxy Statement

Board of Directors and Corporate Governance

Communications Between Stockholders and the Board
The Board has adopted procedures for communications by stockholders and other interested parties with the Board, the Presiding Director, the independent directors as a group, and individual directors.  The Board has designated the Corporate Secretary as its agent for the receipt and processing of such communications.

Interested parties may send communications to the Board as a whole, the Chairman of the Board, the Presiding Director, the independent directors as a group, a committee of the Board, a committee chair, or individual directors:

•	Electronically by email to: corporate_secretary@whirlpool.com; or

•	In writing by letter to:

[Name of Director or Group]
c/o Corporate Secretary
Whirlpool Corporation
2000 North M-63, MD 3602
Benton Harbor, MI 49022

Such communications should clearly identify the intended recipient.

Majority Voting for Directors; Director Resignation Policy
Whirlpool's by-laws require directors to be elected by the majority of the votes cast with respect to such director in uncontested elections (number of shares voted "for" a director must exceed the number of votes cast "against" that director). In a contested election (a situation in which the number of nominees exceeds the number of directors to be elected), directors will be elected by a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. If a nominee who is serving as a director is not elected at the annual meeting, under Delaware law the director would continue to serve on the Board as a "holdover director." However, under our Board's policy, any director who fails to be elected must offer to tender his or her resignation to the Board. The Board will nominate for election or reelection as director only candidates who agree to tender, promptly following the annual meeting at which they are elected or reelected as director, irrevocable resignations that will be effective upon (1) the failure to receive the required vote at the next annual meeting at which they face reelection and (2) Board acceptance of such resignation. In addition, the Board will fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors in accordance with this Board policy.
If an incumbent director fails to receive the required vote for reelection, the Corporate Governance and Nominating Committee will act on an expedited basis to determine whether to accept the director's resignation and will submit such recommendation for prompt consideration by the Board. The Board expects the director whose resignation is under consideration to abstain from participating in any decision regarding that resignation. The Corporate Governance and Nominating Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director's resignation.
Code of Ethics
All of Whirlpool's directors and employees, including our Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer, are required to abide by our Code of Ethics to ensure that our business is conducted in a consistently legal and ethical manner. The Code of Ethics covers all areas of professional conduct, including employment policies, conflicts of interest, fair dealing, and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business. We intend to disclose

Notice of Annual Meeting of Stockholders and 2018 Proxy Statement l 15

Board of Directors and Corporate Governance

future amendments to, or waivers from, certain provisions of the Code of Ethics for executive officers and directors on our website within four business days following the date of any such amendment or waiver.
Director Nominations by Stockholders
In October 2016, our Board adopted a "proxy access" by-law, the result of the Company's engagement with many stockholders on the subject. The proxy access by-law allows a stockholder, or a group of up to 20 stockholders, who have held 3% or more of our outstanding shares continuously for at least three years to nominate, and include in the Company's proxy materials, director nominees constituting up to the greater of two individuals or 20% of our Board, provided that the stockholder(s) and nominee(s) satisfy the requirements specified in Article II, Section 13 of our by-laws.
To be included in the proxy materials for our 2019 Annual Meeting of shareholders, we must receive a stockholder's notice to nominate a director under our proxy access by-law between October 9, 2018 and November 8, 2018. Such notice must be delivered to, or mailed to and received by, the Corporate Secretary of Whirlpool. The notice must contain the information required by our by-laws, and the stockholder(s) and nominee(s) must comply with the information and other requirements in our by-laws relating to the inclusion of stockholder nominees in our proxy materials.
Nomination of a director to be submitted for consideration at the 2019 annual meeting of stockholders, but not intended to be included as a "proxy access" nominee, must be received by the Corporate Secretary of Whirlpool personally or by registered or certified mail by January 16, 2019, and must satisfy the procedures set forth in Whirlpool's by-laws to be considered at the meeting. Our by-laws are posted for your convenience on the Whirlpool website: www.whirlpoolcorp.com/by-laws. Whirlpool believes that all nominees must, at a minimum, meet the selection criteria established by the Corporate Governance and Nominating Committee. The Board evaluates director nominees recommended by stockholders in the same manner in which it evaluates other director nominees. Whirlpool has established, through its Corporate Governance and Nominating Committee, selection criteria that identify desirable skills and experience for prospective Board members, including those properly nominated by stockholders.
Board Composition
The Board, with the assistance of the Corporate Governance and Nominating Committee, selects potential new Board members using criteria and priorities established from time to time. We believe it is valuable to have directors with varying lengths of service in order to strike the right balance between renewal and continuity. The introduction of four new independent directors in the past four years has brought fresh perspectives to our Board. Our experienced directors have deep knowledge of our operations and the evolution of our strategy. In addition, longer service on our Board has provided several directors with significant exposure during various economic cycles to both our business and our industry. The Corporate Governance and Nominating Committee leads the Board's annual self-evaluation process and regularly reviews the relevant skill sets for director candidates. Our Corporate Governance Guidelines provide for retirement at age 72. Currently, our average tenure of independent directors is 7.8 years. Consequently, we believe that our current practices are sufficient to provide for board refreshment.
To assist the Corporate Governance and Nominating Committee in identifying potential director nominees who meet the criteria and priorities established from time to time and to facilitate the screening and nomination process for such nominees, the Corporate Governance and Nominating Committee has retained third-party search firms. The Corporate Governance and Nominating Committee retains the sole authority to retain and terminate any search firm to be used to identify director candidates, including sole authority to approve the search firm's fees and other retention terms. During 2017, the Corporate Governance and Nominating Committee engaged Heidrick & Struggles and RSR Partners to assist the Committee in identifying and soliciting potential candidates to join our Board.

16 l Notice of Annual Meeting of Stockholders and 2018 Proxy Statement

Board of Directors and Corporate Governance

Desired personal qualifications for director nominees include: intelligence, integrity, strength of character, and commitment. Nominees should also have the sense of timing required to assess and challenge the way things are done and recommend alternative solutions to problems; the independence necessary to make an unbiased evaluation of management performance and effectively carry out responsibilities of oversight; an awareness of both the business and social environment in which today's corporation operates; and a sense of urgency and spirit of cooperation that will enable them to interact with other Board members in directing the future, profitable growth of Whirlpool. Desired experience for director nominees includes: at least ten years of experience in a senior executive role with a major business organization, preferably as either Chief Executive Officer or Chairman (equivalent relevant experience from other backgrounds such as academics or government may also be considered); a proven record of accomplishment and line operating (or equivalent) experience; first-hand experience with international operations; a working knowledge of corporate governance issues and the changing role of the Board; and exposure to corporate programs designed to create stockholder value, while balancing the needs of all stakeholders. Director nominees should not be employed by or affiliated with any organization that has significantly competitive lines of business or that may otherwise present a conflict of interest. The composition, skills, and needs of the Board change over time and will be considered in establishing the profile of desirable candidates for any specific opening on the Board. The Corporate Governance and Nominating Committee has determined that it is desirable for the Board to have a variety of differences in viewpoints, professional experiences, educational background, skills, race, gender, age, and national origin, and considers diversity and background in its selection process.
Corporate Governance Guidelines and Other Available Information
Whirlpool is committed to the highest standards of corporate governance. On the recommendation of the Corporate Governance and Nominating Committee, the Board adopted a set of Corporate Governance Guidelines for Operation of the Board of Directors.
Whirlpool's current Corporate Governance Guidelines, Code of Ethics, by-laws, and written charters for its Audit, Corporate Governance and Nominating, Human Resources, and Finance committees are posted on the Whirlpool website: www.whirlpoolcorp.com/policies. Stockholders may also request a free copy of these documents from: Investor Relations, Whirlpool Corporation, 2000 North M-63, Mail Drop 2609, Benton Harbor, Michigan, 49022; (269) 923-2641.
Related Person Transactions

The Board has adopted written procedures relating to the Corporate Governance and Nominating Committee's review and approval of transactions with related persons that are required to be disclosed in proxy statements by Securities and Exchange Commission regulations ("related person transactions"). A "related person" is defined under the applicable Securities and Exchange Commission regulation and includes our directors, executive officers, and owners of 5% or more of our common stock. The Corporate Secretary administers procedures adopted by the Board with respect to related person transactions and the Corporate Governance and Nominating Committee reviews and approves all such transactions. At times, it may be advisable to initiate a transaction before the Corporate Governance and Nominating Committee has evaluated it, or a transaction may begin before discovery of a related person's participation. In such instances, management consults with the Chairman of the Corporate Governance and Nominating Committee to determine the appropriate course of action. Approval of a related person transaction requires the affirmative vote of the majority of disinterested directors on the Corporate Governance and Nominating Committee. In approving any related person transaction, the Corporate Governance and Nominating Committee must determine that the transaction is fair and reasonable to Whirlpool. The Corporate Governance and Nominating Committee periodically reports on its activities to the Board. The written procedures relating to the Corporate Governance and Nominating Committee's review and approval of related person transactions is available on our website: www.whirlpoolcorp.com/policies.

Notice of Annual Meeting of Stockholders and 2018 Proxy Statement l 17

Human Resources Committee Interlocks; Security Ownership

Human Resources Committee Interlocks and Insider Participation

During fiscal 2017, Messrs. Allen, Perez, Johnston, Creed, Manwani, and White, and Mses. Elliott and Dietz served as members of the Human Resources Committee. No member of the Human Resources Committee was at any time during 2017 an officer or employee of Whirlpool and no member of the Human Resources Committee has formerly been an officer of Whirlpool. In addition, no "compensation committee interlocks" existed during fiscal year 2017.

Security Ownership

The following table presents the ownership on December 31, 2017 of the only persons known by us as of February 15, 2018 to beneficially own more than 5% of our common stock, based upon statements on Schedule 13G filed by such persons with the Securities and Exchange Commission.

Schedule 13G Filed On	Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
2/9/2018	The Vanguard Group Inc.(1) 100 Vanguard Blvd. Malvern, PA 19355	7,143,517	10.11%
2/8/2018	BlackRock, Inc.(2) 55 East 52nd Street New York, NY 10055	4,731,601	6.69%

(1)
Based solely on a Schedule 13G/A filed with the SEC by The Vanguard Group Inc. ("Vanguard Group"), a registered investment advisor. Vanguard Group has sole voting power with respect to 102,012 shares, sole dispositive power with respect to 7,027,120 shares, shared voting power with respect to 18,075 shares, and shared dispositive power with respect to 116,397 shares.

(2)
Based solely on a Schedule 13G/A filed with the SEC by BlackRock, Inc. ("BlackRock"). BlackRock has sole voting power with respect to 4,019,494 shares and sole dispositive power with respect to 4,731,601 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires Whirlpool's directors and executive officers and persons who own more than 10% of Whirlpool's common stock (each, a "reporting person") to file with the SEC initial reports of ownership and reports of changes in ownership of Whirlpool's common stock. Based solely on its review of the copies of such reports furnished to or prepared by Whirlpool and written representations that no other reports were required, Whirlpool believes that all Section 16(a) filing requirements applicable to reporting persons were complied with during the fiscal year ended December 31, 2017.

18 l Notice of Annual Meeting of Stockholders and 2018 Proxy Statement

Beneficial Ownership

Beneficial Ownership

The following table reports beneficial ownership of common stock by each director, nominee for director, and the Named Executive Officers (as defined elsewhere in this proxy statement), and all directors and executive officers of Whirlpool as a group, as of February 1, 2018. Beneficial ownership includes, unless otherwise indicated, all shares with respect to which each director or executive officer, directly or indirectly, has or shares the power to vote or to direct the voting of such shares, or to dispose or direct the disposition of such shares. The address of all directors and executive officers named below is c/o Whirlpool Corporation, 2000 North M-63, MD 3602, Benton Harbor, Michigan, 49022.

Name	Shares Beneficially Owned (1)	Deferred Stock Units (2)	Shares Under Exercisable Options (3)	Total (4)	Percentage (* Less than 1%)
Samuel R. Allen	12,787	—	—	12,787	*
Marc R. Bitzer	70,878	49,965	91,094	211,937	*
João C. Brega	28,224	1,832	12,878	42,934	*
Greg Creed	2,000	788	—	2,788	*
Gary T. DiCamillo	7,411	17,404	10,479	35,294	*
Diane M. Dietz	5,893	—	—	5,893	*
Gerri T. Elliott	3,866	—	—	3,866	*
Jeff M. Fettig	223,507	227,846	1,125,669	1,577,022	2.19%
Michael F. Johnston	3,705	13,980	8,679	26,364	*
Joseph T. Liotine	23,004	2,229	10,520	35,753	*
John D. Liu	1,000	7,473	—	8,473	*
James M. Loree	10	1,000	—	1,010	*
Harish Manwani	4,865	—	—	4,865	*
William D. Perez	7,239	3,018	1,357	11,614	*
James W. Peters	12,861	360	8,417	21,638	*
Larry O. Spencer	1,000	788	—	1,788	*
David T. Szczupak	23,954	—	16,834	40,788	*
Michael D. White	2,700	13,424	—	16,124	*
All directors and executive officers as a group (18 persons)	428,905	340,107	1,276,385	2,045,397	2.83%

(1)
Does not include 1,254,354 shares held by the Whirlpool 401(k) Trust (but does include 12,208 shares held for the accounts of executive officers). Includes restricted stock units that become payable (assuming that performance-based restricted stock units pay out at target) within 60 days of February 1, 2018, before deferrals and tax liabilities.

(2)
Represents the number of shares of common stock, based on deferrals made into the Deferred Compensation Plan II for Nonemployee Directors, one of the executive deferred savings plans, or the terms of deferred stock awards, that we are required to pay to a nonemployee director when the director leaves the Board or to an executive officer when the executive officer is no longer an employee. None of these deferred stock units have voting rights.

(3)	Includes shares subject to options that will become exercisable within 60 days of February 1, 2018.

(4)	May include restricted stock units and option shares which cannot be voted until vesting or exercise, as applicable.

Notice of Annual Meeting of Stockholders and 2018 Proxy Statement l 19

Nonemployee Director Compensation

Nonemployee Director Compensation

We provide a comprehensive compensation program in order to attract and retain qualified directors and support stockholder alignment objectives. The compensation program consists of cash and stock retainers. Each director receives a one-time grant of 1,000 shares of common stock at the time a director first joins the Board, and one-half of the annual director compensation is paid in stock.

2017 Nonemployee Director Compensation
Type of Compensation	Amount
Annual Cash Retainer	$130,000
Annual Stock Awards Retainer*	773
Annual Retainer for Committee Chair (in addition to other retainers):
Audit Committee	$20,000
Human Resources Committee	$20,000
All Other Committees	$15,000
Annual Retainer for Presiding Director (in addition to other retainers):	$25,000
* Grant of stock on the date of the annual meeting of stockholders, with the number of shares to be issued determined by dividing the annual cash retainer by the price of a single share of Whirlpool stock at the close of business on the annual meeting date.
Deferral of Annual Retainer and Stock Grants
A nonemployee director may elect to defer any portion of the annual cash retainer and annual stock award retainer until he or she ceases to be a director. Under this policy, when the director's term ends, any deferred annual retainer will be made in a lump sum or in monthly or quarterly installments. In addition, payment of any deferred annual stock grant will be made as soon as is administratively feasible. Annual cash retainers deferred on or before December 31, 2004 accrue interest quarterly at a rate equal to the prime rate in effect from time to time. Annual cash retainers deferred after December 31, 2004 may be allocated to notional investments that mirror those available to participants in our U.S. 401(k) plan, with the exception of the Whirlpool stock fund.
Stock Ownership Guidelines
The Board has established a guideline for nonemployee directors to have equity ownership of Whirlpool stock equal in value to five times the basic annual cash retainer, with a five-year timetable to obtain this objective. Each nonemployee director's progress toward achieving the requisite level of ownership is reviewed annually. As of the end of 2017, all nonemployee directors met, or were on track to meet, this requirement. These ownership guidelines are based on a review of competitive market practice conducted by FW Cook, our independent compensation consultant.

20 l Notice of Annual Meeting of Stockholders and 2018 Proxy Statement

Nonemployee Director Compensation

Other Compensation Elements
For evaluative purposes, Whirlpool permits nonemployee directors to test Whirlpool products for home use. Directors are not reimbursed for any income tax they incur as a result of this policy. Directors are reimbursed for business expenses related to attendance at Board and committee meetings and for attendance at qualified third-party director education programs. On rare occasions for personal convenience, a director's spouse or other family member may accompany a director on a Whirlpool aircraft flight. No additional operating cost is incurred by Whirlpool in such situations and the director is taxed on the value of the benefit. A director's qualifying charitable contribution of up to $10,000 will be matched by the Whirlpool Foundation annually. Whirlpool also pays the premiums to provide each nonemployee director who served on the Board as of January 1, 2011 with (1) term life insurance while serving as a director, equal to one-tenth of the director's basic annual cash retainer times the director's months of service, unless the director has opted out of coverage, and (2) travel accident insurance of $1 million when traveling on Whirlpool business.
Nonemployee Director Compensation Table

Name	Fees Earned or Paid in Cash (1) ($)	Stock Awards (2) ($)	All Other Compensation (3) ($)	Total ($)
Samuel R. Allen	160,000	129,972	614	290,586
Greg Creed	111,940	307,162	2,067	421,169
Gary T. DiCamillo	135,000	129,972	5,145	270,117
Diane M. Dietz	130,000	129,972	1,048	261,020
Gerri T. Elliott	130,000	129,972	4,010	263,982
Michael F. Johnston	155,000	129,972	2,037	287,009
John D. Liu	130,000	129,972	2,721	262,693
James M. Loree	4,946	165,360	614	170,920
Harish Manwani	130,000	129,972	314	260,286
William D. Perez	145,000	129,972	5,285	280,257
Larry O. Spencer	130,000	129,972	4,866	264,838
Michael D. White	150,000	129,972	35,886	315,858

(1)	The aggregate dollar amount of all fees earned or paid in cash for services as a director, including all annual retainer fees, before deferrals and relinquishments.

(2)
Reflects fair value of shares, before deferrals, awarded in 2017 at grant. The fair value for financial reporting purposes will likely vary from the amount the director actually receives based on factors such as stock price fluctuations and sale date. See the "Share-based Incentive Plans" Note contained in our Annual Report on Form 10-K for a discussion of the relevant assumptions used to account for these awards. As of December 31, 2017, none of our nonemployee directors were deemed to have outstanding stock awards because all stock awards vest immediately.

(3)	The table below presents an itemized account of 2017 nonemployee director "All Other Compensation".

Notice of Annual Meeting of Stockholders and 2018 Proxy Statement l 21

Nonemployee Director Compensation

Name	Life Insurance Premiums ($)	Charitable Program (a) ($)	Whirlpool Appliances and Other Benefits ($)	Total ($)
Samuel R. Allen	—	—	614	614
Greg Creed	—	—	2,067	2,067
Gary T. DiCamillo	—	—	5,145	5,145
Diane M. Dietz	—	—	1,048	1,048
Gerri T. Elliott	—	—	4,010	4,010
Michael F. Johnston	—	—	2,037	2,037
John D. Liu	2,107	—	614	2,721
James M. Loree	—	—	614	614
Harish Manwani	—	—	314	314
William D. Perez	2,231	—	3,054	5,285
Larry O. Spencer	—	—	4,866	4,866
Michael D. White	2,958	32,314	614	35,886

(a)
Includes 2017 interest cost related to a charitable program eliminated by the Board, prospectively, as of January 1, 2008. Through 2007, each nonemployee director could irrevocably choose to relinquish some or all of their annual cash retainer, which Whirlpool could then, in its discretion, award to as many as three charities upon the director's death. The maximum amount payable under the Charitable Program upon Mr. White's death is $1.5 million. Mr. White is the only active director with a benefit under this program.

22 l Notice of Annual Meeting of Stockholders and 2018 Proxy Statement

Compensation Discussion and Analysis

Compensation Discussion and Analysis

In this section, we provide a detailed description of our executive compensation programs, including our pay-for-performance philosophy and the long-term stockholder value strategy underpinning the programs, the individual elements of the programs, the methodology and processes used by the Human Resources Committee (the "Committee") to make compensation decisions, and the relationship between Whirlpool performance and compensation delivered in fiscal 2017.

The discussion in the CD&A focuses on our CEO (both current and former), CFO, and the three most highly compensated executive officers (the "NEOs") for the year, who were:
•	Jeff M. Fettig	Executive Chairman of the Board and former Chief Executive Officer*
•	Marc R. Bitzer	President and Chief Executive Officer*
•	James W. Peters	Executive Vice President and Chief Financial Officer
•	Joseph T. Liotine	Executive Vice President and President, Whirlpool North America (NAR)
•	João C. Brega	Executive Vice President and President, Whirlpool Latin America (LAR)
•	David T. Szczupak	Executive Vice President, Global Product Organization
* Mr. Bitzer succeeded Mr. Fettig as Chief Executive Officer, effective October 1, 2017.

I. Executive Summary

2017 Company Results

Whirlpool achieved solid financial results in 2017, including record revenues, the second best year of ongoing earnings per share in the Company's 106-year history, and improved free cash flow. GAAP earnings per share were impacted by a one-time non-cash charge related to tax reform, and both GAAP and ongoing results were impacted by significantly increased raw material costs globally. Despite these challenges, the Company delivered the following value-creating results:

•	Delivered revenues of $21.3 billion, a record, with growth of 1.5% excluding the favorable impact of currency.

•	Delivered GAAP earnings per share of $4.70, which included a one-time, non-cash charge of approximately $420 million related to tax reform, and ongoing earnings per share of $13.74[1].

•
Continued to invest in product leadership and innovation, including $684 million in capital expenditures and approximately $600 million in research and development, which helped launch more than 100 new products throughout the world in 2017.

•	Generated cash provided by operating activities of $1.3 billion and free cash flow of $707 million[1], an improvement compared to the prior year.

•
Returned a record $1.1 billion of cash to shareholders, including approximately $750 million in share repurchases and $312 million in quarterly dividends, which were increased for the 7th consecutive year.

•
Continued to invest in our leadership talent pipeline and increased engagement globally. The Company's employee engagement score of 85 surpasses both consumer products companies and “best-in-class” companies.

[1]For a reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, please see Annex B.

Notice of Annual Meeting of Stockholders and 2018 Proxy Statement l 23

Compensation Discussion and Analysis

Pay-for-Performance Philosophy

Whirlpool is dedicated to achieving global leadership in all our product categories and to delivering superior stockholder value. To achieve our objectives, we manage to a pay-for-performance philosophy based on the following guiding principles:

•	Compensation should be incentive-driven with a focus on both short-term and long-term results;

•	A significant portion of pay should be performance-based, with the proportion varying in direct relation to an executive's level of responsibility;

•	Components of compensation should be linked to the drivers of sustainable stockholder value over the long term; and

•	Compensation should be tied to an evaluation of business results and individual performance.

2017 Compensation Programs Review
The Committee considers the results of the annual "Say on Pay" vote, among other factors, in making decisions regarding executive compensation programs. We received very strong support with approximately 95% of the votes cast for our "Say on Pay" vote at our 2017 annual meeting voting in favor of our 2016 named executive officer compensation programs. The Committee recognizes that market practices and stockholder views on executive compensation practices continue to evolve. In recognition of this, we regularly engage in discussions with our stockholders regarding compensation matters and believe that this ongoing stockholder outreach process strengthens our understanding of stockholder concerns and the issues on which they are focused. The Committee works closely with its independent advisor and the management team to evaluate and make changes to provide executive compensation programs that are designed to effectively link pay with performance, support the creation of sustainable stockholder value over the long term, and consistently apply good governance practices.
After considering the 2017 “Say on Pay” results and feedback received during the stockholder outreach process described above, the Committee determined that Whirlpool's executive compensation programs continued to be appropriate and did not make any specific changes to Whirlpool's executive compensation programs in response to the 2017 “Say on Pay” vote.
Compensation Programs Highlights
The following table summarizes executive compensation practices that we have implemented to align pay with performance, as well as practices we avoid because we do not believe they serve the long-term interests of our stockholders.

24 l Notice of Annual Meeting of Stockholders and 2018 Proxy Statement

Compensation Discussion and Analysis

What We Do
•	Pay for performance
•	Use an independent compensation consulting firm that is solely engaged to provide executive compensation services to Whirlpool
•	Cap short-term and long-term incentive award payouts at market-competitive levels
•	Set robust stock ownership guidelines for our executives (7x salary multiple for CEO)
•
Subject all variable pay to a compensation recovery "claw-back" that is potentially applicable in the event of misconduct or violation of Company policy, a material financial restatement, violation of non-competition restrictions, and for any other reason considered by the Committee to be detrimental to the Company or its interests

•	Have "double-trigger" change-in-control agreements
•	Carefully manage risk in our compensation programs to protect against unintended outcomes
•	Provide modest but market-competitive perquisites deemed necessary to attract and retain top talent

What We Don't Do
•	Allow hedging or pledging of Whirlpool stock by executive officers and directors
•	Provide excise tax gross-ups to any executive
•	Enter into employment contracts except as required by local law or prevailing local market practice
•	Pay dividends or dividend equivalents on grants of any performance-based or time-based restricted stock units prior to vesting
•	Reprice or reload stock options

II. How Compensation Decisions Are Made
Role of the Human Resources Committee
The Committee has overall responsibility for Whirlpool's executive compensation programs. Typically, the Committee adopts the compensation goals and objectives for awards under our short-term and long-term incentive plans at its meeting in February each year. The Committee considers and decides the principal elements of each NEO's compensation package at this meeting. The Committee also evaluates CEO performance for the most recently completed year and establishes target CEO compensation for the current year at this meeting. Throughout the year, the Committee evaluates the overall effectiveness of our compensation philosophy and programs in supporting our business strategy and human resources objectives. The Committee also reviews management's recommendations regarding hiring, promotion, retention, severance, and individual executive compensation packages related to those events.
To determine target pay levels, the Committee relies on external competitive market data, internal equity among the executives, individual performance and contributions, and guidance from the independent compensation consultant. To determine the payout of incentive awards, the Committee considers Company performance and management's assessment of individual performance. While the Committee requests and considers recommendations from its independent compensation consultant and from management, ultimately the Committee decides these matters in its sole discretion.

Notice of Annual Meeting of Stockholders and 2018 Proxy Statement l 25

Compensation Discussion and Analysis

Role of the Independent Compensation Consultant
The Committee engages an independent compensation consultant to advise on Whirlpool's executive compensation programs and practices. The Committee has the sole authority and responsibility to select, retain, and terminate any consulting firm assisting in the evaluation of director, CEO, or senior executive compensation, and to approve the compensation consultant's fees and terms of engagement. The Committee continued to retain Frederic W. Cook & Co., Inc. ("FW Cook") in 2017 as its independent compensation consultant because of its extensive expertise and its independence from any other business relationship with Whirlpool.
FW Cook did not perform any services for Whirlpool in 2017 other than those requested by the Committee related to executive and board of director compensation. FW Cook analyzed the effectiveness of pay-for-performance programs and assisted the Committee with a variety of ongoing items, including a review of materials prepared by management in advance of Committee meetings and the review of public disclosures, including this Compensation Discussion and Analysis and the accompanying tables and narrative footnotes. FW Cook also reviewed the proposed 2018 Omnibus Stock and Incentive Plan and provided analysis and advice to the Committee and management on typical market practices and emerging best practices.

As part of its ongoing role, FW Cook assists the Committee in understanding prevalent market practices and emerging trends. FW Cook also reviews compensation provided to the NEOs, based on an assessment of the compensation of executives in comparable positions within the comparator group (described under Benchmarking). With respect to the CEO and the Executive Chairman, FW Cook provides alternatives to the Committee, without the CEO's and the Executive Chairman's input, for Whirlpool's CEO and Executive Chairman compensation (base salary, target incentive award levels, and mix of pay components). FW Cook assisted the Committee in structuring compensation for the CEO and the Executive Chairman as part of the leadership transition that occurred in 2017.
The Committee determined that the work of FW Cook did not raise any conflicts of interest in 2017. In making this assessment, the Committee considered the independence factors enumerated under SEC and NYSE rules, including the fact that FW Cook does not provide any other services to Whirlpool, the level of fees received from Whirlpool as a percentage of FW Cook's total revenue, policies and procedures employed by FW Cook to prevent conflicts of interest, and whether FW Cook or the individual FW Cook advisors to the Committee own any Whirlpool stock or have any business or personal relationships with members of the Committee or our executive officers.
Role of Management
Each year, the CEO and Chief Human Resources Officer make recommendations to the Committee regarding the design of the compensation and benefit programs for all executive officers. In addition, the CEO makes recommendations with respect to base salary, short-term cash incentive compensation, long-term incentive compensation, and total compensation levels for the NEOs other than himself, based on his assessment of individual performance and contribution to Whirlpool. The CEO and Chief Human Resources Officer recommend the performance metrics to be used in establishing performance goals for the short-term cash incentive and long-term equity and cash incentive programs for adoption by the Committee. The Committee has authority to adopt or modify these metrics in its sole discretion. In addition, the CEO assesses the individual performance of the other NEOs to assist the Committee in making determinations regarding awards to be paid out under incentive programs.

26 l Notice of Annual Meeting of Stockholders and 2018 Proxy Statement

Compensation Discussion and Analysis

Competitive Market Compensation Analysis
While the Committee considers relevant market pay practices when setting executive compensation, it does not believe it appropriate to establish compensation levels based only on market practices. Company performance and compensation levels relative to similar companies and other market-competitive data is one of multiple factors the Committee considers in deciding executive compensation (see further discussion in "What We Pay and Why", beginning on page 28).

For 2017, the Committee utilized the comparator group of companies listed below to provide competitive reference points for executive compensation. This comparator group was recommended based upon advice from the Committee's independent consultant. The Committee removed two companies from the peer group used to determine 2016 executive compensation: Motorola Solutions and Xerox Corporation, primarily due to changes in those businesses which reduced revenue and shifted away from a consumer focus. To replace these companies, the Committee added Caterpillar, Danaher, Kimberly-Clark, Lear, and Newell Brands. All five new companies meet multiple screening criteria, including similarity to Whirlpool in global operations, revenue, income, assets, market capitalization, number of employees, lines of business, and required management skills. Additionally, companies in the comparator group are recognized for their excellence in the areas of consumer focus and trade customer relations and for possessing highly complex global supply chains and manufacturing footprints.

2017 Comparator Group
3M Company
Caterpillar, Inc.
Colgate-Palmolive Company
Cummins, Inc.
Danaher Corporation
Deere & Company
Eaton Corporation plc
Emerson Electric Co.
The Goodyear Tire & Rubber Company
Honeywell International, Inc.

Illinois Tool Works, Inc.
Ingersoll-Rand plc
Johnson Controls International plc
Kellogg Company
Kimberly-Clark Corporation
Lear Corporation
Newell Brands, Inc.
Parker Hannifin Corporation
Stanley Black & Decker, Inc.
Textron, Inc.

Based on information provided by the independent compensation consultant, the median statistics of our comparator group when the Committee determined NEO pay in February 2017 (dollar values in millions) were:

Metrics	Median of Comparator Group	Whirlpool
Revenue (Trailing 12 Months [TTM])	$16,158	$20,622
Net Income (TTM)	$1,500	$888
Assets (Most Recent Quarter)	$17,431	$20,190
Market Capitalization (December 31, 2016)	$31,478	$13,652
Employees	55,984	92,000 (1)
Note: Data from S&P Capital IQ, analyzed by FW Cook.
(1) As of December 31, 2017.
We supplement the publicly-disclosed compensation data from comparator company proxy statements with data from proprietary surveys purchased from third-party consulting firms and data vendors. These independently conducted surveys generally include data from numerous organizations across various industry groupings and specific international regions, and also allow for comparisons to be made on the basis of job scope and other measures relevant to Whirlpool. Our compensation analyses provide insight into prevalent market pay levels and leading practices in both compensation program design and governance.

Notice of Annual Meeting of Stockholders and 2018 Proxy Statement l 27

Compensation Discussion and Analysis

III. What We Pay and Why
The Committee sets target compensation for each executive after careful consideration of several factors, including:

•	External competitive market pay levels and practices;

•	Internal business needs and strategic priorities;

•	The individual executive's role and responsibilities, experience, tenure, contributions, achievements, and past performance;

•	Future performance expectations and needs of the Company;

•	Compensation history of each executive; and

•	Internal equity with other executives.

The elements of our compensation programs reflect our pay-for-performance philosophy. The Committee creates a compensation package for each NEO that contains a mix of compensation elements that it believes best addresses each NEO's responsibilities and best achieves our overall compensation objectives.
Our compensation programs are designed so that an individual's target compensation opportunity rises as job responsibility increases, with the portion of performance-based compensation rising as a percentage of total target compensation. This design seeks to ensure that the most senior executives who are responsible for development and execution of our strategic plan are held most accountable for operational performance results and changes in stockholder value over time. As a result, actual total compensation of an executive is more dependent on performance than total compensation of employees at other levels, resulting in larger increases and decreases in realized pay when performance results exceed, or fall short, of goals.
In addition, the Committee makes distinctions in the mix of cash and equity components in shaping each NEO's compensation package. Generally, the proportion of equity compensation rises with increasing job responsibility to provide for further alignment in the interests of executives and our long-term stockholders.

28 l Notice of Annual Meeting of Stockholders and 2018 Proxy Statement

Compensation Discussion and Analysis

Element	Form	2017 Metrics	Characteristics/Purpose

Base Salary¹	Cash	N/A	Fixed component based on responsibility, experience, and performance

Short-term Incentives¹	Annual Performance Cash Award	Ongoing Earnings before Interest & Taxes (EBIT) -- 50% Free Cash Flow -- 50%	Performance-based variable cash incentive to reward for achieving annual financial and individual performance goals

Long-term Incentives¹	Performance-based Restricted Stock Units & Performance Cash Units	Cumulative Ongoing Earnings per Share (EPS) -- 50% Return on Invested Capital -- 50% Stock price (for RSUs)	Motivate and reward employees for the achievement of Whirlpool's financial and strategic performance over a preset three-year period beginning January 1, and promote retention

	Stock Options	Stock price appreciation	Provide incentive for long-term stock price appreciation and promote retention

	Time-based Restricted Stock Units	Stock price	Provide incentive for long-term stock value creation and promote retention

Other Benefits	Health and Welfare Benefits	N/A	NEOs generally participate in the same health and welfare benefit programs available to substantially all salaried employees

	Retirement Benefits²	N/A
U.S.-based NEOs participate in tax-qualified and non-qualified defined benefit and defined contribution retirement plans designed to provide a market-competitive level of income replacement upon achieving retirement eligibility and enable an orderly succession of talent

	Perquisites	N/A	Limited perquisites are designed to support a market-competitive compensation package
¹Target is generally market median for similar positions in the comparator group and compensation survey data
²Target is median income replacement ratio for a broad-based group of companies based on survey data provided by outside consultant

In support of our pay-for-performance philosophy, short-term and long-term incentives constituted 90% of 2017 total target compensation for our Chairman and former CEO, 84% for our current CEO, and an average of 75% of 2017 total target compensation for our other NEOs.

Notice of Annual Meeting of Stockholders and 2018 Proxy Statement l 29

Compensation Discussion and Analysis

Compensation Programs - Design & Elements

Compensation Adjustments in Connection with CEO Transition
Effective October 1, 2017, Mr. Bitzer was appointed CEO, while former CEO Mr. Fettig remained Executive Chairman. In connection with this CEO transition, the Committee recommended and the Board approved several changes to compensation for Messrs. Fettig and Bitzer.
In recognition of the change in his role, effective January 1, 2018, the Committee reduced Mr. Fettig's salary by $430,000, reduced his target short-term incentive opportunity (PEP Target) from 160% to 140% (of salary) and reduced his target long-term incentive opportunity (SEP Target) from 720% to 600% (to be effective with next annual grants to be made in February 2018). The Committee made these changes after consideration of data on similar CEO transitions compiled by its independent consultant, and consideration of the needs and priorities of the Company as it related to this planned leadership transition.
In recognition of the change in his role, effective October 1, 2017, the Committee increased Mr. Bitzer's salary by $200,000, increased his PEP Target from 125% to 150%, and increased his SEP Target from 400% to 700% (to be effective with next annual grants to be made in February 2018). The Committee made these adjustments after considering CEO market pay data from the Comparator Group and from surveys, advice from its independent consultant, and the internal business needs and priorities of the Company.
Base Salary
To determine base salary levels for 2017, the Committee considered the comparative market data and recommendations provided by FW Cook and, with respect to other NEOs, the CEO's recommendations and Whirlpool's practice for 2017 salary increases. Upon this review, in February 2017 the Committee maintained the base salary of $1,480,000 for Mr. Fettig and increased the salary of Mr. Bitzer, first by $50,000 as part of the annual salary increase cycle effective in March. As discussed earlier, effective October 1, 2017, the Committee approved an off-cycle promotional increase of $200,000 upon Mr. Bitzer's appointment to CEO.
The 2017 salaries for our other NEOs were adjusted consistent with our compensation philosophy of targeting NEO base salaries at the median of the competitive market. In some cases, base salaries may be higher or lower than median based on factors such as executive performance, experience, tenure, and responsibilities. In particular, Mr. Peters' 2016 salary reflected his promotion to CFO in August 2016 and relatively short tenure in his role. The Committee decided a 13.2% salary increase for 2017 reasonably reflected his additional experience and tenure, after consideration of the market data and advice from its independent consultant. The 2017 salaries and adjustments for our NEOs were:

NEO	2016 Year-End Salary	2017 Adjustment		Adjustment upon CEO transition	2017 Year-End Salary
		$	%
Jeff M. Fettig	$1,480,000	None	—		$1,480,000
Marc R. Bitzer	$1,000,000	$50,000	5.0%	$200,000	$1,250,000
James W. Peters	$530,000	$70,000	13.2%		$600,000
Joseph T. Liotine	$570,000	$30,000	5.3%		$600,000
João C. Brega (1)	$587,139	$47,606	8.1%		$634,745
David T. Szczupak	$750,000	$25,000	3.3%		$775,000
(1) Mr. Brega's salary amounts have been converted from Brazilian Reais to U.S. Dollars using a monthly currency conversion rate for the respective years reported.

30 l Notice of Annual Meeting of Stockholders and 2018 Proxy Statement

Compensation Discussion and Analysis

Short-term Incentives
Annual awards of variable cash incentives are paid under the terms of the stockholder-approved Executive Performance Excellence Plan, which we commonly refer to as "PEP." Consistent with Whirlpool's pay-for-performance philosophy, our short-term cash incentive program is designed to focus attention on short-term drivers of stockholder value creation, reflect Company financial and individual performance, and complement the metrics used in our long-term incentive program to create a balanced focus on the key drivers of our multi-year financial and operational strategy. The program is designed so a significant portion of our NEOs' short-term cash compensation is directly tied to key performance measurements and is therefore variable.
In 2017, the Committee established short-term incentive target opportunities as a percentage of base salary for each NEO, taking into account comparative market data. The target award levels are generally set at the median of the comparator group and are as follows for each NEO:

NEO	2017 Short-term Incentive Target Award (as a % of Base Salary)	PEP Target Amount
Jeff M. Fettig	160%	$2,368,000
Marc R. Bitzer	125% / 150% (1)	$1,442,708 (1)
James W. Peters	85%	$500,083
Joseph T. Liotine	100%	$585,500
João C. Brega	100%	$638,130 (2)
David T. Szczupak	85%	$655,208

(1)	Represents target amounts: 125% initially for 2017 and increase to 150% upon promotion to CEO effective October 1, 2017. Dollar target amount also reflects prorated base salary, as discussed earlier.

(2)	Mr. Brega's 2017 target has been converted from Brazilian Reais to U.S. Dollars using a monthly currency conversion rate.

The Committee determines each NEO's actual payout by reference to a Company Performance Factor ranging from 0% to 150% and based on performance metrics reflecting the Company's critical objectives for the year.

The Committee may choose to apply an Individual Performance Factor of up to +/- 25% in the event of significant individual accomplishments or shortfalls. The maximum opportunity for award achievement is 187.5% of target, based on a 150% Company Performance Factor multiplied by a 125% Individual Performance Factor. The 2017 approach is summarized in the following illustration:

Notice of Annual Meeting of Stockholders and 2018 Proxy Statement l 31

Compensation Discussion and Analysis

Illustration of Whirlpool's 2017 Short-term Incentive Award (PEP)

Company Performance Factor (0-150%)
ê
x
		Ongoing Earnings Before Interest & Taxes (EBIT)* 50% Weighting (0-150%)	+	Free Cash Flow** 50% Weighting (0-150%)		Individual Performance Factor Up to +/- 25% of Co. Perf. Factor (75-125%)
Target Award ($)	x						=	PEP Incentive Award ($)
(Max. opportunity of 187.5%)

*Ongoing EBIT measure excludes items that may not be indicative of, or are unrelated to, results from our ongoing business operations. Ongoing EBIT consists of GAAP net earnings available to Whirlpool, net earnings available to non-controlling interests, income tax expense (benefit), and interest expense, and excludes restructuring expense, an out-of-period adjustment related to our China business, and a one-time charge related to the impact of tax reform legislation.

**Free Cash Flow measure consists of cash provided by operating activities after capital expenditures, proceeds from the sale of assets and businesses, and changes in restricted cash.

Each NEO had responsibilities focused on the Global Corporate Enterprise in 2017. For 2017, the Global Corporate Enterprise objectives were Ongoing Earnings Before Interest and Taxes (EBIT), weighted 50%, and Free Cash Flow (FCF), weighted 50%. These were the same metrics as 2016, though respective weightings were adjusted from 75% EBIT and 25% FCF to reflect the Company's balanced focus in 2017 on optimizing cash flow in addition to growing earnings. These measures are used by the Company to communicate with the investment community and reflect the operational contribution to the Company's financial performance. The targets and ranges established by the Committee and actual Company performance, appear in the following table.

Performance Measure	Weighting	Threshold (0% payout)	Target (100% payout)	Maximum (150% payout)	2017 Actual	Payout
Ongoing EBIT	50%	$1,300M	$1,662M	$1,750M	$1,364M	16%
Free Cash Flow	50%	$400M	$850M	$1,100M	$707M	66%
The Committee determined levels of achievement based on Whirlpool's financial results as follows:

•	Ongoing Earnings Before Interest and Taxes of $1,364 million was below the target goal of $1,662 million

•	Free Cash Flow of $707 million was below the established target of $850 million
Whirlpool experienced significant raw material inflation during the year, particularly resins, which impacted Ongoing EBIT by $350 million in 2017. Ongoing EBIT was also impacted by slower than expected progress on European and China integration activities. Free Cash Flow was impacted by lower EBIT as well as higher than expected inventory levels in Europe due to slow progress on European integration activities.
With respect to the Company Performance Factor, the Committee determined that performance fell short of target goals. Based on these performance results, the Committee determined a Company Performance Factor of 41% for awards relating to the NEOs.
The Committee determined the actual payout to each NEO by multiplying the NEO's target award by the applicable Company Performance Factor and using judgment based on individual NEO performance. Refer to pages 36-38 for a description of individual performance factors considered.

32 l Notice of Annual Meeting of Stockholders and 2018 Proxy Statement

Compensation Discussion and Analysis

Long-term Incentives
The Committee makes annual grants of long-term incentives (LTI) to focus executives on Whirlpool's longer-term financial and strategic objectives, to align management's interests with those of our stockholders, and to attract, retain, and motivate the executive talent the Company requires. These LTI awards, which we commonly refer to as Strategic Excellence Program awards, or "SEP," are made under the terms and conditions of the stockholder-approved Amended and Restated 2010 Omnibus Stock and Incentive Plan.
The Committee, with the assistance of its independent compensation consultant, establishes the long-term incentive target opportunity for each NEO after reviewing competitive practices at peer companies, the executive's level of responsibility, and the executive's relative ability to contribute to the long-term success of the Company.
Long-term incentive awards typically consist of a combination of performance-based restricted stock units and stock options. Depending on a NEO's responsibilities, the LTI award may also include performance cash units and time-based restricted stock units, as was the case for Messrs. Liotine, Brega, and Szczupak in 2017.
Equity Award Grant Practices
Generally, the Committee grants these equity awards to employees, including NEOs, on a single date at its regularly scheduled meeting in February. This meeting occurs after we release our final earnings for the prior fiscal year, which permits material information regarding our performance for the prior fiscal year to be disclosed to the public before equity-based grants are made. The actual number of stock units and stock options are awarded based on the closing stock price on the date of grant, and based on a Black-Scholes valuation methodology for stock options.
Performance-Based Restricted Stock Units and Performance Cash Units: Performance-based restricted stock units (RSUs) and performance cash units are tied directly to Whirlpool's financial and strategic performance over a preset three-year performance period beginning each January 1. Each annual grant rewards for the achievement of specific long-term strategic goals designed to deliver long-term stockholder value. The performance measures are established by the Committee based on Whirlpool's internal operating plan and expectations for the three-year performance period. These awards also promote executive retention as the executive must generally remain employed with Whirlpool through the end of the performance period in order to vest in the award.
Stock Options: Stock options generally vest over a three-year term in equal annual installments and are exercisable over a ten-year period, promoting a focus on long-term stock value creation, as well as executive retention derived from continued service vesting requirements. Stock options granted by the Committee have a one-year minimum vesting period.
Time-based Restricted Stock Units: Time-based restricted stock units provide potential appreciation opportunity as Whirlpool's stock price increases. We may also make restricted stock unit grants to attract, retain, and provide additional incentive to our executives. Generally awards of restricted stock units vest in equal installments over three to five years of continued employment, as determined by the Committee, which provides a retention element over the multi-year vesting period.
2017 SEP Awards
For 2017, the Committee selected a three-year performance period for the achievement of performance goals, with the number of performance-based restricted stock units and performance cash units earned to be determined and vested in 2020 based on performance from 2017 through 2019.

Notice of Annual Meeting of Stockholders and 2018 Proxy Statement l 33

Compensation Discussion and Analysis

The Committee established 2017 long-term incentive target award levels and allocations for the NEOs as follows:

NEO	2017 Long-Term Target Award	Performance-based Restricted Stock Units (as % of Target Award)	Stock Options (as % of Target Award)	Performance Cash Units (as % of Target Award)	Restricted Stock Units (as % of Target Award)
Jeff M. Fettig	$10,656,000	50%	50%	—	—
Marc R. Bitzer	$4,200,000	50%	50%	—	—
James W. Peters	$1,500,000	50%	50%	—	—
Joseph T. Liotine	$1,440,000	25%	25%	25%	25%
João C. Brega	$793,432	25%	25%	25%	25%
David T. Szczupak	$1,550,000	25%	25%	25%	25%
For 2017, the metrics for the performance-based RSUs and performance cash units were the same: Cumulative Ongoing Earnings Per Share and improvement in Return on Invested Capital (ROIC), each equally weighted at 50%. These metrics were chosen because they represent important measures of Company growth, profitability and capital efficiency, which are considered key drivers of sustainable stockholder value creation. The weighting of these measures was adjusted from 75% EPS and 25% ROIC for the 2016 performance-based RSUs and performance cash units to reflect the Company's more balanced focus on both sustainable earnings growth and longer-term capital efficiency improvements.
For the 2017-2019 performance period, the Committee established that performance in line with target goals would result in a payout equal to 100% of the target award, while performance substantially above objectives will result in increased award levels up to a maximum payout of 200% of the respective target award. Performance below threshold objectives could result in no payout for the performance-based restricted stock units and performance cash units. The Committee established the performance goals for the performance-based RSUs and performance cash units to encourage strong, focused performance. Given the economic and market conditions at the time the targets were set, the goals were designed to be challenging but achievable, while performance levels resulting in maximum payouts were designed to be aggressive, stretch goals.
Special Recognition and Retention Awards
The Committee periodically grants additional "off-cycle" awards to key employees, including NEOs, in connection with promotions, recruitment and retention efforts, succession planning, or significant accomplishments or achievements. In 2017, the Committee granted special awards of 15,000 restricted stock units each to Mr. Liotine and Mr. Brega. Mr. Liotine's and Mr. Brega's awards were granted to retain and motivate these executives during a critical time for the North America and Latin America regions, respectively; each award will vest half in 2020 and half in 2022, provided that Mr. Liotine and Mr. Brega, respectively, remain in the continued service of the Company.

Performance-based Award Payout Factors for the 2015-2017 Performance Period
For performance-based restricted stock units and performance cash units granted in 2015 (with a performance period from 2015 to 2017) the performance goals were Cumulative Ongoing Earnings Per Share (75% weighting) and Absolute Revenue Growth (25% weighting). The Committee established payout ranges from 0% to 200% for performance against each of these measures. These metrics were selected because they represent important measures of profitability and growth, which are considered key drivers of sustainable stockholder value creation.

34 l Notice of Annual Meeting of Stockholders and 2018 Proxy Statement

Compensation Discussion and Analysis

Illustration of Whirlpool's 2015-2017 Performance-based LTI Awards for NEOs

Company Performance Factor (0-200%)
ê

		Cumulative Ongoing Earnings Per Share (EPS)* 75% Weighting (0-200%)	+	Absolute Revenue Growth 25% Weighting (0-200%)
Target LTI Grant Performance-based stock units (#) Performance cash units ($)	x				=	Final Incentive Award (Vests after performance period is complete: 3 years following date of grant)

* For purposes of the Company Performance Factor, the Cumulative Ongoing Earnings Per Share metric was based on GAAP Earnings Per Share excluding restructuring expenses, legacy product warranty and liability expense, acquisition-related transition costs, benefit plan curtailment, pension settlement charges, purchase price allocations, proceeds related to business investment, antitrust dispute resolutions, an out-of-period adjustment related to our China business, and a one-time charge related to the impact of tax reform legislation.

When setting financial objectives and evaluating actual results, the Committee determined target financial objectives to exclude items which do not reflect ongoing business performance.

Performance Measure	Weighting	Threshold	Target	Maximum	2015-2017 Actual	Payout
Cumulative Ongoing Earnings Per Share	75%	$36.00	$46.00	$54.00	$40.18	35%
Absolute Revenue Growth	25%	$22B	$25.5B	$28B	$21.3B	0%
The Committee determined levels of achievement based on Whirlpool's financial results as follows:

•	Cumulative Ongoing Earnings Per Share of $40.18 was below the established target of $46.00

•	Absolute Revenue Growth of $21.3 billion was below the established target of $25.5 billion
Whirlpool experienced significant raw material inflation during the year, particularly resins, which impacted Ongoing Earnings per Share by approximately $4 in 2017, as well as slow progress on European and China integration activities. Absolute Revenue Growth was impacted by weaker than expected industry growth in the United States, as well as slow progress on European and China integration activities.

With respect to the Company Performance Factor, the Committee determined that below-target performance was achieved. Based on these performance results, the Committee determined a Company Performance Factor of 26%.

Notice of Annual Meeting of Stockholders and 2018 Proxy Statement l 35

Compensation Discussion and Analysis

Performance Assessment and Resulting Awards

Jeff M. Fettig Chairman and Former CEO

Mr. Fettig's actual total pay in 2017 was $13,107,538. This value is based on his (a) actual base salary received during the year, (b) actual short-term incentive earned for 2017, and (c) the fair value of equity on date of grant.

Compensation Element	Value	Rationale
Salary	$1,480,000	Mr. Fettig's salary was not increased from the prior year level.
Short-term incentive	$971,354 (41% Company performance and no individual performance discretion applied)
Mr. Fettig is Executive Chairman of the Board, and Whirlpool's former Chief Executive Officer. His 2017 achievements included:

- Led a successful CEO transition process, including providing mentoring to the Company's new CEO throughout the process

- Led the Company to solid financial performance, in the face of raw material inflation, including $707 million in free cash flow, and a record $1.1 billion returned to shareholders

Using a Company multiplier of 41%, the Committee determined that Mr. Fettig's resulting short-term incentive award for 2017 performance was $971,354.

Long-term incentive	$10,656,184	Represents the fair value of the target award on the date of grant in 2017, which has a 2017-2019 performance period for the performance-based restricted stock units.

36 l Notice of Annual Meeting of Stockholders and 2018 Proxy Statement

Compensation Discussion and Analysis

Marc R. Bitzer President and CEO

Mr. Bitzer's total pay in 2017 was $5,883,419. This value is based on his (a) actual base salary received during the year, (b) actual short-term incentive earned for 2017, and (c) the fair value of equity on date of grant.

Compensation Element	Value	Rationale
Salary	$1,091,667	Reflects increase to $1,250,000 upon being named CEO effective October 1, 2017.
Short-term incentive	$591,798 (41% Company performance and no individual performance discretion applied)
Mr. Bitzer was named Whirlpool's CEO on October 1, 2017. His 2017 achievements included:

- Transitioned to CEO during the year with minimal disruption and strong continuity which enabled the Company to deliver strong results in 2017

- Improved global price/mix exit rates to offset the continued impact of raw material inflation and position the Company for margin expansion in 2018. Implemented a global fixed cost reduction initiative which led to strong levels of ongoing productivity

Using a Company multiplier of 41%, the Committee determined that Mr. Bitzer's resulting short-term incentive award for 2017 performance was $591,798.

Long-term incentive	$4,199,954	Represents the fair value of the target award on the date of grant in 2017, which has a 2017-2019 performance period for the performance-based restricted stock units.

Notice of Annual Meeting of Stockholders and 2018 Proxy Statement l 37

Compensation Discussion and Analysis

Other Named Executive Officers
The CEO's recommendations for the other NEOs were based on Company performance and his review of individual performance. The following information provides highlights of specific individual and business performance considered in the pay recommendations for the other NEOs, and the resulting awards under the short-term incentive program.

James W. Peters, Executive Vice President and Chief Financial Officer
Mr. Peters is responsible for developing and implementing Whirlpool's financial and accounting plans and maintaining positive relationships with investors and regulators. His 2017 achievements included:

• Successfully executed capital allocation strategy, returning over $1.1 billion to shareholders, while successfully completing the Company's €600 million bond offering
• Cultivated improved investor relationships, including a successful Investor Day in May 2017 and consistent, targeted investor outreach throughout the year
Using a Company multiplier of 41%, the Committee determined that Mr. Peters' resulting short-term incentive award for 2017 performance was $205,135.

Joseph T. Liotine, Executive Vice President and President, Whirlpool North America
Mr. Liotine is responsible for leading Whirlpool's operations in the North America Region. His 2017 achievements included:
• Strong operational results for North America, including 4.6% revenue growth and a strong increase in operating margin, in spite of significant increases in raw material costs
• Delivered solid market share in the region, in spite of challenges with multiple retail distribution changes, with significant gains in Maytag and KitchenAid brands
The Committee determined that Mr. Liotine's individual performance warranted a discretionary adjustment of 125% of target. Combined with a Company multiplier of 41%, the Committee determined that Mr. Liotine's resulting short-term incentive award for 2017 performance was $300,155.

João C. Brega, Executive Vice President and President, Whirlpool Latin America
Mr. Brega leads Whirlpool's operations in the Latin America Region. His 2017 achievements included:
•
Strong financial results in Latin America, including 7.2% revenue growth and strong improvement in operating margin, outperforming direct competitors in spite of significant macroeconomic headwinds in Brazil and Colombia

• Led product innovation and evolution of brands, including successful launch of largest number of new SKUs among Consul and Brastemp brands
Using a Company multiplier of 41%, the Committee determined that Mr. Brega's resulting short-term incentive award for 2017 performance was BRL 853,218 ($265,182).

David T. Szczupak, Executive Vice President, Global Product Organization
Mr. Szczupak led Whirlpool's Global Product Organization. His 2017 achievements included:
• Reduced overall number of product architectures and platforms
• Continued improvements in product leadership, as measured against our competitors
Using a Company multiplier of 41%, the Committee determined that Mr. Szczupak's resulting short-term incentive award for 2017 performance was $268,766.

Other Elements of Compensation
Benefits and Perquisites
We provide competitive perquisites to executives, including financial planning services, limited use of Whirlpool owned and leased property, product exchanges and discounts, home security systems, relocation assistance, and comprehensive health evaluations. These perquisites are designed to support a market-based competitive

38 l Notice of Annual Meeting of Stockholders and 2018 Proxy Statement

Compensation Discussion and Analysis

total compensation package, which serves our overall attraction and retention objectives and enhances the efficiency of our management team by enabling them to focus their efforts on Whirlpool business. For purposes of personal security and immediate availability, Mr. Fettig and Mr. Bitzer may use Company aircraft for personal use, and other executives may be granted limited use of the aircraft with the permission of the CEO. The value of this benefit is treated as taxable income, and the executive is responsible for all associated taxes. Mr. Brega is eligible to receive Company-provided insurance premiums and the use of a Company-provided car and driver in Brazil for personal security reasons, consistent with prevailing market practices for executives in Latin America.
Retirement
NEOs are eligible for retirement benefits designed to provide, in total, a market-competitive level of income replacement upon achieving retirement eligibility by using a combination of qualified and non-qualified plans. These plans are designed to attract and retain high quality executives by providing market-competitive benefit levels, and also support our leadership development objectives by providing senior executives with an opportunity to accumulate sufficient resources to retire from the Company at appropriate times, thereby enabling an orderly succession of talent throughout the organization.
We periodically assess retirement benefits for the Company's senior leaders, including each of the U.S.-based NEOs, against data provided to the Willis Towers Watson Employee Benefits Information Center ("Willis Towers Watson") by other U.S. companies that provide survey data on executive benefits. In 2015, we last reviewed with Willis Towers Watson comparisons of data obtained from 54 companies with revenues between $10 billion and $45 billion. Accordingly, this survey tool includes data on a much broader base of companies than those included in the executive compensation comparator group.

This review is an important factor used in determining the median retirement income replacement ratio among similarly situated executives at such companies and in setting the target amount of total retirement benefits for our U.S.-based NEOs. As a result of the current mix of our retirement plans, we believe that total retirement benefits for the U.S.-based NEOs are currently at a competitive level when compared to the other companies in the survey.

IV. Policies and Practices

Stock Ownership Guidelines
The Committee has established robust stock ownership guidelines, which support the objective of increasing the amount of Whirlpool stock owned by the Company's senior leaders. These guidelines are designed to ensure that our NEOs and other senior leaders have a significant stake in Whirlpool's long-term success and further aligns the interests of executives with those of our stockholders. These ownership guidelines take into account our use of long-term equity incentives as well as a review of competitive market practices. The guidelines are expressed as multiples of base salary and vary based on an individual's level in the organization. Ownership guidelines for the NEOs are as follows:

Chief Executive Officer	7 x salary
Chief Financial Officer and Regional Presidents	5 x salary
Other Executive Vice Presidents	4 x salary

The guidelines state that each executive should achieve the respective level of stock ownership within five years. For these guidelines, ownership consists of shares purchased on the open market, shares owned jointly with spouses and children, shares held in the Whirlpool 401(k) Retirement Plan, shares obtained through stock

Notice of Annual Meeting of Stockholders and 2018 Proxy Statement l 39

Compensation Discussion and Analysis

option exercises (but not including unvested shares or unexercised stock options), and shares owned outright (including those in which the executive has deferred distribution).

The Committee annually reviews each of the NEOs' progress towards achieving the applicable level of ownership. During the Committee's most recent review of ownership levels, it was determined that each NEO currently is on track or exceeds the applicable stock ownership guideline.

Compensation Recovery Policy (Claw-back)
The short-term incentive and omnibus stock incentive plans include "claw-back" provisions under which the repayment of awards may be required under certain circumstances. Under these plans, the Committee may require repayment of an award if the participant is terminated or otherwise leaves employment with the Company within two years following the vesting date of the award and such termination of employment is in any way connected with any misconduct or violation of Company policy. The plans also contain provisions that include the potential claw-back of granted cash and equity in the event of a material financial restatement. Moreover, these plans provide that the Committee may require repayment of awards if a participant becomes employed with a competitor within the two-year period following termination of employment, or for any other reason considered by the Committee in its sole discretion to be detrimental to the Company or its interests.
The 2018 Omnibus Stock and Incentive Plan that is being submitted for stockholder approval (see Item 4) also expressly provides that the Committee in its discretion may require a participant to repay the amounts, if any, derived from an award granted under the 2018 Incentive Plan in the event of a restatement of Whirlpool's financial results within three years after payment of such award to correct a material error that is determined by the Committee to be the result of fraud or intentional misconduct.
Hedging and Pledging
The Committee has established trading guidelines for Whirlpool stock prohibiting hedging by any employee or director, and pledging or trading on margin by executive officers and directors. Employees, directors, and executive officers are also prohibited from engaging in transactions that have the effect of any of the foregoing actions.
Non-Competition / Non-Solicitation Agreements
The Company maintains non-competition and non-solicitation agreements with leaders of the Company, including each of our U.S.-based NEOs, to protect confidential information and trade secrets from unauthorized use or disclosure. Violation of these agreements may result in claw-back or forfeiture of incentive compensation awards.
Post-Employment Provisions
Our U.S.-based NEOs are eligible to receive benefits under a severance policy generally available to U.S. salaried employees. We have also entered into Compensation Benefits and Assurance Agreements with each NEO, to provide benefits in the event of a qualifying termination following a change in control of Whirlpool. These agreements are intended to ensure that our NEOs are not deterred from exploring opportunities that will result in maximum value for stockholders, including actions that may result in a change in their position or standing within Whirlpool, and to promote orderly succession of talent and support our overall attraction and retention objectives. These agreements align Whirlpool's change in control severance program with current best practices in this area by requiring consummation of a merger or consolidation transaction to trigger the protections afforded under the program and imposing a "double-trigger" requirement under which benefits under these agreements are triggered only upon the occurrence of both a change in control event and the termination of the employment relationship by Whirlpool without

40 l Notice of Annual Meeting of Stockholders and 2018 Proxy Statement

Compensation Discussion and Analysis

cause or by the executive for good reason. The agreements do not provide "golden parachute" excise tax gross-ups.
Employment Contracts
Generally, we have no employment contracts with our employees, unless required or customary based on local law or practice. We do not have employment contracts in place with any of the U.S.-based NEOs.
Compensation Tax Deductibility
Section 162(m) of the Internal Revenue Code limits to $1 million the U.S. federal income tax deductibility of compensation paid in one year to a company's CEO and certain of its other executive officers. Prior to the enactment of the Tax Cuts and Jobs Act in December 2017, certain types of compensation were deductible if the requirements of Section 162(m) of the Internal Revenue Code with respect to performance-based compensation were satisfied. The Committee has historically attempted to structure its compensation arrangements to achieve deductibility under Section 162(m) of the Internal Revenue Code, unless the benefit of such deductibility is considered by the Committee to be outweighed by the need for flexibility or the attainment of other objectives. As was the case prior to the enactment of the Tax Cuts and Jobs Act, the Committee will continue to monitor issues concerning the deductibility of executive compensation. Since corporate objectives may not always be consistent with the requirements for tax deductibility, the Committee is prepared, when it deems appropriate, to enter into compensation arrangements under which payments will not be deductible under Section 162(m) of the Internal Revenue Code. Thus, deductibility will be one of many factors considered by the Committee in ascertaining appropriate levels or modes of compensation.

Human Resources Committee Report

The Human Resources Committee of Whirlpool's Board of Directors reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement.
Based upon this review and discussion, the Human Resources Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Whirlpool's Annual Report on Form 10-K for the year ended December 31, 2017, as incorporated by reference from this proxy statement.

HUMAN RESOURCES COMMITTEE
Michael F. Johnston, Chair	Diane M. Dietz
Samuel R. Allen	William D. Perez
Harish Manwani	Greg Creed

Notice of Annual Meeting of Stockholders and 2018 Proxy Statement l 41

Executive Compensation

2017 Executive Compensation Tables

2017 Summary Compensation Table
The following table presents compensation information for our Named Executive Officers during the 2017, 2016, and 2015 fiscal years, with the exception of Mr. Peters and Mr. Liotine. Total compensation is shown for 2016 and 2017 for Mr. Peters and for 2017 for Mr. Liotine, the years in which they first were determined to be NEOs, respectively.
The table may not reflect the actual compensation received by any NEO for the periods indicated. For example, amounts recorded in the stock awards and stock option columns reflect the fair market value of the awards at the award date and the targeted compensation for certain performance-based equity awards. The actual value of compensation realized by a NEO may vary from the amount reported below due to Company performance relative to established incentive award criteria, the stock price on award distribution dates, and, in the case of stock options, differences between the original stock option valuation assumptions and the stock price at exercise. As a second example, the amounts reported in the Change in Pension Value and Non-qualified Deferred Compensation Earnings column represent an actuarial present value which may significantly increase or decrease reportable compensation in any given year depending on interest rates and other factors.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (3) ($)	Option Awards (4) ($)	Non-Equity Incentive Plan Compensation (5) ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings (6) ($)	All Other Compensation (7) ($)	Total ($)
Jeff M. Fettig Chairman of the Board and former Chief Executive Officer (1)	2017	1,480,000	—	5,327,926	5,328,258	971,354	2,624,518	252,142	15,984,198
	2016	1,480,000	—	5,105,971	5,105,425	1,991,833	2,234,266	230,647	16,148,142
	2015	1,475,000	—	4,994,913	4,995,266	1,659,375	112,901	288,794	13,526,249
Marc R. Bitzer President and Chief Executive Officer (1)	2017	1,091,667	—	2,099,879	2,100,075	591,798	621,618	241,327	6,746,364
	2016	1,000,000	—	1,874,983	1,874,782	1,062,500	438,772	170,000	6,421,037
	2015	949,167	—	1,417,340	1,417,567	928,906	180,616	207,733	5,101,329
James W. Peters Executive Vice President and Chief Financial Officer	2017	588,333	—	749,868	750,002	230,606	301,653	69,500	2,689,962
	2016	456,667	—	2,126,194	102,467	312,897	176,037	53,962	3,228,224

Joseph T. Liotine Executive Vice President and President, Whirlpool North America	2017	595,000	—	3,377,596	360,008	371,998	285,394	53,015	5,043,011

João C. Brega Executive Vice President and President, Whirlpool Latin America (2)	2017	638,130	—	3,076,372	209,373	309,561	—	215,327	4,448,763
	2016	546,271	—	302,186	151,138	583,807	—	184,890	1,768,292
	2015	498,901	—	1,452,523	193,365	551,046	—	164,229	2,860,064
David T. Szczupak Executive Vice President, Global Product Organization	2017	770,833	—	774,674	387,484	364,122	433,382	86,639	2,817,134
	2016	746,667	—	749,782	374,956	946,033	251,720	79,655	3,148,813
	2015	727,500	—	729,673	364,946	801,881	152,564	66,838	2,843,402

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Executive Compensation

(1)	Effective October 1, 2017, Mr. Bitzer was promoted to Chief Executive Officer and Mr. Fettig retained the position of Chairman of the Board.

(2)	Compensation amounts for Mr. Brega paid in Brazilian Reais have been converted to U.S. Dollars using a monthly currency conversion rate.

(3)
Reflects fair value of target performance-based restricted stock unit awards, which represents the probable attainment level of these awards at the time of grant, and time-based restricted stock unit awards on the award date. See our "Share-Based Incentive Plans" Note to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the applicable fiscal year for a discussion of the relevant assumptions used to account for these awards. Performance-based restricted stock units have a potential payout of 0% to 200% of the target amount. The fair values of the maximum possible performance-based restricted stock unit awards as of the award date in 2017 are as follows:

Name	2017 ($)
Jeff M. Fettig	10,655,852
Marc R. Bitzer	4,199,757
James W. Peters	1,499,736
Joseph T. Liotine	719,746
João C. Brega	418,523
David T. Szczupak	774,675
For the actual number of performance-based restricted stock units earned for the 2015-2017 performance period as well as target awards for the 2016-2018 and 2017-2019 performance periods, see the "2017 Outstanding Equity Awards at Fiscal Year-End" table.

(4)
Reflects the fair value of stock option awards on the award date. See our "Share-Based Incentive Plans" Note to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the applicable fiscal year for a discussion of the relevant assumptions used in calculating these values.

(5)
Represents the cash incentive awards earned in 2017 under Whirlpool's short-term incentive program. For Messrs. Peters, Liotine, Brega, and Szczupak, this amount also includes the equivalent of $25,471, $71,843, $44,379, and $95,356, respectively, in performance cash units earned, which had a performance period from 2015-2017, and were paid on February 20, 2018.

(6)
Reflects the change in actuarial present value of these benefits from December 31, 2016 to December 31, 2017. See the 2017 "Pension Benefits" table for the actuarial present value of these benefits. None of our NEOs received above-market earnings on their non-qualified deferred compensation accounts.

(7)	The following table presents an itemized account of the amounts shown in the "All Other Compensation" column for each NEO in 2017:

Name	Personal Use of Whirlpool Aircraft (a) ($)	Other Perquisites (b) ($)	Defined Contribution Plan Contributions (c) ($)	Relocation (d) ($)	Car & Driver (e) ($)	Insurance Premiums (f) ($)	Total ($)
Jeff M. Fettig	61,128	87,414	103,600	—	—	—	252,142
Marc R. Bitzer	46,578	75,157	76,417	43,175	—	—	241,327
James W. Peters	26,179	11,688	31,633	—	—	—	69,500
Joseph T. Liotine	—	11,365	41,650	—	—	—	53,015
João C. Brega	—	5,084	86,085	—	70,942	53,216	215,327
David T. Szczupak	9,094	23,587	53,958	—	—	—	86,639

Notice of Annual Meeting of Stockholders and 2018 Proxy Statement l 43

Executive Compensation

(a)
Our incremental cost for personal use of Whirlpool aircraft is calculated by multiplying the aircraft's hourly variable operating cost by a trip's flight time, which includes any flight time of an empty return flight. Variable operating costs are based on industry standard rates of variable operating costs, including fuel costs, trip-related maintenance, landing/ramp fees, and other miscellaneous variable costs. On certain occasions, a spouse or other family member may accompany one of our NEOs on a flight. No additional operating cost is incurred in such situations under the foregoing methodology. We do not pay our NEOs any amounts in connection with taxes on income imputed to them for personal use of our aircraft.

(b)
Represents the incremental cost to Whirlpool of: Whirlpool products offered at discounted prices, financial planning and tax services, personal use of property that we own or lease primarily for business purposes, commemorative gift (for Mr. Fettig), comprehensive health evaluations, and home security. In 2017, Whirlpool paid for financial planning and tax services on behalf of Mr. Fettig, valued at $52,220, and for Mr. Bitzer, valued at $54,426, based on the amounts paid directly to the applicable service provider. Except as noted, individually, none of these categories of perquisites or personal benefits exceeded $25,000 for the other NEOs.

(c)
Represents Whirlpool's contributions to the 401(k) Retirement Plan and the 401(k) Restoration Plan for Messrs. Fettig, Bitzer, Peters, Liotine, and Szczupak. The amount for Mr. Brega consists of Whirlpool contributions to a defined contribution plan account maintained in Brazil.

(d)	For Mr. Bitzer, this amount includes the cost to Whirlpool for relocation-related tax and consulting services provided in 2017.

(e)	For Mr. Brega, this amount includes the incremental cost to Whirlpool for providing a car and driver for security reasons and local prevailing market practices for company executives in Brazil.

(f)	Represents Whirlpool's payments to provide life and health insurance programs to Mr. Brega, consistent with those programs customarily provided to executive-level employees of companies in Brazil.

44 l Notice of Annual Meeting of Stockholders and 2018 Proxy Statement

Executive Compensation

2017 Grants of Plan-Based Awards
The following table provides additional information about plan-based compensation disclosed in the 2017 Summary Compensation Table or, in the case of performance cash units, granted during the year. In February 2017, we granted short-term cash incentives to our NEOs under PEP, and long-term incentives consisting of performance-based restricted stock units, performance cash units, time-based restricted stock units, and non-qualified stock options under the Whirlpool Corporation Amended and Restated 2010 Omnibus Stock and Incentive Plan. In 2017, the Committee granted special awards of 15,000 restricted stock units each to Mr. Liotine and Mr. Brega. Mr. Liotine's and Mr. Brega's awards were granted to retain and motivate these executives during a critical time for the North America and Latin America regions, respectively. Information regarding the treatment of these awards upon a qualifying termination following a change in control is set forth below and under the "Potential Post-Termination Payments" section later in the proxy statement.
The Committee established both target and maximum award levels of performance-based restricted stock units and performance cash units with actual awards to be determined based on the achievement of specified objectives over a three-year performance period (2017-2019). Upon completion of the performance period, the Committee will approve award amounts in February 2020, basing the number of performance-based restricted stock units and the value of performance cash units earned on the level of achievement of performance period objectives. These awards, once determined, vest three years from the date the terms of the award are established.
Generally, an executive must be employed by Whirlpool on the last day of the performance period in order to earn the short-term incentive award, and be employed on the vesting date in order to earn the performance-based restricted stock unit or performance cash unit awards. However, a retirement-eligible NEO who retires during the performance period may receive a prorated portion of the performance-based restricted stock unit or performance cash unit award, once the vesting level of the award is determined by the Committee after the end of the performance period.
With respect to performance-based restricted stock unit and performance cash unit awards, if an executive dies or becomes disabled during the performance period, the award payout determined by the Committee at the end of the performance period is prorated based on the amount of service completed over the three-year performance period. With respect to time-based restricted stock unit awards, if an NEO dies, becomes disabled, or retires during the vesting period but prior to the vesting date of the award, vesting and distribution will be accelerated.
Stock option grants are issued with an exercise price equal to the closing price of Whirlpool common stock as reported on the NYSE on the award date. The option term is ten years and options vest in three substantially equal annual installments, subject to the NEO's continued employment through the applicable vesting date. If the executive dies or becomes disabled, the stock options immediately vest and expire three years from the date of the event or the original expiration date (whichever occurs first), provided that some options may allow for a post-termination exercise period of at least one year. If the NEO retires, the stock options immediately vest and expire five years from the retirement date or the original expiration date (whichever occurs first). Options cannot be exercised before the first anniversary of the grant.

Notice of Annual Meeting of Stockholders and 2018 Proxy Statement l 45

Executive Compensation

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)			Estimated Future Payouts Under Equity Incentive Plan Awards (#)			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards (1) ($)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jeff M. Fettig
PEP - Cash (2)	—	0	2,368,000	4,440,000	—	—	—	—	—	—	—
Performance RSUs (3)	2/20/2017	—	—	—	0	30,069	60,138	—	—	—	5,327,926
Stock Options (4)	2/20/2017	—	—	—	—	—	—	—	121,008	177.19	5,328,258
Marc R. Bitzer
PEP - Cash (2)	—	0	1,442,708	2,705,078	—	—	—	—	—	—	—
Performance RSUs (3)	2/20/2017	—	—	—	0	11,851	23,702	—	—	—	2,099,879
Stock Options (4)	2/20/2017	—	—	—	—	—	—	—	47,694	177.19	2,100,075
James W. Peters
PEP - Cash (2)	—	0	500,083	937,656	—	—	—	—	—	—	—
Performance RSUs (3)	2/20/2017	—	—	—	0	4,232	8,464	—	—	—	749,868
Stock Options (4)	2/20/2017	—	—	—	—	—	—	—	17,033	177.19	750,002
Joseph T. Liotine
PEP - Cash (2)	—	0	585,500	1,097,813	—	—	—	—	—	—	—
Performance RSUs (3)	2/20/2017	—	—	—	0	2,031	4,062	—	—	—	359,873
Stock Options (4)	2/20/2017	—	—	—	—	—	—	—	8,176	177.19	360,008
Restricted Stock Units (5)	2/20/2017	—	—	—	—	—	—	2,031	—	—	359,873
Restricted Stock Units (6)	2/20/2017	—	—	—	—	—	—	15,000	—	—	2,657,850
Performance Cash Units (7)	2/20/2017	0	360,000	720,000	—	—	—	—	—	—	—
João C. Brega
PEP - Cash (2)	—	0	638,130	1,196,494	—	—	—	—	—	—	—
Performance RSUs (3)	2/20/2017	—	—	—	0	1,181	2,362	—	—	—	209,261
Stock Options (4)	2/20/2017	—	—	—	—	—	—	—	4,755	177.19	209,373
Restricted Stock Units (5)	2/20/2017	—	—	—	—	—	—	1,181	—	—	209,261
Restricted Stock Units (6)	2/20/2017	—	—	—	—	—	—	15,000	—	—	2,657,850
Performance Cash Units (7)	2/20/2017	—	198,358	396,716	—	—	—	—	—	—	—
David T. Szczupak
PEP - Cash (2)	—	0	655,208	1,228,515	—	—	—	—	—	—	—
Performance RSUs (3)	2/20/2017	—	—	—	0	2,186	4,372	—	—	—	387,337
Stock Options (4)	2/20/2017	—	—	—	—	—	—	—	8,800	177.19	387,484
Restricted Stock Units (5)	2/20/2017	—	—	—	—	—	—	2,186	—	—	387,337
Performance Cash Units (7)	2/20/2017	0	387,500	775,000	—	—	—	—	—	—	—
`

(1)
Represents the fair value at the award date for the equity awards reported in this table. For the performance-based restricted stock units for each NEO, the amount represents the fair market value at the award date based upon the probable outcome of the performance conditions. See our "Share-Based Incentive Plans" Note to the Consolidated Financial Statements included in our 2017 Annual Report on Form 10-K for a discussion of the relevant assumptions used to account for these awards.

46 l Notice of Annual Meeting of Stockholders and 2018 Proxy Statement

Executive Compensation

(2)
Represents estimated possible payouts of short-term incentive awards for 2017 under PEP. See the column captioned "Non-Equity Incentive Plan Compensation" in the 2017 Summary Compensation Table for the actual payout amounts for 2017.

(3)
Represents performance-based restricted stock unit grants made in 2017 for the 2017-2019 performance period. Final award determination will be made in February 2020 by the Committee based on actual performance during the performance period.

(4)
These stock options were granted as part of the Company's annual long-term incentive program and vest over a three-year term in equal annual installments on each anniversary of the award date, subject to the NEO's continued employment through the applicable vesting date.

(5)
These time-based restricted stock units were granted as part of the Company's annual long-term incentive program and vest over a three-year term in equal annual installments on each anniversary of the award date, subject to the NEO's continued employment through the applicable vesting date.

(6)
These time-based restricted stock units were granted as an additional incentive and retention award to Messrs. Liotine and Brega and vest in two equal installments in February 2020 and February 2022, subject to each NEO's continued employment through the applicable vesting date.

(7)
Represents performance cash unit grants made in 2017 for the 2017-2019 performance period. Final award determination will be made in February 2020 by the Committee based on actual performance during the performance period.

Notice of Annual Meeting of Stockholders and 2018 Proxy Statement l 47

Executive Compensation

2017 Outstanding Equity Awards at Fiscal Year-End
The table below lists outstanding equity grants for each NEO as of December 31, 2017. The table includes outstanding equity grants from past years, as well as the current year.

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (#) (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Jeff M. Fettig
Stock Options
2009	300,000	—		31.82	2/16/2019
2011	137,925	—		85.45	2/14/2021
2012	211,332	—		71.03	2/20/2022
2013	134,411	—		107.57	2/20/2023
2014	111,987	—		138.56	2/17/2024
2015	52,756	25,984		213.23	2/16/2025
2016	55,887	108,486		132.19	2/15/2026
2017	—	121,008		177.19	2/20/2027
Performance RSUs
2015						6,118(3)	1,031,740(4)
2016								38,626(5)	6,513,899
2017								30,069(6)	5,070,836
RSUs						17,204(7)	2,901,283
Marc R. Bitzer
Stock Options
2014	32,615	—		138.56	2/17/2024
2015	14,972	7,373		213.23	2/16/2025
2016	—	39,836		132.19	2/15/2026
2017	—	47,694		177.19	2/20/2027
Performance RSUs
2015						1,736(3)	292,759(4)
2016								14,184(5)	2,391,990
2017								11,851(6)	1,998,553
RSUs						29,026(8)	4,894,945
James W. Peters
Stock Options
2015	1,030	506		213.23	2/16/2025
2016	—	2,176		132.19	2/15/2026
2017	—	17,033		177.19	2/20/2027
Performance RSUs
2015						119(3)	20,068(4)
2016								775(5)	130,696
2017								4,232(6)	713,684
RSUs						15,660(9)	2,640,902

48 l Notice of Annual Meeting of Stockholders and 2018 Proxy Statement

Executive Compensation

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (Exercisable) (#)	Number of Securities Underlying Unexercised Options (Unexercisable) (#) (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units, or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (2)
Joseph T. Liotine
Stock Options
2015	2,905	1,430		213.23	2/16/2025
2016	—	6,810		132.19	2/15/2026
2017	—	8,176		177.19	2/20/2027
Performance RSUs
2015						336(3)	56,663(4)
2016								2,425(5)	408,952
2017								2,031(6)	342,508
RSUs						24,054 (10)	4,056,467
João C. Brega
Stock Options
2014	4,952	—		138.56	2/17/2024
2015	2,043	1,005		213.23	2/16/2025
2016	1,656	3,210		132.19	2/15/2026
2017	—	4,755		177.19	2/20/2027
Performance RSUs
2015						1,542(3)	260,043(4)
2016								1,143(5)	192,756
2017								1,181(6)	199,164
RSUs						17,233 (11)	2,906,173
David T. Szczupak
Stock Options
2013	8,800	—		111.33	2/18/2023
2014	8,495	—		138.56	2/17/2024
2015	3,855	1,898		213.23	2/16/2025
2016	4,106	7,966		132.19	2/15/2026
2017	—	8,800		177.19	2/20/2027
Performance RSUs
2015						446(3)	75,213(4)
2016								2,836(5)	478,263
2017								2,186(6)	368,647
RSUs						4,620(12)	779,117

Notice of Annual Meeting of Stockholders and 2018 Proxy Statement l 49

Executive Compensation

(1)
As shown in the table above, all NEOs have three awards with remaining unvested stock options listed in this column. These awards represent grants from 2015, 2016, and 2017. Stock options generally vest and become exercisable in equal installments on the first, second, and third anniversary of the grant date. In the case of retirement, all unvested stock options immediately vest but must be exercised on or before the earlier of the fifth anniversary of the executive's retirement or the expiration date; provided that no stock option may be exercised earlier than the first anniversary of the grant date. As of the last day of our 2017 fiscal year, (i) the awards made in 2015 have one remaining vesting date: February 16, 2018; (ii) the awards made in 2016 have two vesting dates remaining: February 15, 2018 and February 15, 2019; and the awards made in 2017 have three vesting dates remaining: February 20, 2018, February 20, 2019, and February 20, 2020.

(2)
Represents unvested time-based or performance-based restricted stock units multiplied by the closing price of our common stock ($168.64) on December 29, 2017, the last trading day of the year. The ultimate value of the awards will depend on the value of our common stock on the actual vesting date, and in the case of performance-based restricted stock units, the extent to which the performance goals are achieved.

(3)	Represents earned, but unvested performance-based restricted stock units granted in 2015 with a performance period from 2015-2017. Shares were distributed on February 19, 2018.

(4)
The value of the performance-based restricted stock unit awards vesting February 19, 2018 are as follows: Mr. Fettig, $1,056,579; Mr. Bitzer, $299,807; Mr. Peters, $20,551; Mr. Liotine, $58,027; Mr. Brega, $266,303; and Mr. Szczupak, $77,024.

(5)	Represents performance-based restricted stock units granted in 2016, with a performance period of 2016-2018. Final award determination will be made after the completion of the 2018 performance year.

(6)	Represents performance-based restricted stock units granted in 2017, with a performance period of 2017-2019. Final award determination will be made after the completion of the 2019 performance year.

(7)
For Mr. Fettig, represents 17,204 unvested time-based restricted stock units that will vest and be distributed in shares of common stock upon a qualified retirement. Units vesting upon retirement are credited with dividend equivalents until distribution.

(8)
For Mr. Bitzer, represents 29,026 unvested time-based restricted stock units which includes 19,026 stock units that will vest and be distributed in shares of common stock upon a qualified retirement. Units vesting upon retirement are credited with dividend equivalents until distribution. Also included are 10,000 time-based restricted stock units which vest on June 15, 2020.

(9)
For Mr. Peters, represents 15,660 unvested time-based restricted stock units that will vest and be distributed in shares of common stock as follows: 255 on February 15, 2018; 150 on February 16, 2018; 5,000 on May 10, 2018; 255 on February 15, 2019; 5,000 on August 1, 2019; and 5,000 on August 1, 2021, subject to his continued employment through the applicable vesting date.

(10)
For Mr. Liotine, represents 24,054 unvested time-based restricted stock units that will vest and be distributed in shares of common stock as follows: 799 on February 15, 2018; 425 on February 16, 2018; 5,000 on February 17, 2018; 693 on February 20, 2018; 799 on February 15, 2019; 669 on February 20, 2019; 8,169 on February 20, 2020; and 7,500 on February 20, 2022, subject to his continued employment through the applicable vesting date.

(11)
For Mr. Brega, represents 17,233 time-based restricted stock units that will vest and be distributed in shares of common stock as follows: 377 on February 15, 2018; 298 on February 16, 2018; 403 on February 20, 2018; 377 on February 15, 2019; 389 on February 20, 2019; 7,889 on February 20, 2020; and 7,500 on February 20, 2022, subject to his continued employment through the applicable vesting date.

(12)
For Mr. Szczupak, represents 4,620 time-based restricted stock units that will vest and be distributed in shares of common stock as follows: 935 on February 15, 2018; 564 on February 16, 2018; 744 on February 20, 2018; 935 on February 15, 2019: 721 on February 20, 2019; and 721 on February 20, 2020, subject to his continued employment through the appicable vesting date.

50 l Notice of Annual Meeting of Stockholders and 2018 Proxy Statement

Executive Compensation

2017 Option Exercises and Stock Vested
The table below summarizes the value received from stock option exercises and RSUs that vested in 2017.

Name	OPTION AWARDS		STOCK AWARDS
	Number of Shares Acquired on Exercise (1) (#)	Value Realized on Exercise (2) ($)	Number of Shares Acquired on Vesting (3) (#)	Value Realized on Vesting (4) ($)

Jeff M. Fettig	120,700	11,064,044	25,847	4,579,830
Marc R. Bitzer	20,524	1,061,754	30,027	5,507,284
James W. Peters	2,387	99,693	1,049	185,760
Joseph T. Liotine	6,197	293,601	7,331	1,298,652
João C. Brega	—	—	11,126	2,014,812
David T. Szczupak	—	—	4,341	768,765

(1)
Option awards exercised by Mr. Fettig were granted on February 18, 2008. Option awards exercised by Mr. Bitzer were granted on February 15, 2016. Option awards exercised by Mr. Peters were granted on February 17, 2014 (1,264) and February 15, 2016 (1,123). Option awards exercised by Mr. Liotine were granted on February 18, 2013 (530), February 17, 2014 (2,156), and February 15, 2016 (3,511).

(2)
The dollar value realized on the exercise of stock options represents the pre-tax difference (fair market value of Whirlpool common stock on the exercise date minus the exercise price of the option) multiplied by the number of shares of common stock covered by the stock options exercised by the respective NEO.

(3)	Reflects vesting of restricted stock unit awards as shown below.

Name	2014 Performance-Based Restricted Stock Unit Awards	Restricted Stock Unit Awards	Total Shares Vested
Jeff M. Fettig	25,847	—	25,847
Marc R. Bitzer	7,527	22,500	30,027
James W. Peters	442	607	1,049
Joseph T. Liotine	753	6,578	7,331
João C. Brega	4,943	6,183	11,126
David T. Szczupak	1,960	2,381	4,341

(4)
The dollar value realized represents the pre-tax value received by each NEO upon the vesting of the restricted stock unit awards. The value realized is based on the closing stock price of Whirlpool stock on the NYSE on the vesting date.

Notice of Annual Meeting of Stockholders and 2018 Proxy Statement l 51

Executive Compensation

2017 Pension Benefits
Defined Benefit Plans
Messrs. Fettig, Peters, and Liotine accrued benefits under the Whirlpool Employees Pension Plan ("WEPP"), and Mr. Fettig accrued benefits under the associated Whirlpool Retirement Benefits Restoration Plan (the "Pension Restoration Plan") through December 31, 2006, when plan benefits were frozen. Messrs. Fettig, Bitzer, Peters, Liotine, and Szczupak participate in the Supplemental Executive Retirement Plan ("SERP"). These plans provide a defined benefit upon retirement relative to salary and annual cash incentives earned during the employment period. The table presented in this section describes the estimated actuarial present value of accrued pension benefits through the end of our 2017 fiscal year for each of the NEOs listed in the table. Mr. Fettig and Mr. Szczupak were eligible for retirement benefits as of the last day of our 2017 fiscal year. The number of years of service credited to each NEO equals the NEO's length of eligible service with Whirlpool. Whirlpool currently has a policy that prohibits crediting additional years of service under its pension plans.

What are WEPP and the Pension Restoration Plan?

WEPP is a qualified plan that provides all eligible employees, which includes most of Whirlpool's U.S. salaried workforce employed prior to the freezing of plan benefits as of December 31, 2006, with a defined benefit pension upon reaching retirement eligibility. For benefits under WEPP, the formula is:

2% x years of credited service x average base salary
In this formula:
•
"years of credited service" for salaried employees is generally based on hours worked as a salaried employee and also includes periods for which the employee was paid but did not work (such as vacation periods and holidays), periods of military service required to be recognized under federal law, and up to 24 months of long-term disability;

•
"average base salary" generally means the average of base salary in effect during the 60 sequential (but not necessarily consecutive) full calendar months of a participant's last 120 or fewer consecutive full calendar months of service before retirement or other termination of service that will produce the largest average monthly amount; and

•	the maximum number of years of service credited under the plan is 30 years.

Retirement benefits under this formula are limited by the Internal Revenue Code. Benefits can be paid to plan participants in a variety of annuity forms or as a lump sum amount. The benefits payable to our NEOs from this plan were frozen as of December 31, 2006.
After reaching age 55 and completing five years of service with Whirlpool, salaried participants in this plan are eligible for early retirement benefits under the plan. Benefits paid prior to age 65 are reduced. The factors used to determine this reduction vary with the participant's age. For example, salaried participants whose benefits have vested and who retire from active service at age 55 would have their retirement benefits reduced to 55% of the full retirement benefit payable at age 65.
Under the Pension Restoration Plan, the retirement eligibility and benefit formula are the same as under WEPP, except that in this plan, statutory benefit limitations are not applied in calculating benefits under the formula. The benefit payable from the Pension Restoration Plan is offset by the benefit payable from WEPP. With respect to our NEOs who participate in this plan, payments are made in accordance with their distribution elections. Participants in this plan generally may select among the following payment distribution options: lump sum seven months following termination, lump sum in April following the first anniversary of termination, or ten annual installments commencing seven months after termination. The benefits payable to our NEOs from this plan were frozen as of December 31, 2006.

52 l Notice of Annual Meeting of Stockholders and 2018 Proxy Statement

Executive Compensation

What is SERP?

SERP is a non-qualified plan that provides benefits in excess of Internal Revenue Code limitations under WEPP. SERP provides a benefit based on annual cash incentive compensation which supplements the benefit calculated on base salary under WEPP. With respect to benefits under SERP, the formula is:

2% x years of credited service x average of the highest 5 PEP awards earned over the last ten full years of employment
In this formula:
•	"years of credited service" has the same meaning as it does under WEPP described previously (except that credited service has not been frozen under SERP); and
•	the maximum number of years of service credited under the plan is 30 years.

After completing five years of service, our NEOs are eligible for benefits under SERP upon termination of employment for any reason except a termination for cause, provided they have received one or more PEP awards within the last ten calendar years preceding their termination of employment. Participants in this plan generally may select among the same payment distribution options as in the Pension Restoration Plan, as described above.
The actuarial present values of benefits under Whirlpool's pension plans are calculated in accordance with the following assumptions: (1) discount rate: 2017 of 3.70% and 2016 of 4.20%; (2) assumed retirement age: 65; (3) no pre-retirement decrements; and (4) assumed form of payment: lump sum, determined as equal to the present value of the life annuity provided by the plans' formulas and calculated based on the plans' provisions, including an interest rate based on high-quality corporate bond yields (assumed to be 3.70%) and mortality assumption that is based on the Internal Revenue Service prescribed 417(e) mortality rates.
The actuarial increase during our 2017 fiscal year of the projected retirement benefits can be found in the 2017 Summary Compensation Table in the "Change in Pension Value and Non-qualified Deferred Compensation Earnings" column (all amounts reported under that heading represent actuarial increases in our plans).

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)		Payments During Last Fiscal Year ($)
Jeff M. Fettig	WEPP	26		1,320,349	—
	Pension Restoration	26		4,141,767	—
	SERP	30		21,110,629	—
			Total	26,572,745
Marc R. Bitzer	WEPP	—		—	—
	Pension Restoration	—		—	—
	SERP	9		2,145,941	—
			Total	2,145,941
James W. Peters	WEPP	3		53,588	—
	Pension Restoration	—		—	—
	SERP	14		828,922	—
			Total	882,510
Joseph T. Liotine	WEPP	2		35,006	—
	Pension Restoration	—		—	—
	SERP	13		649,149	—
			Total	684,155
David T. Szczupak	WEPP	—		—	—
	Pension Restoration	—		—	—
	SERP	10		1,716,342	—
			Total	1,716,342

Notice of Annual Meeting of Stockholders and 2018 Proxy Statement l 53

Executive Compensation

Defined Contribution Plans
The Whirlpool 401(k) Retirement Plan provides a defined contribution retirement benefit qualified under Section 401(k) of the Internal Revenue Code. This plan offers participants a pre-tax retirement savings vehicle, plus employer contributions that encourage participant retirement savings, and provide additional assets for employees' retirement. Most U.S.-based employees of Whirlpool, including the NEOs, are eligible to participate in this plan. This plan provides an automatic employer contribution of 3% of pay. The 401(k) plan provides for an employer match of up to 4% of pay, provided that participants contributed at least 5% of pay on a pre-tax basis to the plan, and subject to contribution and benefit limitations under the Internal Revenue Code.
2017 Non-Qualified Deferred Compensation
The following table provides information about the non-qualified defined contribution deferred compensation plans in which our U.S.-based NEOs participate. Some of our NEOs participate in the Whirlpool Corporation Executive Deferred Savings Plan I ("EDSP I") and/or the Whirlpool Corporation Executive Deferred Savings Plan II ("EDSP II"). EDSP I was designed to provide executives with pre-tax deferral opportunities beyond those offered by the Whirlpool 401(k) Retirement Plan. Participants may no longer make deferrals into EDSP I. EDSP II became effective January 1, 2005, to comply with the requirements of Section 409A of the Internal Revenue Code.
EDSP II includes two components: the traditional component is known as EDSP II and the added component is known as the Whirlpool Executive Restoration Plan (the "401(k) Restoration Plan"). The traditional EDSP II is designed to provide executives with pre-tax deferral opportunities beyond those offered by the Whirlpool 401(k) Retirement Plan and the 401(k) Restoration Plan. Eligible executives may elect to contribute up to 75% of their short-term incentives and long-term cash and restricted stock unit incentives under this component. For our NEOs, the 401(k) Restoration Plan treats base salary as the only form of compensation eligible for deferral under the plan.
Once an executive's deferrals under the Whirlpool 401(k) Retirement Plan become limited by one or more Internal Revenue Code limitations, the executive's elected deferrals will continue at the same rate, with such overage credited to his account under the 401(k) Restoration Plan.
An EDSP I participant generally may elect distribution following termination of employment in the form of a lump sum or in monthly installments for up to ten years. A participant in EDSP II generally may select among the following post-termination distribution options: lump sum seven months following termination, lump sum in April following the first anniversary of termination, or ten annual installments commencing seven months following termination. EDSP I and EDSP II (including both the traditional component and the 401(k) Restoration Plan component) are unfunded non-qualified plans that are secured by our general assets. Amounts deferred are credited to record-keeping accounts for participants, and the record-keeping balances are credited with earnings and losses measured by investments generally similar to those selected by executives and available in the Whirlpool 401(k) Retirement Plan. Participants may not make withdrawals during their employment, except in the event of hardship, as approved by the Committee.

54 l Notice of Annual Meeting of Stockholders and 2018 Proxy Statement

Executive Compensation

Name	Executive Contributions in Last FY (1) ($)	Registrant Contributions in Last FY (2) ($)	Aggregate Earnings in Last FY (3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE (4) ($)
Jeff M. Fettig
EDSP I	—	—	92,071	—	4,310,993
EDSP II	—	—	(1,067,651)	—	20,519,681
401(k) Restoration	50,000	84,700	414,609	—	2,498,025
Total	50,000	84,700	(560,971)	—	27,328,699
Marc R. Bitzer
EDSP I	—	—	—	—	—
EDSP II	—	—	—	—	—
401(k) Restoration	30,583	57,517	120,385	—	856,241
Total	30,583	57,517	120,385	—	856,241
James W. Peters
EDSP I	—	—	—	—	—
EDSP II	16,992	—	(844)	—	74,187
401(k) Restoration	11,417	22,283	9,195	—	84,660
Total	28,409	22,283	8,351	—	158,847
Joseph T. Liotine
EDSP I	—	—	—	—	—
EDSP II	194,733	—	(14,450)	—	375,959
401(k) Restoration	71,250	27,750	50,262	—	399,681
Total	265,983	27,750	35,812	—	775,640
David T. Szczupak
EDSP I	—	—	—	—	—
EDSP II	—	—	—	—	—
401(k) Restoration	14,542	35,058	14,780	—	471,843
Total	14,542	35,058	14,780	—	471,843

(1)
The amount of the contributions made by each NEO, as reported above, is also included in each NEO's compensation reported under the 2017 Summary Compensation Table, either as "Salary," "Non-Equity Incentive Plan Compensation," or "Stock Awards."

(2)
Represents the amount of the contributions made by Whirlpool to each NEO under the 401(k) Restoration Plan. These amounts are also reflected in the "All Other Compensation" column of the Summary Compensation Table.

(3)	The aggregate earnings (and losses) are not reported in the 2017 Summary Compensation Table as they do not represent above market or preferential earnings.

(4)
The aggregate balance at December 31, 2017, as reported in this column, reflects amounts that are either currently reported or were previously reported as compensation in the 2017 Summary Compensation Table for 2017 or prior years, except for the aggregate earnings on deferred compensation.

Notice of Annual Meeting of Stockholders and 2018 Proxy Statement l 55

Executive Compensation

2017 Potential Post-Termination Payments
This section describes compensation and benefits payable to each of our NEOs in each of the following circumstances: involuntary termination by Whirlpool for cause; involuntary termination by Whirlpool without cause; resignation; retirement; death; disability; and change in control (with a qualifying termination). The amounts shown in the narrative disclosure and tables below assume that termination of employment or a change in control occurred as of December 31, 2017, and estimate certain amounts which would be paid to our NEOs upon the specified event. The amounts shown in the narrative disclosure and tables below are calculated using the December 29, 2017 closing stock price of $168.64. Due to the number of factors that affect the nature and amounts of compensation and benefits provided upon the events discussed below, the actual amounts paid or distributed may be different from the amounts reported below. Factors that could greatly affect these amounts include the timing during the year of any such event, Whirlpool's stock price, and the NEO's age.
The narrative disclosure and tables below describe and quantify the compensation and benefits that are paid in addition to compensation and benefits generally available to salaried employees. Examples of compensation and benefits generally available to salaried employees, and thus not included below, are distributions under the Whirlpool 401(k) Retirement Plan and non-U.S. savings plans, amounts payable under the U.S. salaried employee severance plan and, in certain circumstances, vested equity.
Also, information previously disclosed under the 2017 "Pension Benefits" and "Non-Qualified Deferred Compensation" tables is not repeated, except to the extent that the amounts payable to the NEO would be enhanced by the termination event described.
Involuntary Terminations and Resignation
Generally, we provide no additional benefits to any of our NEOs in the event that the NEO resigns from Whirlpool. We do not have employment agreements with any of our U.S.-based NEOs that would provide benefits in the event that we terminate the NEO's employment involuntarily for cause.
As is customary for executives in Brazil, Mr. Brega would be entitled to a special severance payment equal to 12 months of salary in case of termination by Whirlpool decision or his retirement, under the terms of his employment contract.
Under our long-term incentive programs, resignation and involuntary termination generally result in forfeiture of performance-based restricted stock units, performance cash units, time-based restricted stock units other than certain legacy awards, as well as all unvested options. Vested but unexercised options must be exercised within 30 days of termination. Certain legacy time-based restricted stock units accelerate upon an involuntary termination without cause. Generally, in the event we terminate the employment of an NEO involuntarily without cause, the payment of the value of these unvested time-based restricted stock units is the only benefit to which the NEO is entitled. The values of these legacy awards as of December 31, 2017 are as follows: Mr. Fettig, $2,901,283, and Mr. Bitzer, $3,208,545.
The Committee may, in its discretion, approve severance benefits designed to mitigate economic injury to the NEO as a direct result of involuntary termination.
Retirement
As of the last day of our 2017 fiscal year, Mr. Fettig and Mr. Szczupak were retirement eligible. If a non-retirement eligible NEO chose to "retire" as of the last day of our 2017 fiscal year, the effect of that "retirement" would be the same as if the NEO had resigned, as described immediately above. A retirement-eligible NEO may be entitled to certain incentive awards upon separation from service.

56 l Notice of Annual Meeting of Stockholders and 2018 Proxy Statement

Executive Compensation

A retirement-eligible NEO would receive accelerated vesting of all applicable unvested stock option awards upon retirement. Stock options must be exercised within five years of retirement or before the original expiration date (whichever occurs first) or the unexercised stock options will be canceled. Depending on the type of award, restricted stock units may accelerate or be forfeited upon retirement.
With respect to performance-based restricted stock units and performance cash unit awards, provided that the objective performance goal is met, a retirement-eligible NEO who retires during the performance period may receive a prorated portion of the award. The ratio used to determine the portion of the award to be received is the number of months worked by the NEO during the performance period over either 12 months or 36 months depending on when the NEO became eligible to participate in the long-term incentive plan. Therefore, certain NEOs will receive a full award if they complete at least 12 months of service during the performance period. In either case, the amount of the award received is based on actual performance as determined by the Committee following completion of the performance period. The amount of any 2017-2019 performance-based restricted stock unit and performance cash unit awards which are earned upon retirement will be determined by the Committee in 2020.

Death and Disability
In the event of death or disability, a NEO may receive a short-term incentive award at the discretion of the Committee, provided that the award shall be based on the actual amount the NEO would have received if the performance period had been completed.
Upon the death or disability of one of our NEOs, performance-based restricted stock unit and performance cash unit awards granted in 2015, 2016, and 2017 would be prorated based on the NEO's period of service during each applicable performance period. The amount of the award received is based on actual performance as determined by the Committee following the completion of each applicable performance period. Restricted stock unit awards vest in the event of death or disability prior to the applicable vesting date.
The vesting of stock options accelerates upon death or disability. In the event of disability, stock options must be exercised by the earlier of three years from the date of termination due to disability or the original expiration date. In the event of death, stock option awards granted in 2012 and prior years provide that options must be exercised by the earlier of the third anniversary of death or the one year anniversary of the expiration date. Stock option awards granted in 2013 and later provide for exercise of options by the earlier of the third anniversary of death or the expiration date. Options which are not exercised within the applicable period are canceled. In no event may an option be exercised within one year of the grant date.
The following table shows the possible payouts to each of our NEOs for the specified type of employment termination. The designated beneficiaries of our NEOs would receive the same life insurance benefits generally available to all salaried employees.

Notice of Annual Meeting of Stockholders and 2018 Proxy Statement l 57

Executive Compensation

Employment Termination Type	Severance and Separation Payments ($)	Annual Incentives ($) (2)	Performance Cash ($) (3)	Performance RSUs ($) (3)	Stock Options ($) (4)	RSUs ($)	Total ($)
Retirement (1)
Jeff M. Fettig	—	971,354	—	12,616,802	3,954,315	—	17,542,471
Marc R. Bitzer	—	—	—	—	—	—	—
James W. Peters	—	—	—	—	—	—	—
Joseph T. Liotine	—	—	—	—	—	—	—
João C. Brega	649,371	—	—	—	—	—	649,371
David T. Szczupak	—	268,766	474,523	516,938	290,361	779,117	2,329,705
Death & Disability
Jeff M. Fettig	—	971,354	—	7,064,948	3,954,315	2,901,283	14,891,900
Marc R. Bitzer	—	591,798	—	2,553,772	1,452,022	4,894,945	9,492,537
James W. Peters	—	205,135	93,084	345,094	79,315	2,640,902	3,363,530
Joseph T. Liotine	—	300,155	405,593	443,467	248,225	4,056,467	5,453,907
João C. Brega	649,371	265,182	236,503	454,935	117,005	2,906,173	4,629,169
David T. Szczupak	—	268,766	474,523	516,938	290,361	779,117	2,329,705

(1)	As of December 31, 2017, Mr. Fettig and Mr. Szczupak were eligible for retirement.

(2)	These amounts assume that the Committee, in its discretion, agrees to pay out actual amounts earned for 2017.

(3)	These amounts assume that the 2016-2018 and 2017-2019 performance-based restricted stock unit and performance cash unit awards pay out at target in 2019 and 2020, respectively.

(4)
These amounts assume unvested stock options from grants made in 2016 are accelerated for vesting and exercised at 2017 fiscal year end. The amounts do not include 2015 grants, with an exercise price higher than the closing price of our stock on December 29, 2017, and 2017 grants, as such grants are not exercisable as of 2017 fiscal year end.

Change in Control
Upon the occurrence of a qualifying termination following a change in control as described more fully below, our NEOs may receive accelerated vesting and payout of previously unvested performance cash units, performance-based restricted stock units, stock options, and restricted stock units under the terms of those awards. In the event a successor corporation does not assume or substitute for unvested equity awards, vesting of those awards may accelerate and become exercisable. Certain legacy restricted stock unit awards with extended vesting periods would accelerate and be paid out upon a change in control. The values of these legacy awards as of December 31, 2017 are as follows: Mr. Fettig, $2,901,283, and Mr. Bitzer, $3,208,545.
As provided in the following table, additional equity awards become payable only upon a qualifying termination following a change in control. In addition, we have change in control agreements with the NEOs. A "change in control", in accordance with these agreements, is generally defined to include: the acquisition by any person or group of 30% or more of Whirlpool's voting securities; a change in the composition of the Board such that the existing Board or persons who were approved by a majority of directors or their successors on the existing Board no longer constitute a majority; and consummation of a merger or consolidation of Whirlpool. These agreements contain a "best net" approach to address the potential for any excise tax to be imposed for payments and benefits that would constitute an "excess parachute payment" under Section 4999 of the Internal Revenue Code. We will not provide a gross-up payment and will instead reduce payments to the NEO such that the aggregate amount equals the maximum amount that can be paid without triggering the imposition of the excise tax, if the net amount received by the NEO on an after-tax basis would be greater than it would be absent such a reduction.
Under these agreements, benefits are payable to our NEOs after a change in control, but only after a qualifying termination occurs. Qualifying terminations include: involuntary termination of the NEO by Whirlpool; voluntary termination by the NEO for good reason, as defined in the agreement; or a material breach of the change in control agreement by Whirlpool.

58 l Notice of Annual Meeting of Stockholders and 2018 Proxy Statement

Executive Compensation

Cash severance arising from these change in control agreements is paid out in a lump sum payment equal to the NEO's unpaid base salary; unreimbursed business expenses; and all other items earned by and owed to the NEO through and including the date of the termination.
These agreements also provide for the lump sum cash payment of:

•
for Mr. Fettig and Mr. Bitzer, the greater of three times the NEO's base salary on the date of the termination or the NEO's base salary at any time during the 12 months prior to the change in control; for Messrs. Peters, Liotine, Brega, and Szczupak, the greater of two times the NEO's base salary on the date of the termination or the NEO's base salary at any time during the 12 months prior to the change in control;

•
for Mr. Fettig and Mr. Bitzer, the greater of three times the current target bonus opportunity (in terms of a percentage of base salary) under PEP or the NEO's highest target bonus opportunity at any time during the 12 months prior to the change in control; for Messrs. Peters, Liotine, Brega, and Szczupak, the greater of two times the current target bonus opportunity (in terms of a percentage of base salary) under PEP or the NEO's highest target bonus opportunity at any time during the 12 months prior to the change in control; and

•
the greater of the NEO's pro rata target bonus opportunity (in terms of a percentage of base salary) under PEP or the highest target bonus opportunity at any time during the 12 months prior to the change in control, or the actual bonus earned through the date of the termination under PEP based on the NEO's current level of goal achievement.

Our NEOs are also entitled to receive continued health and life insurance benefits for 18 months in connection with a qualifying termination after a change in control. The severance benefits provided include an amount, payable at the same time and in the same form as if paid from the non-qualified defined benefit pension plans, equal to the additional benefits to which the NEO would be entitled under our non-qualified defined benefit pension plans if the NEO's benefits had fully vested.
The continuation of the NEO's benefits will be calculated at the same cost and at the same level of coverage as in effect on the date of termination.
The amount of cash severance and benefits will be offset by any other severance-type payments the NEO may be eligible or entitled to receive from any other sources. The following table shows possible payouts to our NEOs as of December 31, 2017, triggered upon the occurrence of a change in control and a subsequent qualifying termination.

	CHANGE IN CONTROL WITH QUALIFYING TERMINATION
Name	Severance Payments ($)	Annual Incentive ($)	Performance Cash ($)	Performance RSUs ($)	Stock Option ($)	RSUs ($)	Health, Welfare and Other Benefits ($)	Total ($)
Jeff M. Fettig	11,544,000	2,368,000	—	12,616,802	3,954,315	2,901,283	20,280	33,404,680
Marc R. Bitzer	9,375,000	1,442,708	—	4,683,470	1,452,022	4,894,945	24,907	21,873,052
James W. Peters	2,220,000	500,083	127,971	864,449	79,315	2,640,902	22,234	6,454,954
Joseph T. Liotine	2,400,000	585,500	752,468	808,123	248,225	4,056,467	24,179	8,874,962
João C. Brega	2,597,484	638,130	431,744	651,962	117,005	2,906,173	79,824	7,422,322
David T. Szczupak	2,867,000	655,208	857,856	922,124	290,361	779,117	4,408	6,376,074

Notice of Annual Meeting of Stockholders and 2018 Proxy Statement l 59

Pay Ratio Disclosure

Pay Ratio Disclosure

We are providing the following disclosure about the relationship of the annual total compensation of our employees to the annual total compensation of Marc Bitzer, our CEO.
For 2017,

•	The median of the annual total compensation of all of our employees, other than Mr. Bitzer, was $19,906.

•
Mr. Bitzer's annual total compensation was $7,082,024. This amount differs from the amount reported in the Total column of the 2017 Summary Compensation Table due to the annualization of Mr. Bitzer's compensation to reflect his October 1, 2017 promotion to the position of Chief Executive Officer of Whirlpool and the inclusion of the company-paid portion of health insurance premiums, each as discussed further below.

•	Based on this information, the ratio of the annual total compensation of Mr. Bitzer to the median of the annual total compensation of all employees is estimated to be 356 to 1.

Identification of Median Employee

We selected October 1, 2017 as the date on which to determine our median employee. As of that date, we had 93,447 employees, with 21,462 employees based in the United States and 71,985 employees located outside of the United States. The pay ratio disclosure rules provide an exemption for companies to exclude non-U.S. employees from the median employee calculation if non-U.S. employees in a particular jurisdiction account for five percent (5%) or less of the company's total number of employees. Whirlpool applied this de minimis exemption when identifying the median employee by excluding 3,159 employees in Russia. After taking into account the de minimis exemption, 21,462 employees in the United States and 68,826 employees located outside of the United States were considered for identifying the median employee.
For purposes of identifying the median employee from our employee population base, we considered base salary and base wages, as compiled from our payroll records. We selected base salary and base wages as base pay represents the principal form of compensation delivered to all of our employees and this information is readily available in each country. In addition, we measured compensation for purposes of determining the median employee using the year-to-date period ended September 30, 2017. Compensation paid in foreign currencies was converted to U.S. dollars based on exchange rates in effect on September 30, 2017.
Using this methodology, we determined that our median employee was a full-time, hourly employee located in Brazil. In determining the annual total compensation of the median employee, such employee's compensation was calculated in accordance with Item 402(c)(2)(x) of Regulation S-K, as required pursuant to the SEC executive compensation disclosure rules, except that we elected to include the company-paid portion of health insurance premiums, which are normally excluded from the calculation of total compensation for purposes of the Summary Compensation Table. We converted such compensation to U.S. dollars according to exchange rates on December 31, 2017. The total compensation reported for Mr. Bitzer differs from the Total column of the 2017 Summary Compensation Table as a result of the annualization of Mr. Bitzer's compensation to reflect his October 1, 2017 promotion to the position of Chief Executive Officer of Whirlpool. To annualize Mr. Bitzer's compensation, we adjusted his base salary and annual cash incentive award to reflect the adjustments made to his base salary and annual cash incentive target in connection with his promotion and which became effective on October 1, 2017. We did not adjust Mr. Bitzer's 2017 long-term incentive awards since no adjustments were made to those awards for 2017. In addition, Mr. Bitzer's compensation for purposes of the pay ratio differs from the 2017 Summary Compensation Table as a result of the inclusion of the company-paid portion of health insurance premiums, which are excluded for Summary Compensation Table purposes.

60 l Notice of Annual Meeting of Stockholders and 2018 Proxy Statement

Item 2- Advisory Vote
Advisory Vote to Approve Whirlpool's Executive Compensation

Item 2 – Advisory Vote to Approve Whirlpool's Executive Compensation

The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Securities Exchange Act of 1934 enable our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers ("NEOs") as disclosed in this proxy statement.
As discussed in detail above under the caption "Compensation Discussion and Analysis," we are dedicated to global leadership and to delivering superior stockholder value. To achieve our objectives, we employ a pay-for-performance philosophy based on the following guiding principles:

•	Compensation should be incentive-driven with both a short-term and long-term focus;

•	a significant portion of pay should be performance-based, with the proportion varying in direct relation to an executive's level of responsibility;

•	components of compensation should be linked to the drivers of stockholder value over the long-term; and

•	components of compensation should be tied to an evaluation of business results and individual performance.
In support of our pay-for-performance philosophy, performance-based compensation in the form of short-term and long-term incentives constituted 90% and 84% of 2017 total target compensation for our former CEO and current CEO, respectively, and an average of 75% of 2017 total target compensation for our other NEOs.
Our policies and provisions that are intended to support best practices in executive compensation include, among others:

•	No "golden parachute" excise tax gross-ups and adoption of double-trigger change in control equity vesting

•	Approval of trading guidelines for Whirlpool stock prohibiting hedging by any employee or director and pledging or trading on margin for executive officers and directors

•	Adoption of significant stock ownership guideline levels to reinforce the link between the interests of our NEOs (7x for our CEO) and those of stockholders

•	Implementation of claw-back provisions in both our short-term and long-term incentive plans under which the repayment of awards may be required in certain circumstances

•	Decision-making by a fully independent compensation committee advised by an independent compensation consultant
For the reasons discussed above, we are asking our stockholders to indicate their support for our NEO compensation as described in this proxy statement by voting "FOR" the following resolution. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our NEOs and the philosophy, policies, and practices described in this proxy statement.
RESOLVED, that the stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in Whirlpool Corporation's Proxy Statement for the 2018 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the Summary Compensation Table, and the other related tables and disclosure.

Notice of Annual Meeting of Stockholders and 2018 Proxy Statement l 61

Item 2- Advisory Vote
Advisory Vote to Approve Whirlpool's Executive Compensation

This vote is advisory, and therefore not binding on Whirlpool, the Board, or the Human Resources Committee. The Board and the Human Resources Committee value the opinions of Whirlpool's stockholders and, to the extent there is any significant vote against the NEO compensation as disclosed in this proxy statement, we will consider such stockholders' concerns and the Human Resources Committee will evaluate whether any actions are necessary to address those concerns.

The Board of Directors recommends a vote FOR Item 2 for the approval of the compensation of Whirlpool's NEOs, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

62 l Notice of Annual Meeting of Stockholders and 2018 Proxy Statement

Equity Compensation Plan Information

Equity Compensation Plan Information

The following table presents information as of December 31, 2017, with respect to Whirlpool's compensation plans under which equity securities are authorized for issuance.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights ($)	Number of securities remaining available for future issuance under equity compensation plans (1)
Equity compensation plans approved by security holders	3,048,359(2)	123.27(3)	5,109,456
Equity compensation plans not approved by security holders	—	—	—
Total	3,048,359	123.27	5,109,456

(1)
Excluding securities in the "Number of securities to be issued upon exercise of outstanding options, warrants and rights" column. Represents shares available under Whirlpool's Amended and Restated 2010 Omnibus Stock and Incentive Plan.

(2)
This amount includes 2,265,100 shares subject to outstanding stock options with a weighted average remaining contractual term of 5.9 years, and 779,273 shares subject to outstanding restricted stock units.

(3)	The weighted-average exercise price information does not include any outstanding restricted stock units.

Notice of Annual Meeting of Stockholders and 2018 Proxy Statement l 63

Matters Relating to Independent Registered Public Accounting Firm

Matters Relating to Independent Registered Public Accounting Firm

Fees
In the years indicated, Ernst & Young LLP billed Whirlpool the following fees (in millions):

	Year ended December 31,
	2017	2016
Audit Fees	$13	$13
Audit-Related Fees	$1	$1
Tax Fees	$7	$8
All Other Fees*	—	—
Total	$21	$22
* All other fees are less than $1 million
Audit-related fees are principally comprised of fees for services provided in connection with employee benefit plan audits and consultation with management as to the accounting or disclosure treatment of various transactions or events. Tax fees are principally comprised of fees for services provided in connection with worldwide tax planning and compliance services, and assistance with tax audits and appeals. All other fees are principally comprised of fees for providing access to an online research tool and services provided to comply with local statutory, regulation, and attestation requirements.
Advance Approval Policy for Independent Registered Public Accounting Firm Services
Pursuant to its written charter, the Audit Committee, or a subcommittee thereof, is responsible for approving in advance all audit and permitted non-audit services the independent registered public accounting firm performs for us. In recognition of this responsibility, the Audit Committee has established a policy to approve in advance all audit and permitted non-audit services the independent registered public accounting firm provides. Prior to engagement of the independent registered public accounting firm for the next year's audit, management submits to the Audit Committee a request for approval of services expected to be rendered during that year. This request outlines each of the four categories listed above, and the Audit Committee approves these services by category. The fees are budgeted and the Audit Committee requires the independent registered public accounting firm and management to report actual fees in comparison to the budget at least once per year (additionally if fees exceed pre-approved amounts) by category of service. During the year, circumstances may arise when it may become necessary to engage the independent registered public accounting firm for additional services not contemplated in the original advance approval. In those instances, the Audit Committee requires specific approval in advance before engaging the independent registered public accounting firm. The Audit Committee may delegate authority to make advance approval to one or more of its members. The member or members to whom such authority is delegated must report, for information purposes only, any such approval decisions to the Audit Committee at its next scheduled meeting. A copy of the Audit Committee Pre-Approval Policy appears on Whirlpool's website: www.whirlpoolcorp.com/policies.

64 l Notice of Annual Meeting of Stockholders and 2018 Proxy Statement

Audit Committee Report

Audit Committee Report

The Audit Committee provides independent oversight of Whirlpool's accounting functions and monitors the objectivity of the financial statements prepared under the direction of Whirlpool's management. In addition, the Audit Committee retains our independent registered public accounting firm, reviews major accounting policy changes by Whirlpool, reviews and approves the scope of the annual internal and independent audit processes, reviews and monitors our assessment of internal controls, approves in advance audit and permitted non-audit services provided by the independent registered public accounting firm, approves all fees paid to the independent registered public accounting firm, and monitors our activities designed to assure compliance with legal and regulatory requirements as well as Whirlpool's ethical standards. The Audit Committee is composed of directors who have been determined by the Board to be "independent" and "financially literate" pursuant to the NYSE listing requirements. The Audit Committee operates under a written charter adopted by our Board.
The Audit Committee has reviewed our audited consolidated financial statements for 2017 with management, and management has represented to the Audit Committee that these financial statements were prepared in accordance with accounting principles generally accepted in the United States. The Audit Committee discussed with management the quality and the sufficiency of the accounting principles employed, including all critical accounting policies used in the preparation of the financial statements and related notes, the reasonableness of judgments made, and the clarity of the disclosures included in the statements.
The Audit Committee also reviewed our consolidated financial statements for 2017 with Ernst & Young LLP ("EY"), our independent registered public accounting firm for 2017, which is responsible for expressing an opinion on the conformity of those audited financial statements with accounting principles generally accepted in the United States. Further, the Audit Committee reviewed with EY its judgment as to the quality, not just the acceptability, of Whirlpool's accounting principles. In addition, the Audit Committee met with EY, with and without management present, to discuss the results of its examinations, its evaluations of our internal controls, and the overall quality of our financial reporting. The Audit Committee met nine times during the fiscal year ended December 31, 2017.
The Audit Committee has received the written disclosures and the Rule 3526 letter from EY required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, as modified or supplemented, and has discussed with EY its independence. The Audit Committee considered the compatibility of non-audit services EY provided to us with EY's independence. Finally, the Audit Committee discussed with EY the matters required to be discussed under the Public Company Accounting Oversight Board Auditing Standard No. 1301, Communications with Audit Committees (AS 1301).
In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, the inclusion of the consolidated financial statements in the Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the Securities and Exchange Commission. The Audit Committee has selected EY as our independent registered public accounting firm for 2018.

AUDIT COMMITTEE
Michael D. White, Chair	Gerri T. Elliott
Michael F. Johnston	James M. Loree
John D. Liu	Gary T. DiCamillo

Notice of Annual Meeting of Stockholders and 2018 Proxy Statement l 65

Item 3- Ratification of Appointment
Ratification of Independent Registered Public Accounting Firm

Item 3 – Ratification of the Appointment of Ernst & Young LLP as Whirlpool's Independent Registered Public Accounting Firm

RESOLVED, that the appointment of Ernst & Young LLP to audit the Consolidated Financial Statements and related internal control over financial reporting of Whirlpool and its subsidiaries for fiscal 2018, made by the Audit Committee with the concurrence of the Board, is hereby ratified.
The Audit Committee has appointed, and the Board has concurred subject to stockholder ratification, Ernst & Young LLP ("EY") to audit and report on the Consolidated Financial Statements and related internal control over financial reporting of Whirlpool and its subsidiaries for fiscal 2018. EY served as Whirlpool's independent registered public accounting firm for fiscal 2017, and EY has served as Whirlpool's independent registered public accounting firm since 1927. The members of the Audit Committee believe that the continued retention of EY to serve as Whirlpool's independent registered public accounting firm is in the best interests of Whirlpool and its stockholders.
Before making its determination on appointment, the Audit Committee carefully considers the qualifications and competence of the independent registered public accounting firm. For EY, this has included a review of its performance in prior years, its independence and processes for maintaining independence, the results of the most recent internal quality control review or Public Company Accounting Oversight Board inspection, the key members of the audit engagement team, the firm's approach to resolving significant accounting and auditing matters including consultation with the firm's national office, as well as its reputation for integrity and competence in the fields of accounting and auditing.

Benefits of Long-Tenured Auditor
•	Higher Audit Quality- EY's audit quality is enhanced by its knowledge and expertise of Whirlpool's global operations, accounting policies and practices, and internal control over financial reporting.
•	Efficient Fee Structure- Because of EY's familiarity with Whirlpool's business, its fees are competitive with peer companies.
•	Avoids Onboarding Costs and Educating New Auditor- Bringing on a new auditor would be costly and time-consuming, which could distract management.

Representatives of EY will attend the annual meeting of stockholders and may make a statement if they wish. They will be available to answer appropriate questions at the annual meeting. To pass, this proposal requires the affirmative vote of a majority of the outstanding common stock present in person or by proxy at the annual meeting and entitled to vote. In the event that the selection of EY is not ratified by the stockholders, the Audit Committee will take that event into account in connection with any future decisions as to the selection of a firm to serve as Whirlpool's independent registered public accounting firm, although by law the Audit Committee has final authority over the determination of whether to retain EY or another firm at any time.

The Board of Directors recommends that stockholders vote FOR Item 3, which ratifies the selection of Ernst & Young LLP as the independent registered public accounting firm for Whirlpool and its subsidiaries for fiscal 2018.

66 l Notice of Annual Meeting of Stockholders and 2018 Proxy Statement

Item 4- Management Proposal
Approval of the Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan

Item 4 – Management's Proposal to Approve the Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan

RESOLVED, that the Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan is hereby approved.

Overview

On February 20, 2018, the Board unanimously approved the Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan (the “2018 Incentive Plan”), subject to the approval of our stockholders. The 2018 Incentive Plan includes authorization for a variety of awards designed to advance Whirlpool's interests and long-term success by encouraging stock ownership among Whirlpool's officers and other key executives, employees, non-employee directors, consultants and other advisors, and otherwise linking the compensation of such persons to share price performance or the achievement of specified corporate objectives.

Whirlpool has historically granted equity awards under various plans, including most recently the Whirlpool Corporation 2010 Amended and Restated Omnibus Stock and Incentive Plan (the “2010 Incentive Plan” and, collectively with other equity plans maintained by Whirlpool under which awards are outstanding, the “Prior Plans”). If the 2018 Incentive Plan is approved by Whirlpool’s stockholders as proposed, no further awards will be made under the 2010 Incentive Plan. As of December 31, 2017, there were 5,109,456 shares available for grant under the 2010 Incentive Plan and none of Whirlpool's other Prior Plans are available for future equity grants.

Certain Features of the 2018 Incentive Plan

The following features of the 2018 Incentive Plan are designed to reinforce alignment between the equity compensation arrangements awarded pursuant to the 2018 Incentive Plan and our stockholders' interests:

•
Under the 2018 Incentive Plan, the maximum number of shares of Whirlpool's common stock initially available for awards is 6,900,000, reduced by (i) one share for every one share subject to a stock option or stock appreciation right granted after December 31, 2017 under the 2010 Incentive Plan and (ii) 2.5 shares for every one share subject to an award other than a stock option or stock appreciation right granted after December 31, 2017 under the 2010 Incentive Plan;

•
Fungible share counting whereby stock options and stock appreciation rights reduce the available shares under the 2018 Incentive Plan by one share for each share subject to a stock option or stock appreciation right and 2.5 shares for each share subject to an award other than a stock option or stock appreciation right;

•	No “liberal share recycling” of stock options or stock appreciation rights;

•	No discounting of stock options or stock appreciation rights;

•	No repricing, replacement or cash buyout of underwater stock options or stock appreciation rights without stockholder approval;

•	No dividend equivalents on stock options or stock appreciation rights;

•	No dividends or dividend equivalents on unearned awards;

•	No liberal definition of “Change in Control;” and

•	No automatic “single-trigger” acceleration on a change in control transaction.

Additional Information on Outstanding Awards and Historical Grants

The following provides additional information on the total equity compensation awards outstanding and total grants made in the fiscal years noted below.

Notice of Annual Meeting of Stockholders and 2018 Proxy Statement l 67

Item 4- Management Proposal
Approval of the Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan

Overhang
The following table provides certain additional information regarding total awards outstanding at December 31, 2017 (fiscal year-end).

As of December 31, 2017
Number of outstanding options(1)	2,265,000
Weighted average exercise price of outstanding options	$123.27
Weighted average remaining term of outstanding options	6 years
Number of outstanding full-value awards under Prior Plans	779,273
Total number of shares of common stock outstanding	70,646,473

(1)	The outstanding awards do not provide for dividend equivalents

The following table provides certain additional information regarding shares that will be available under the 2018 Incentive Plan, assuming approval of the 2018 Incentive Plan by Whirlpool's stockholders, as of February 20, 2018.

As of February 20, 2018
Shares available for grant under 2018 Incentive Plan (including shares previously available for grant under 2010 Incentive Plan)	6,900,000
Per-share closing price of common stock as reported on NYSE	$168.50
Burn Rate
The following table provides detailed information regarding our equity compensation activity for the prior three fiscal years.

	Fiscal Year 2017	Fiscal Year 2016	Fiscal Year 2015
Number of options granted	427,000	561,000	282,000
Number of stock units granted	307,000	314,000	341,000
Total Share Usage(2)	1,194,500	1,346,000	1,134,500
Weighted-average number of shares of common stock outstanding (000s)	73,300,000	76,100,000	78,700,000
Burn Rate (options, stock units, and director share awards)	1.63%	1.77%	1.44%

(2)
Reflects the gross number of shares underlying awards made to employees during the respective year as disclosed in the stock-based compensation footnote of the 10-K and adjusted using 1 share for every stock option granted and 2.5 shares for every full-value award granted

68 l Notice of Annual Meeting of Stockholders and 2018 Proxy Statement

Item 4- Management Proposal
Approval of the Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan

Summary of the 2018 Incentive Plan

The Board and the Human Resources Committee of the Board (the “Committee”) recommend that the stockholders approve the 2018 Incentive Plan. If the holders of a majority of the shares of common stock that are present in person or represented by proxy at the annual meeting and entitled to vote, vote FOR the 2018 Incentive Plan, the 2018 Incentive Plan will immediately become effective and no further awards will be made under the 2010 Incentive Plan. If Whirlpool's stockholders do not approve the 2018 Incentive Plan, the 2018 Incentive Plan will not become effective, the 2010 Incentive Plan will continue in effect, and the Committee may continue to issue awards under the 2010 Incentive Plan.

The following description is qualified in its entirety by reference to the plan document, a copy of which is attached as Annex A and incorporated into this Proxy Statement by reference.

Purpose

The Board believes that the 2018 Incentive Plan fosters and promotes the long-term financial success of Whirlpool and materially increases stockholder value by:

•	strengthening Whirlpool's capability to develop, maintain, and direct an outstanding management team;

•	motivating superior performance by means of long‑term performance-based incentives;

•	encouraging and providing for obtaining an ownership interest in Whirlpool;

•	attracting and retaining outstanding talent by providing incentive compensation opportunities competitive with other major companies; and

•	enabling award recipients to participate in the long-term growth and financial success of Whirlpool.

Plan Term

The 2018 Incentive Plan will be effective upon stockholder approval at the annual meeting. No new awards may be granted under the 2018 Incentive Plan after the 10-year anniversary of the date on which the stockholders approve the 2018 Incentive Plan. However, the term and exercise of awards granted before the 10-year anniversary may extend beyond that date. The Board may terminate the 2018 Incentive Plan at any time with respect to all awards that have not been granted.

Eligibility

Officers, executives, and other employees of Whirlpool or its subsidiaries and Whirlpool's non-employee directors may be selected by the Committee to receive awards under the 2018 Incentive Plan. In addition, the Committee may select certain consultants and advisors providing services to Whirlpool or its subsidiaries to receive awards under the 2018 Incentive Plan. Subject to the delegation authority included in the 2018 Incentive Plan, the Committee determines which eligible persons will receive awards and the size, terms, conditions and restrictions of such awards. Whirlpool refers to each eligible person who has been approved to receive one or more awards under the 2018 Incentive Plan as a “participant.” As of February 20, 2018, six executive officers, approximately 92,000 other employees and 12 non-employee directors would be eligible to participate in the 2018 Incentive Plan, if selected by the Committee; however, participation has historically been limited to Whirlpool's non-employee directors and approximately 1,000 executive officers and employees of Whirlpool and its subsidiaries.

Administration

The 2018 Incentive Plan is administered by the Committee. The Committee may grant awards to eligible persons and, to the extent permitted by applicable law, the Committee may delegate some or all of its power

Notice of Annual Meeting of Stockholders and 2018 Proxy Statement l 69

Item 4- Management Proposal
Approval of the Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan

and authority under the 2018 Incentive Plan to the Board (or any members thereof) or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the Chief Executive Officer or other executive officer of Whirlpool as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to a member of the Board, the Chief Executive Officer, or other executive officer of Whirlpool with regard to the selection for participation in the 2018 Incentive Plan of a person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such person.

The Committee is authorized to interpret and take various other actions with respect to the 2018 Incentive Plan and related agreements and documents. The Committee may take any action such that (1) any outstanding stock options and stock appreciation rights become exercisable in part or in full, (2) all or any portion of a vesting period applicable to any outstanding award will lapse, (3) all or a portion of any performance period applicable to any outstanding award will lapse, and (4) any performance measures applicable to any outstanding award be deemed satisfied at the target, maximum or any other interim level.

Available Awards

The 2018 Incentive Plan authorizes Whirlpool to provide equity‑based compensation in the form of (1) stock options, including incentive stock options (“ISOs”), which entitle the optionee to favorable tax treatment under Section 422 of the Internal Revenue Code (the “Code”); (2) stock appreciation rights (“SARs”); (3) restricted stock and restricted stock units (“RSUs”); (4) other share-based awards; and (5) performance awards. Each type of award is described below under “Types of Awards Authorized Under the 2018 Incentive Plan.” Each award granted under the 2018 Incentive Plan will be evidenced by an award agreement containing such terms and provisions, consistent with the 2018 Incentive Plan, as the Committee may approve.

Shares Available for Issuance Under the 2018 Incentive Plan

Subject to adjustment as provided for in the 2018 Incentive Plan, as of the date of this annual meeting of Whirlpool stockholders (the “Effective Date”), the number of shares of Whirlpool common stock that will be authorized for awards under the 2018 Incentive Plan (the “Share Pool”) will be 6,900,000 shares, less one share for every one share that was subject to a stock option or SAR granted after December 31, 2017 under any Prior Plan and 2.5 shares for every one share that was subject to an award other than a stock option or SAR granted after December 31, 2017 under any Prior Plan. The Share Pool will be reduced by one share for every one share subject to stock options or SARs granted under the 2018 Incentive Plan and by 2.5 shares for every one share subject to awards other than stock options or SARs granted under the 2018 Incentive Plan. The Share Pool will be increased by any shares that become available as a result of the forfeiture, expiration or cash-settlement of awards, in accordance with the principles discussed more fully under the subheading “Share Counting.”

Shares issued under the 2018 Incentive Plan may be of original issuance, treasury shares, other shares or a combination of the foregoing.

Limit on Director Awards

The aggregate value of cash compensation and the grant date fair value of shares (computed as of the date of grant in accordance with applicable financial accounting rules) that may be awarded or granted during any fiscal year of Whirlpool to any non-employee director will not exceed $750,000; provided, however, that the per person limit set forth in this sentence will be increased by one-third with respect to compensation and awards granted to any Non-Executive Chairman of the Board.

70 l Notice of Annual Meeting of Stockholders and 2018 Proxy Statement

Item 4- Management Proposal
Approval of the Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan

Share Counting

Under the 2018 Incentive Plan, each share of Whirlpool common stock subject to a stock option or SAR counts against the aggregate 2018 Incentive Plan limit as one share, and each share subject to an award other than a stock option or SAR counts against the aggregate 2018 Incentive Plan limit as 2.5 shares.

Shares subject to awards granted under the 2018 Incentive Plan or a Prior Plan that are forfeited, expired or settled for cash (with certain exceptions described below for stock options and SARs), after the Effective Date with respect to 2018 Incentive Plan or after December 31, 2017 with respect to the Prior Plans, will be added to the Share Pool at the following ratio: one share with respect to each share subject to a stock option or SAR and 2.5 shares for each share subject to any award other than a stock option or SAR, regardless of when the applicable award was granted.

In the event that withholding tax liabilities arising from an award other than a stock option or SAR under the 2018 Incentive Plan or, after December 31, 2017, an award other than a stock option or SAR under the Prior Plans, are satisfied by the tendering of shares (either actually or by attestation) or by the withholding of shares by Whirlpool, the shares so tendered or withheld will be added to the Share Pool, using the share counting principles described above. Notwithstanding these general principles, the following shares of Whirlpool common stock will not be added to the Share Pool:

•
any shares of Whirlpool common stock tendered by a participant or withheld by Whirlpool in full or partial payment of the exercise price of stock options granted under the 2018 Incentive Plan or, after December 31, 2017, the Prior Plans;

•
shares of Whirlpool common stock tendered by a participant or withheld by Whirlpool to satisfy any tax withholding obligation with respect to a stock option or SAR granted under the 2018 Incentive Plan or, after December 31, 2017, the Prior Plans;

•
shares of Whirlpool common stock subject to an SAR granted under the 2018 Incentive Plan or, after December 31, 2017, the Prior Plans that are not issued in connection with stock settlement on exercise; and

•
Whirlpool common stock reacquired by Whirlpool on the open market or otherwise reacquired using cash proceeds from the exercise of stock options granted under either the 2018 Incentive Plan or, after December 31, 2017, the Prior Plans.

Shares of Whirlpool common stock issued as substitution awards in connection with Whirlpool's merger with or acquisition of another company will not decrease the number of shares available for grant under the 2018 Incentive Plan but also will not be available for further awards under the 2018 Incentive Plan if the substitution awards are forfeited, expired or settled in cash. Whirlpool may use shares under a pre-existing, stockholder-approved plan of a company acquired by Whirlpool for awards under the 2018 Incentive Plan, which shares will not decrease the number of shares available for grant under the 2018 Incentive Plan, but such shares may be used only for grants of awards made prior to the expiration of the pre-existing plan to persons who were not employees or directors of Whirlpool or any subsidiary prior to such acquisition.

Dividends and Dividend Equivalents

Under the terms of the 2018 Incentive Plan, the Company is prohibited from granting dividend equivalents on stock options and stock appreciation rights. In addition, all dividends and dividend equivalents granted with respect to all other awards will be subject to the same vesting conditions that are applicable to the shares subject to the award so that no dividends or dividend equivalents will be paid with respect to unearned or unvested awards.

Clawback
The 2018 Incentive Plan expressly provides that the Committee in its discretion may require a participant to repay the amounts, if any, derived from an award granted under the 2018 Incentive Plan in the event of a

Notice of Annual Meeting of Stockholders and 2018 Proxy Statement l 71

Item 4- Management Proposal
Approval of the Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan

restatement of Whirlpool's financial results within three years after payment of such award to correct a material error that is determined by the Committee to be the result of fraud or intentional misconduct. Furthermore, awards and any cash payment or shares of common stock delivered pursuant to an award granted under the 2018 Incentive Plan are subject to forfeiture, recovery by Whirlpool or other action pursuant to the applicable award agreement or any clawback or recoupment policy which Whirlpool may adopt from time to time, including any such policy which Whirlpool may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law. The Committee will review the clawback provisions contained in the 2018 Incentive Plan for compliance with any rules or regulations adopted by the Securities and Exchange Commission or the New York Stock Exchange to implement Section 10D of the Exchange Act, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act. Any changes required to be made to comply with such rules or regulations will apply to any award awarded under the 2018 Incentive Plan.

Repricing Prohibited

Other than pursuant to adjustment or change in control provisions set forth in the 2018 Incentive Plan, the Committee will not without the approval of Whirlpool's stockholders (i) lower the stock option or SAR price per share of a stock option or SAR after it is granted, (ii) cancel any previously granted stock option or SAR in exchange for another stock option or SAR with a lower stock option price per share, (iii) cancel a stock option or SAR in exchange for cash or another award if the stock option or SAR price per share exceeds the fair market value of a share on the date of such cancellation, or (iv) take any other action with respect to a stock option or SAR that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the shares are traded.

Types of Awards Authorized Under the 2018 Incentive Plan

Stock Options. A stock option entitles the optionee to purchase shares of Whirlpool common stock at a price not less than fair market value per share as of the date of grant (except for substitution awards). Each stock option or portion of a stock option that is not an ISO is a non-qualified stock option. The maximum term for a stock option is 10 years. Notwithstanding the foregoing, an ISO granted to any person who owns, as of the date of grant, stock possessing more than 10% of the total combined voting power of all classes of Whirlpool common stock must have an exercise price that is not less than 110% of the fair market value of Whirlpool common stock on the date of grant and may not have a term extending beyond the fifth anniversary of the date of grant. The maximum aggregate number of shares of Whirlpool common stock that may be issued pursuant to ISOs granted under the 2018 Incentive Plan is 3,000,000 shares. Each stock option grant will specify whether the exercise price is payable: (1) in cash or by cash equivalents; (2) by the transfer to Whirlpool of previously acquired shares of Whirlpool common stock owned by the optionee; (3) with the consent of the Committee, by delivery of other consideration having a fair market value on the exercise date equal to the total purchase price; (4) pursuant to a net exercise arrangement whereby the participant directs Whirlpool to deduct from shares issuable upon exercise of his or her stock options a number of shares having an aggregate fair market value equal to the sum of the total purchase price; (5) by such other methods as may be specified in the award agreement; or (6) by a combination of such payment methods.

SARs. A SAR is a right, exercisable by surrender of the SAR and the related stock option (if granted in tandem with a stock option) or by surrender of the SAR only (if granted as a free-standing SAR), to receive from Whirlpool an amount equal to the number of shares of Whirlpool common stock subject to the SAR, multiplied by the difference between the fair market value of Whirlpool common stock on the date of exercise and the grant price of the SAR. The grant price of a free-standing SAR may not be less than the market value per share at the date of grant (except for substitution awards). Any grant may specify that the amount payable on exercise of a SAR may be paid by Whirlpool in cash, in shares of Whirlpool common stock or other property, or in any combination of such payment methods, in the sole discretion of the Committee. No SAR may be exercisable more than 10 years from the date of grant.

72 l Notice of Annual Meeting of Stockholders and 2018 Proxy Statement

Item 4- Management Proposal
Approval of the Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan

Restricted Stock and RSUs. A grant of restricted stock involves the immediate transfer by Whirlpool to a participant of ownership of a specified number of restricted shares of Whirlpool common stock in consideration of the performance of service. The participant is entitled immediately to voting, dividend, and other ownership rights in such shares, provided that dividends will be subject to the same vesting conditions as the underlying shares. An RSU represents the right of the grantee of the RSU to receive from Whirlpool a payment upon or after vesting of the RSU equal to the per share value of Whirlpool common stock as of the date of grant, vesting date or other date determined by the Committee at the date of grant of the RSU. At the discretion of the Committee, RSUs may be settled in cash, shares of Whirlpool common stock or any combination of cash and shares. RSUs may entitle the participant to receive credits for dividend equivalents, but not voting or other rights as a stockholder, provided that any dividend equivalents will be subject to the same vesting conditions as applicable to the underlying award.

Other Share‑Based Awards. The Committee may, subject to limitations under applicable law, grant to any participant other share-based awards, which may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on or related to, shares of Whirlpool common stock or other property, including unrestricted shares and deferred stock units, in the sole discretion of the Committee. The Committee will determine the terms and conditions of these awards. Any dividends or dividend equivalents distributed with respect to any Other Share-Based Award will be subject to the same vesting restrictions as applicable to the underlying award.

Performance Awards. The Committee may grant to any participant performance awards in the form of performance shares or performance cash, as determined by the Committee in its sole discretion. Performance shares entitle the grantee to units valued by reference to a designated number of shares of Whirlpool common stock, whereas performance cash entitles the grantee to a designated amount of cash. Each performance award will specify one or more performance measures that must be satisfied within a specified period (referred to as the performance period) in order for the performance awards to be earned. Any dividends or dividend equivalents distributed with respect to any performance award will be subject to the same vesting restrictions as applicable to the underlying award.

Performance awards will be subject to such performance criteria determined by the Committee in its discretion. Such criteria may include, without limitation, performance goals established by the Committee, which will be based on the attainment of specified levels of one or any combination of the following: (a) revenue; (b) net income (or loss) per share; (c) profits; (d) net earnings (or loss); (e) net income (or loss); (f) operating income or loss; (g) cash flow; (h) cash flow per share (before or after dividends); (i) free cash flow; (j) earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); (k) total stockholder return relative to assets; (l) total stockholder return relative to peers; (m) customer satisfaction; (n) customer growth; (o) employee satisfaction; (p) gross margin; (q) revenue growth; (r) stock price; (s) market share; (t) sales; (u) earnings (or loss) per share; (v) return on equity; (w) cost reductions; (x) economic value added; (y) product revenue growth; (z) income or loss (before or after allocation of corporate overhead and bonus); (aa) return on assets or net assets; (bb) appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of Whirlpool; (cc) gross profits; (dd) comparisons of stock price with various stock market indices; (ee) return on capital (including return on total capital or return on invested capital); (ff) cash flow return on investment; (gg) return on investment, improvement in or attainment of expense levels or working capital levels, including cash, inventory, and accounts receivable; (hh) operating margin; (ii) year-end cash; (jj) cash margin; (kk) debt reduction; (ll) stockholders equity; (mm) operating efficiencies; (nn) research and development achievements; (oo) manufacturing achievements relating to obtaining particular yields from manufacturing runs; (pp) strategic partnerships or transactions relating to in-licensing and out-licensing of intellectual property; (qq) establishing relationships with commercial entities with respect to the marketing, distribution, and sale of Whirlpool's products (including with group purchasing organizations, distributors, and other vendors); (rr) supply chain achievements relating to establishing relationships with manufacturers or suppliers of component materials and manufacturers of Whirlpool's products; (ss) co-development, co-marketing, or profit sharing arrangements; (tt) financial ratios (including those measuring liquidity, activity, profitability or leverage); (uu) cost of capital; (vv) financing and other capital raising transactions (including sales of Whirlpool's equity or debt securities); (ww) factoring transactions; (xx)

Notice of Annual Meeting of Stockholders and 2018 Proxy Statement l 73

Item 4- Management Proposal
Approval of the Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan

sales or licenses of Whirlpool's assets, including its intellectual property, whether in a particular jurisdiction, territory or globally or through partnering transactions; (yy) implementation, completion or attainment of measurable objectives with respect to commercialization of products, production volume levels, acquisitions and divestitures, and recruiting and maintaining personnel or (zz) any other metric established by the Committee. Such performance goals also may be based solely by reference to Whirlpool's performance or the performance of a subsidiary, division, business segment or business unit of Whirlpool, based upon the performance of Whirlpool relative to performance of other companies or upon comparisons of any of the indicators of Whirlpool performance relative to performance of other companies, or based upon individual performance. The applicable performance goals may be applied on a pre- or post-tax basis and may be adjusted to include or exclude objectively determinable components of any performance measure, including, without limitation, foreign exchange gains and losses, asset writedowns, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting Whirlpool or its financial statements or changes in law or accounting principles (“Adjustment Events”). In the sole discretion of the Committee, the Committee may amend or adjust the performance goals or other terms and conditions of an outstanding award in recognition of any Adjustment Events.

To the extent earned, the performance awards will be paid to the participant at the time and in the manner determined by the Committee. Any grant may specify that the amount payable with respect to the grant may be paid by Whirlpool in cash, shares of Whirlpool common stock, other property or any combination of such payment methods at the discretion of the Committee. A performance award may be paid in a lump sum or in installments following the close of the performance period or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

Amendment and Termination of the 2018 Incentive Plan

The Board may alter, amend, suspend or terminate the 2018 Incentive Plan, except that no amendment that requires stockholder approval under applicable law, including the rules and regulations of the principal U.S. national securities exchange on which shares of Whirlpool common stock are traded, will be effective unless such stockholder approval is obtained. The Board may not amend the 2018 Incentive Plan to impair the rights of a participant under any previously granted award in any material respect without such participant's consent.

Change in Control

The 2018 Incentive Plan generally provides the Committee with flexibility to determine the effects of a change in control on outstanding awards. Unless otherwise provided in the applicable award agreement, in the event of a change in control of Whirlpool in which the successor company assumes or substitutes for stock options, SARs, restricted stock, RSUs, performance awards or other share-based awards, if a participant's employment is terminated within 24 months following such change in control and under circumstances specified in the award agreement, (1) stock options will immediately vest and become exercisable for 24 months following the date of such change in control (or the period of time set forth in the award agreement, but not to exceed the term); (2) the restrictions, limitations, and other conditions applicable to any restricted stock or RSUs as of the date of such termination of employment will lapse, and the restricted stock or RSUs will become fully vested; (3) the restrictions, limitations, and other conditions applicable to any performance awards will lapse (with the attainment of the performance goals determined as set forth in the award agreement or as otherwise determined by the Committee), and the performance awards will become fully vested and transferable to the full extent of the original grant; and (4) the restrictions, limitations, and other conditions applicable to any other share-based awards will lapse, and the other share-based awards will become fully vested and transferable to the full extent of the original grant. If a successor does not assume or substitute awards in a change in control, the vesting and/or exercisability of awards will generally be accelerated as of immediately prior to the change in control.

74 l Notice of Annual Meeting of Stockholders and 2018 Proxy Statement

Item 4- Management Proposal
Approval of the Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan

Under the 2018 Incentive Plan, a change in control of Whirlpool is generally defined as the occurrence of any of the following triggering events:

1.
The acquisition by any individual, entity or group of beneficial ownership of 30% or more of the outstanding shares of Whirlpool common stock or the combined voting power of the then-outstanding voting securities of Whirlpool entitled to vote generally in the election of directors, with certain enumerated exceptions;

2.
Individuals who, as of the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board, except that individuals whose election or nomination was approved by a vote of a majority of the Incumbent Directors then on the Board (other than in connection with an actual or threatened election contest) are treated as Incumbent Directors;

3.
Consummation of a reorganization, merger, consolidation, statutory share exchange or other similar corporate transaction, unless (i) the individuals and entities who beneficially owned Whirlpool’s outstanding common stock and voting securities prior to such transaction continue to beneficially own, directly or indirectly, more than 60% of the outstanding shares of common stock of the resulting entity and the combined voting power of the outstanding voting securities of the relevant entity in substantially the same proportions as their ownership immediately prior to such transaction, (ii) no person is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of the resulting entity, and (iii) members of the Incumbent Board constitute a majority of the members of the board of directors of the resulting entity;

4.	The approval by the stockholders of a complete liquidation or dissolution of Whirlpool; or

5.
The sale or other disposition of all or substantially all of Whirlpool's assets, unless the sale or disposition is to a corporation, with respect to which following the sale or disposition (i) the individuals and entities who beneficially owned Whirlpool's outstanding common stock and voting securities prior to such sale or disposition continue to beneficially own, directly or indirectly, more than 60% of the outstanding shares of common stock of such corporation and the combined voting power of the outstanding voting securities of such corporation, (ii) no person is or becomes the beneficial owner, directly or indirectly, of 30% or more of the total voting power of the outstanding voting securities eligible to elect directors of such corporation, and (iii) members of the Incumbent Board constitute a majority of the members of the board of directors of such corporation.

Adjustments

In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation or any successor or replacement accounting standard) that causes the per share value of shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, such adjustments and other substitutions will be made to the 2018 Incentive Plan and to awards (including the performance criteria applicable to any award) in a manner the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class, and kind of securities that may be delivered under the Plan, the maximum number of shares that may be issued pursuant to ISOs and, in the aggregate or to any participant, in the number, class, kind, performance goals, and stock option or exercise price of securities subject to outstanding awards granted under the 2018 Incentive Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of Whirlpool, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable

Notice of Annual Meeting of Stockholders and 2018 Proxy Statement l 75

Item 4- Management Proposal
Approval of the Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan

by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment will be final, binding, and conclusive.

Termination of Employment
The award agreements will specify the terms relating to the exercise, vesting, settlement, cancellation or forfeiture, including the terms relating to the satisfaction of performance goals and the termination of the vesting period or performance period, of an award upon a termination of employment with or service to Whirlpool of the holder of such award, whether by reason of disability, retirement, death or any other reason.

Limited Transferability

No award and no shares of Whirlpool common stock that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such award may be exercised during the life of the participant only by the participant or the participant's guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a participant may assign or transfer an award to: (1) the participant's spouse, children, or grandchildren (including any adopted and stepchildren or grandchildren), parents, grandparents, or siblings; (2) a trust for the benefit of one or more of the participant or the persons referred to in clause (1); (3) a partnership, limited liability company or corporation in which the participant or the persons referred to in clause (1) are the only partners, members or stockholders; or (4) for charitable donations, in each case, without consideration; provided that in each case, such permitted assignees are bound by and subject to all of the terms and conditions of the 2018 Incentive Plan and the award agreement relating to the transferred award and must execute an agreement satisfactory to Whirlpool evidencing such obligations.

Withholding Taxes

To the extent that Whirlpool is required to withhold federal, state, local or foreign taxes in connection with any payment made or benefit realized by a participant or other person under the 2018 Incentive Plan, and the amounts available to Whirlpool for such withholding are insufficient, it will be a condition to the receipt of such payment or the realization of such benefit that the participant or such other person make arrangements satisfactory to Whirlpool for payment of the balance of such taxes required to be withheld, which arrangements (in the discretion of the Committee) may include relinquishment of a portion of such benefit. In certain circumstances, Whirlpool may withhold from wages amounts otherwise payable to a participant, or shares of common stock that are deliverable to a participant, to settle tax withholding obligations. Participants may elect to have shares of common stock withheld by Whirlpool or may deliver other shares of common stock to satisfy tax withholding obligations, but the value of any shares withheld will not exceed the minimum amount of taxes required to be withheld (or such other rate that will not cause an adverse accounting consequence or cost to Whirlpool and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity).

Termination

No grant will be made under the 2018 Incentive Plan more than 10 years after the Effective Date, but all grants made on or prior to the 10‑year anniversary of the Effective Date will continue in effect, subject to the terms of the 2018 Incentive Plan and applicable award agreements.

Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2018 Incentive Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2018 Incentive Plan that may be relevant

76 l Notice of Annual Meeting of Stockholders and 2018 Proxy Statement

Item 4- Management Proposal
Approval of the Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan

to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2018 Incentive Plan. Each participant is advised to consult his or her particular tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Stock Options. A participant will not recognize taxable income at the time an option is granted, and Whirlpool will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and subject to income tax withholding with respect to an employee) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased over their exercise price, and Whirlpool will be entitled to a corresponding deduction except to the extent the deduction limits of Section 162(m) apply. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an ISO. If the shares acquired by exercise of an ISO are held for the longer of two years from the date the ISO was granted and one year from the date the ISO was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and Whirlpool will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition, the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (1) the amount realized upon that disposition and (2) the excess of the fair market value of those shares on the date of exercise over the exercise price, and Whirlpool will be entitled to a corresponding deduction except to the extent the deduction limits of Section 162(m) apply.

SARs. A participant will not recognize taxable income at the time SARs are granted, and Whirlpool will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding with respect to an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by Whirlpool, and Whirlpool will be entitled to a corresponding deduction except to the extent the deduction limits of Section 162(m) apply.

Restricted Stock and RSUs. A participant will not recognize taxable income at the time restricted stock is granted, and Whirlpool will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding with respect to any an employee) at the time of the grant in an amount equal to the excess of the fair market value for the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding with respect to an employee) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is deductible by Whirlpool as compensation expense, except to the extent the deduction limits of Section 162(m) apply.

A participant will not recognize taxable income at the time an RSU is granted, and Whirlpool will not be entitled to a tax deduction at that time. Upon settlement of RSUs, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding with respect to an employee) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by Whirlpool, and Whirlpool will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

Other Share-Based Award. A participant who receives shares of common stock that are not subject to any restrictions under the 2018 Incentive Plan will recognize compensation taxable as ordinary income on the date of grant in an amount equal to the fair market value of such shares on that date, and Whirlpool will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply. The taxation of other forms of Other Share-Based Awards will depend on the structure of such awards.

Notice of Annual Meeting of Stockholders and 2018 Proxy Statement l 77

Item 4- Management Proposal
Approval of the Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan

Performance Awards. A participant will not recognize taxable income at the time performance awards are granted, and Whirlpool will not be entitled to a tax deduction at that time. Upon settlement of performance awards, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding with respect to an employee) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by Whirlpool, and Whirlpool will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) apply.

Section 162(m). Section 162(m) of the Code limits the deduction for federal income tax purposes of compensation for the chief executive officer, chief financial officer and certain other highly compensated executive officers of a publicly-traded company. Compensation in excess of $1,000,000 per year is generally not deductible for federal income tax purposes.

NEW PLAN BENEFITS

The Committee has the discretion to grant awards under the 2018 Incentive Plan and, therefore, it is not possible as of the date of this Proxy Statement to determine future awards that will be received by our NEOs or others under the 2018 Incentive Plan. See the section entitled “Executive Compensation - 2017 Grants of Plan-Based Awards” for grants made to each of our NEOs under the 2010 Incentive Plan during 2017.

As discussed above, the 2018 Incentive Plan is being submitted for approval by our stockholders at the annual meeting. If our stockholders approve this proposal, the 2018 Incentive Plan will become effective as of the date on which the 2018 Incentive Plan was approved by stockholders and awards may be granted under the 2018 Incentive Plan. If our stockholders do not approve the 2018 Incentive Plan, it will not become effective and Whirlpool will continue to grant awards under the 2010 Incentive Plan.

The Board of Directors recommends a vote FOR approval of Item 4, which approves the Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan.

78 l Notice of Annual Meeting of Stockholders and 2018 Proxy Statement

Annex A
Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan

WHIRLPOOL CORPORATION

2018 OMNIBUS STOCK AND INCENTIVE PLAN

Whirlpool Corporation (the “Company”), a Delaware corporation, hereby adopts the following 2018 Omnibus Stock and Incentive Plan (the “Plan”).

1.	PURPOSE OF THE PLAN
The purpose of the Plan is to foster and promote the long-term financial success of the Company and increase stockholder value by: (i) strengthening the Company's capability to develop, maintain, and direct an outstanding management team; (ii) motivating superior performance by means of long-term performance-based incentives; (iii) encouraging and providing for obtaining an ownership interest in the Company; (iv) attracting and retaining outstanding talent by providing incentive compensation opportunities competitive with other major companies; and (v) enabling award recipients to participate in the long-term growth and financial success of the Company.

2.	DEFINITIONS
For purposes of the Plan, the following terms shall be defined as set forth below:

2.1    “Award” shall mean any Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award, Performance Award or any other right, interest or option relating to Shares or other property (including cash) granted pursuant to the provisions of the Plan.

2.2    “Award Agreement” shall mean any agreement, contract or other instrument or document evidencing any Award hereunder, whether in writing or through an electronic medium.

2.3    “Board” shall mean the board of directors of the Company.

2.4    “Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

2.5    “Committee” shall mean the Human Resources Committee of the Board or such other committee of directors as is designated by the Board, or a subcommittee thereof formed by the Human Resources Committee or such other committee to act as the Committee hereunder. The Committee shall consist of no fewer than two Directors, each of whom will be intended to be to the extent required by applicable law, rule or regulation (i) a “Non-Employee Director” within the meaning of Rule 16b-3 of the Exchange Act and (ii) an “independent director” for purpose of the rules of the principal U.S. national securities exchange on which the Shares are traded, to the extent required by such rules. If for any reason the appointed Committee does not meet the requirements of Rule 16b-3 of the Exchange Act or the rules of the principal U.S. national securities exchange, such noncompliance shall not affect the validity of Awards, grants, interpretations or other actions of the Committee.

2.6    “Consultant” shall mean any consultant or advisor who is a natural person and who provides services to the Company or any Subsidiary, so long as such person (i) renders bona fide services that are not in connection with the offer and sale of the Company's securities in a capital‑raising transaction, (ii) does not directly or indirectly promote or maintain a market for the Company's securities and (iii) can be covered as a consultant under the applicable rules of the Securities and Exchange Commission for registration of shares on a Form S-8 registration statement.

2.7    “Director” shall mean a non-employee member of the Board.

2.8    “Effective Date” means the 2018 annual meeting of the stockholders of the Company.

2.9    “Employee” shall mean any employee of the Company or any Subsidiary and any prospective employee conditioned upon, and effective not earlier than, such person becoming an employee of the Company or any Subsidiary.

2.10    “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

2.11    “Fair Market Value” shall mean, with respect to Shares as of any date, (i) the closing price of the Shares as reported on the principal U.S. national securities exchange on which the Shares are listed and traded on such date, or, if there is no closing price on that date, then on the last preceding date on which such a closing price was reported, (ii) if the Shares are not listed on any U.S. national securities exchange but are quoted in an inter-dealer quotation system on a last sale basis, the final ask price of the Shares reported on the inter-dealer quotation system for such date, or, if there is no such

Annex A
Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan

sale on such date, then on the last preceding date on which a sale was reported, or (iii) if the Shares are neither listed on a U.S. national securities exchange nor quoted on an inter-dealer quotation system on a last sale basis, the amount determined by the Committee to be the fair market value of the Shares as determined by the Committee in its sole discretion taking into account the requirements of Section 409A of the Code. The Fair Market Value of any property other than Shares shall mean the market value of such property determined by such methods or procedures as shall be established from time to time by the Committee. Notwithstanding the foregoing, if the Committee determines in its discretion that an alternative definition of Fair Market Value should be used in connection with the grant, exercise, vesting, settlement or payout of any Award, it may specify such alternative definition in the Award Agreement applicable to the Award. Such alternative definition shall be determined based on a price that is based on the opening, actual, high, low, or average selling prices of a Share on the New York Stock Exchange or other securities exchange on the given date, the trading date preceding the given date, the trading date next succeeding the given date, or an average of trading days.

2.12    “Incentive Stock Option” shall mean an Option that meets the requirements of Section 422 of the Code, or any successor provision, and which is intended by the Committee to constitute an Incentive Stock Option.

2.13    “Net Exercise” means a Participant's ability to exercise an Option by directing the Company to deduct from the Shares issuable upon exercise of his or her Option a number of Shares having an aggregate Fair Market Value equal to the sum of the aggregate exercise price therefor plus the amount of the Participant's applicable tax withholding (if any) determined in accordance with Section 12.2 of the Plan, whereupon the Company shall issue to the Participant the net remaining number of Shares after such deductions.

2.14    “Non-Qualified Stock Option” shall mean an Option to purchase Shares which is not an Incentive Stock Option.
2.15    “Option” shall mean any right granted pursuant to Article 5 allowing a Participant to purchase Shares at such price or prices and during such period or periods as the Committee shall determine.

2.16     “Other Share-Based Award” shall mean any Award granted pursuant to Article 8.

2.17    “Participant” shall mean an Employee, Director or Consultant who is selected by the Committee to receive an Award under the Plan.

2.18    “Performance Award” shall mean any Award of Performance Cash or Performance Shares granted pursuant to Article 9.

2.19    “Performance Cash” shall mean any cash incentives granted pursuant to Article 9 payable to the Participant upon the achievement of such performance goals as the Committee shall establish.

2.20    “Performance Period” shall mean any period established by the Committee during which any performance goals specified by the Committee with respect to an Award are to be measured.

2.21    “Performance Share” shall mean any units granted pursuant to Article 9 that are valued by reference to a designated number of Shares, which value may be paid to the Participant upon the achievement of such performance goals as the Committee shall establish.

2.22    “Prior Plans” shall mean, collectively, the Company’s 2010 Omnibus Stock and Incentive Plan, the Company’s 2007 Omnibus Stock and Incentive Plan and each other equity plan maintained by the Company under which awards are outstanding as of the Effective Date.

2.23    “Restricted Stock” shall mean any Share issued pursuant to Article 7 with the restriction that the holder may not sell, transfer, pledge or assign such Share and with such other restrictions as the Committee, in its sole discretion, may impose, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

2.24    “Restricted Stock Unit” means an Award granted pursuant to Article 7 that is valued by reference to a Share, which value may be paid to the Participant in Shares or, in lieu thereof and to the extent set forth in the applicable Award Agreement, the Fair Market Value of such Share in cash (or in combination thereof) as determined by the Committee in its sole discretion upon the satisfaction of vesting restrictions as the Committee may establish, which restrictions may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee may deem appropriate.

Annex A
Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan

2.25    “Shares” shall mean the shares of common stock of the Company, par value $1.00 per share.

2.26    “Stock Appreciation Right” shall mean any right granted to a Participant pursuant to Article 6.

2.27    “Subsidiary” shall mean any corporation, limited liability company, partnership, or similar entity in which the Company owns, directly or indirectly, an equity interest possessing more than 50% of the combined voting power of the total outstanding equity interests of such entity.

2.28    "Substitute Awards” shall mean Awards granted or Shares issued by the Company in assumption of, or in substitution or exchange for, awards previously granted, or the right or obligation to make future awards, in each case by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an Option or Stock Appreciation Right.

2.29    “Vesting Period” shall mean the period of time specified by the Committee during which vesting restrictions for an Award are applicable.

3.SHARES SUBJECT TO THE PLAN

3.1    Number of Shares.
(a)Subject to adjustment as provided in Section 11.2, as of the Effective Date, the total number of Shares available for grant under the Plan (the “Share Pool”) shall be 6,900,000 Shares, less one (1) Share for every one (1) Share that was subject to an option or stock appreciation right granted after December 31, 2017 under any Prior Plan and 2.5 Shares for every one (1) Share that was subject to an award other than an option or stock appreciation right granted after December 31, 2017 under any Prior Plan. The Share Pool shall be reduced by one (1) Share for every one (1) Share subject to Options or Stock Appreciation Rights granted under the Plan and by 2.5 Shares for every one (1) Share subject to Awards other than Options or Stock Appreciation Rights granted under the Plan.

(b)If (i) any Shares subject to an Award are not issued or delivered (in whole or in part) by reason of the expiration, termination, cancellation or forfeiture of such Award (excluding Shares subject to an Option cancelled upon settlement in Shares of a related Stock Appreciation Right or Shares subject to Stock Appreciation Right cancelled upon exercise of a related Option) or the settlement of such Award in cash, or (ii) after December 31, 2017, any Shares subject to an award under the Prior Plans are not issued or delivered (in whole or in part) by reason of the expiration, termination, cancellation or forfeiture of such award (excluding Shares subject to an option cancelled upon settlement in Shares of a related stock appreciation right or Shares subject to stock appreciation right cancelled upon exercise of a related option) or the settlement of such award in cash, then such Shares subject to such Award or award under the Prior Plans shall, to the extent of such expiration, termination, cancellation, forfeiture or cash settlement, be added to the Share Pool, in accordance with Section 3.1(d) below. In the event that withholding tax liabilities arising from an Award other than an Option or Stock Appreciation Right or, after December 31, 2017, an award other than an option or stock appreciation right under the Prior Plans, are satisfied by the tendering of Shares (either actually or by attestation) or by the withholding of Shares by the Company, the Shares so tendered or withheld shall be added to the Share Pool in accordance with Section 3.1(d) below. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Share Pool: (i) Shares tendered by the Participant or withheld by the Company in payment of the purchase price of an Option or, after December 31, 2017, an option granted under the Prior Plans; (ii) Shares tendered by the Participant or withheld by the Company to satisfy any tax withholding obligation with respect to an Option or Stock Appreciation Right or, after December 31, 2017, an option or stock appreciation right under the Prior Plans; (iii) Shares subject to a Stock Appreciation Right or, after December 31, 2017, a stock appreciation right under the Prior Plans that are not issued in connection with its stock settlement on exercise thereof; and (iv) Shares reacquired by the Company on the open market or otherwise using cash proceeds from the exercise of Options or, after December 31, 2017, options under the Prior Plans.

(c)Substitute Awards shall not reduce the Share Pool nor shall Shares subject to a Substitute Award be added to the Share Pool as provided in paragraph (b) above. Additionally, in the event that a company acquired by the Company or any Subsidiary, or with which the Company or any Subsidiary combines, has shares available under a pre-existing plan approved by stockholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Share Pool (and Shares subject to such Awards shall not be added to the Share Pool as provided in paragraph (b) above); provided that Awards using such available shares shall not be made after

Annex A
Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan

the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not Employees or Directors prior to such acquisition or combination.

(d)Any Shares added to the Share Pool pursuant to this Section shall be added (i) as one (1) Share for every one (1) Share subject to Options or Stock Appreciation Rights granted under the Plan or options or stock appreciation rights granted under the Prior Plans and (ii) as 2.5 Shares for every one (1) Share subject to Awards other than Options or Stock Appreciation Rights granted under the Plan or awards other than options or stock appreciation rights granted under the Prior Plans.

3.2    Character of Shares. Any Shares issued hereunder may consist, in whole or in part, of authorized and unissued shares, treasury shares or shares purchased in the open market or otherwise. No fractional shares shall be issued under the Plan and the Committee shall determine the manner in which fractional shares shall be treated.

3.3    Limits on Awards to Directors. Notwithstanding any other provision of the Plan to the contrary, the aggregate value of cash compensation and the grant date fair value of Shares (computed as of the date of grant in accordance with applicable financial accounting rules) that may be awarded or granted during any fiscal year of the Company to any Director shall not exceed $750,000; provided, however, that the per person limit set forth in this sentence shall be increased by one-third with respect to compensation and awards granted to any Non-Executive Chairman of the Board.

4.ELIGIBILITY AND ADMINISTRATION

4.1    Eligibility. Any Employee, Director or Consultant shall be eligible to be selected as a Participant.

4.2    Administration

(a)The Plan shall be administered by the Committee. The Committee shall have full power and authority, subject to the provisions of the Plan and subject to such orders or resolutions not inconsistent with the provisions of the Plan as may from time to time be adopted by the Board, to: (i) select the Employees, Directors and Consultants to whom Awards may from time to time be granted hereunder; (ii) determine the type or types of Awards to be granted to each Participant hereunder; (iii) determine the number of Shares (or dollar value) to be covered by each Award granted hereunder; (iv) determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted hereunder; (v) determine whether, to what extent and under what circumstances Awards may be settled in cash, Shares or other property; (vi) determine whether, to what extent, and under what circumstances cash, Shares, other property and other amounts payable with respect to an Award made under the Plan shall be deferred either automatically or at the election of the Participant; (vii) determine whether, to what extent and under what circumstances any Award shall be canceled or suspended; (viii) interpret and administer the Plan and any instrument or agreement entered into under or in connection with the Plan, including any Award Agreement; (ix) correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent that the Committee shall deem desirable to carry it into effect; (x) establish such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; (xi) determine whether any Award, other than an Option or Stock Appreciation Right, will have dividends or Dividend Equivalents (as defined in Section 12.1); and (xii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan. In addition, the Committee may, in its sole discretion, in the case of death, disability, termination of employment or service of the Participant or as otherwise determined by the Committee in special circumstances, including without limitation a Change in Control, take action such that (i) any or all outstanding Options and Stock Appreciation Rights shall become exercisable in part or in full, (ii) all or a portion of the Vesting Period applicable to any outstanding Awards shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding Awards shall lapse, and (iv) the performance goals (if any) applicable to any outstanding Awards shall be deemed to be satisfied at the target, maximum or any other interim level.

(b)All expenses associated with the Plan shall be borne by the Company subject to such allocation to its Subsidiaries and operating units as it deems appropriate.

(c)Decisions of the Committee shall be final, conclusive and binding on all persons or entities, including the Company, any Participant, and any Subsidiary. A majority of the members of the Committee may determine its actions, including fixing the time and place of its meetings.

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(d)The Committee may delegate some or all of its power and authority hereunder to the Board (or any members thereof) or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to a member of the Board, the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, Director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, Director or other person.

(e)Each person who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company against and from any loss, cost, liability or expense that may be imposed upon or reasonably incurred by that person in connection with or resulting from any claim, action, suit or proceeding to which that person may be a party or in which that person may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by that person in settlement thereof, with the Company's approval, or paid by that person in satisfaction of any judgment in any such action, suit or proceeding against that person, provided that person shall give the Company an opportunity, at its own expense, to handle and defend the same before that person undertakes to handle and defend it on that person's own behalf. To the extent permitted by applicable law, including without limitation the DGCL, each individual to whom any duty or power relating to the administration or interpretation of the Plan has been delegated pursuant to this Section 4 shall not be liable for, and shall be entitled to indemnification and advancement of expenses in respect of, any action, omission or determination relating to the Plan, in the same manner and to the same extent as the members of the Committee. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Certificate of Incorporation or By-laws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

4.3    Treatment of Dividends and Dividend Equivalents on Unvested Awards. In no event shall dividends or Dividend Equivalents be paid with respect to Options or Stock Appreciation Rights. Notwithstanding any other provision of the Plan to the contrary, with respect to any Award that provides for or includes a right to dividends or Dividend Equivalents, if dividends are declared during the period that an equity Award is outstanding, such dividends (or Dividend Equivalents) shall either (i) not be paid or credited with respect to such Award or (ii) be accumulated but remain subject to vesting requirement(s) to the same extent as the applicable Award and shall only be paid at the time or times such vesting requirement(s) are satisfied.

5.OPTIONS

5.1    Grant of Options. Options may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Any Option shall be subject to the terms and conditions of this Article and to such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall deem desirable. Each Option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by a Participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options. Solely for purposes of determining whether Shares are available for the grant of Incentive Stock Options under the Plan, the maximum aggregate number of Shares that may be issued pursuant to Incentive Stock Options granted under the Plan shall be 3,000,000 Shares, subject to adjustment as provided in Section 11.2.

5.2    Option Price. Other than in connection with Substitute Awards, the option price per each Share purchasable under any Option granted pursuant to this Article shall not be less than 100% of the Fair Market Value of one Share on the date of grant of such Option; provided, however, that in the case of an Incentive Stock Option granted to a Participant who, at the time of the grant, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any (parent or Subsidiary) (a “Ten Percent Holder”), the option price per share shall be no less than 110% of the Fair Market Value of one Share on the date of grant. Other than pursuant to Article 10 or Section 11.2, the Committee shall not without the approval of the Company's stockholders (i) lower the option price per Share of an Option after it is granted, (ii) cancel any previously granted Option in exchange for another Option with a lower option price per Share, (iii) cancel an Option in exchange for cash or another Award if the option price per Share exceeds the Fair Market Value of a Share on the date of such cancellation, or (iv) take any other action with respect to an Option that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

5.3    Option Term. The term of each Option shall be fixed by the Committee in its sole discretion; provided that no Option shall be exercisable after the expiration of ten (10) years from the date the Option is granted; provided, however,

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that the term of the Option shall not exceed five (5) years from the date the Option is granted in the case of an Incentive Stock Option granted to a Ten Percent Holder.

5.4    Exercise of Options.

(a)Vested Options granted under the Plan shall be exercised by the Participant or by a Permitted Assignee thereof (or by the Participant's executors, administrators, guardian or legal representative, as may be provided in an Award Agreement) as to all or part of the Shares covered thereby, by giving notice of exercise to the Company or its designated agent, specifying the number of Shares to be purchased. The notice of exercise shall be in such form, made in such manner, and shall comply with such other requirements consistent with the provisions of the Plan as the Committee may prescribe from time to time. In no event may any Option granted hereunder be exercised for a fraction of a Share.

(b)Unless otherwise provided in an Award Agreement, full payment of such purchase price shall be made at the time of exercise and shall be made (i) in cash or cash equivalents (including certified check or bank check or wire transfer of immediately available funds), (ii) by tendering previously acquired Shares (either actually or by attestation) valued at their then Fair Market Value, (iii) by delivery of other consideration having a Fair Market Value on the exercise date equal to the total purchase price, (iv) pursuant to a Net Exercise arrangement, (v) through any other method specified in the Award Agreement (including, in cash by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of exercise), or (vi) any combination of any of the foregoing, in each case, to the extent set forth in the Award Agreement relating to the Option; provided, however, to the extent required by applicable law the Participant must pay in cash an amount not less than the aggregate par value (if any) of the Shares being acquired.

(c)The Company may, in its discretion, provide in an Award Agreement or adopt procedures that an Option outstanding on the last business day of the term of such Option (the "Option Automatic Exercise Date") that has a "Specified Minimum Value" shall be automatically and without further action by the Participant (or in the event of the Participant's death, the Participant's personal representative or estate), be exercised on the Option Automatic Exercise Date. Payment of the Option purchase price may be made pursuant to such procedures as may be approved by the Company from time to time and the Company shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 12.2. For purposes of this Section 5.4(c), the term "Specified Minimum Value" means that the Fair Market Value per Share exceeds the purchase price of a Share subject to an expiring Option by at least $0.50 cents per Share or such other amount as the Company shall determine from time to time. The Company may elect to discontinue the automatic exercise of Options pursuant to this Section 5.4(c) at any time upon notice to a Participant or to apply the automatic exercise feature only to certain groups of Participants. The automatic exercise of an Option pursuant to this Section 5.4(c) shall apply only to an Option that has been timely accepted by a Participant under procedures specified by the Company from time to time.

6.STOCK APPRECIATION RIGHTS

6.1    Grant and Exercise. The Committee may grant Stock Appreciation Rights (a) in tandem with all or part of any Option granted under the Plan or at any subsequent time during the term of such Option, (b) in tandem with all or part of any Award (other than an Option) granted under the Plan or at any subsequent time during the term of such Award, or (c) without regard to any Option or other Award, in each case, upon such terms and conditions as the Committee may establish in its sole discretion. Upon the exercise of a Stock Appreciation Right, the holder shall have the right to receive the excess of (i) the Fair Market Value of one Share on the date of exercise over (ii) the grant price of the Stock Appreciation Right.

6.2    Terms and Conditions. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following: (i) when Stock Appreciation Rights vest and become exercisable and (ii) whether payment on exercise of a Stock Appreciation Right shall be made in cash, in whole Shares or other property, or any combination thereof, with the form of payment to be set forth in the Award Agreement. The Committee may impose such other terms and conditions on the exercise of any Stock Appreciation Right, as it shall deem appropriate. A Stock Appreciation Right shall (i) have a grant price per Share of not less than the Fair Market Value of one Share on the date of grant or, if applicable, on the date of grant of an Option with respect to a Stock Appreciation Right granted in exchange for or in tandem with, but subsequent to, the Option (subject to the requirements of Section 409A of the Code) except in the case of Substitute Awards or in connection with an adjustment provided in Section 11.2, and (ii) have a term not greater than ten (10) years. Other than pursuant to Article 10 or Section 11.2, the Committee shall not without the approval of the Company’s stockholders (i) reduce the grant price of any Stock Appreciation Right after the date of grant, (ii) cancel any previously granted Stock Appreciation Right in exchange for another Stock Appreciation Right with a lower grant price per Share, (iii) cancel any Stock Appreciation Right in exchange for cash or another Award if the grant price per Share exceeds the Fair Market Value of a Share on the date of such cancellation,

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or (iv) take any other action with respect to a Stock Appreciation Right that would be treated as a repricing under the rules and regulations of the principal U.S. national securities exchange on which the Shares are traded.

6.3    Automatic Exercise. The Company may, in its discretion, provide in an Award Agreement or adopt procedures that a Stock Appreciation Right outstanding on the last business day of the term of such Stock Appreciation Right (the "SAR Automatic Exercise Date") that has a "Specified Minimum Value" shall be automatically and without further action by the Participant (or in the event of the Participant's death, the Participant's personal representative or estate), be exercised on the SAR Automatic Exercise Date. The Company shall deduct or withhold an amount sufficient to satisfy all taxes associated with such exercise in accordance with Section 12.2. For purposes of this Section 6.3, the term "Specified Minimum Value" means that the Fair Market Value per Share exceeds the grant price of a Share subject to an expiring Stock Appreciation Right by at least $0.50 cents per Share or such other amount as the Company shall determine from time to time. The Company may elect to discontinue the automatic exercise of Stock Appreciation Rights pursuant to this Section 6.3 at any time upon notice to a Participant or to apply the automatic exercise feature only to certain groups of Participants. The automatic exercise of an Option pursuant to this Section 6.3 shall apply only to a Stock Appreciation Right that has been timely accepted by a Participant under procedures specified by the Company from time to time.

7.RESTRICTED STOCK AND RESTRICTED STOCK UNITS

7.1    Grants. Awards of Restricted Stock and of Restricted Stock Units may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan (a “Restricted Stock Award” or “Restricted Stock Unit Award,” respectively), and such Restricted Stock Awards and Restricted Stock Unit Awards shall also be available as a form of payment of Performance Awards and other earned cash-based incentive compensation. The Committee has absolute discretion to determine whether any consideration (other than services) is to be received by the Company or any Subsidiary as a condition precedent to the grant of Restricted Stock or Restricted Stock Units, subject to such minimum consideration as may be required by applicable law.

7.2    Rights of Holders of Restricted Stock and Restricted Stock Units. Unless otherwise provided in the Award Agreement, beginning on the date of grant of the Restricted Stock Award, the Participant shall become a stockholder of the Company with respect to all Shares subject to the Award Agreement and shall have all of the rights of a stockholder, including the right to vote such Shares and the right to receive distributions made with respect to such Shares, except as otherwise provided in this Section. A Participant receiving a Restricted Stock Unit Award shall have only those rights specifically provided for by the Award Agreement, provided that in no event shall such a Participant possess voting rights with respect to such Award prior to the settlement of such Award in Shares. Any dividends, including a regular cash dividend, or any other property distributed with respect to any Restricted Stock Award or the number of Shares covered by a Restricted Stock Unit Award as to which the restrictions have not yet lapsed shall either (i) not be paid or credited or (ii) be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Restricted Stock or Restricted Stock Units with respect to which such cash, stock or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

7.3    Issuance of Shares. Any Restricted Stock granted under the Plan may be evidenced in such manner as the Board may deem appropriate, including book-entry registration or issuance of a stock certificate or certificates, which certificate or certificates shall be held by the Company. Such certificate or certificates shall be registered in the name of the Participant and shall bear an appropriate legend referring to the restrictions applicable to such Restricted Stock.

8.OTHER SHARE-BASED AWARDS

8.1    Grants. Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares or other property (“Other Share-Based Awards”), including unrestricted Shares and deferred stock units, may be granted hereunder to Participants either alone or in addition to other Awards granted under the Plan. Other Share-Based Awards shall also be available as a form of payment of other Awards granted under the Plan and other earned cash-based compensation. Any dividends, including a regular cash dividend, or any other property distributed with respect to any Other Share-Based Award or the number of Shares covered by an Other Share-Based Award as to which the restrictions have not yet lapsed shall either (i) not be paid or credited or (ii) be accumulated, shall be subject to restrictions and risk of forfeiture to the same extent as the Other Share-Based Award with respect to which such cash, stock or other property has been distributed and shall be paid at the time such restrictions and risk of forfeiture lapse.

8.2    Payment. Other Share-Based Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee as set forth in the Award Agreement. Other Share-Based Awards may be

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paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

8.3    Deferral of Director Fees. Directors shall, if determined by the Board, receive Other Share-Based Awards in the form of deferred stock units as part of or in lieu of (as determined by the Committee) all or a portion of their annual retainer. In addition, Directors may elect to receive Other Share-Based Awards in the form of deferred stock units in lieu of all or a portion of their annual and committee retainers and annual meeting fees, provided that such election is made in accordance with the requirements of Section 409A of the Code. The Committee shall, in its absolute discretion, establish such rules and procedures as it deems appropriate for such elections and for payment in deferred stock units.

9.PERFORMANCE AWARDS

9.1    Grants. Performance Awards in the form of Performance Shares or Performance Cash, as determined by the Committee in its sole discretion, may be granted hereunder to Participants, for no consideration or for such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan. The performance goals to be achieved for each Performance Period shall be conclusively determined by the Committee and shall be based upon the criteria determined by the Committee in its discretion. Such criteria may include, without limitation, performance goals established by the Committee, which shall be based on the attainment of specified levels of one or any combination of the following: (a) revenue; (b) net income (or loss) per share; (c) profits; (d) net earnings (or loss); (e) net income (or loss); (f) operating income or loss; (g) cash flow; (h) cash flow per share (before or after dividends); (i) free cash flow; (j) earnings or losses (including earnings or losses before taxes, before interest and taxes, or before interest, taxes, depreciation and amortization); (k) total stockholder return relative to assets; (l) total stockholder return relative to peers; (m) customer satisfaction; (n) customer growth; (o) employee satisfaction; (p) gross margin; (q) revenue growth; (r) stock price; (s) market share; (t) sales; (u) earnings (or loss) per share; (v) return on equity; (w) cost reductions; (x) economic value added; (y) product revenue growth; (z) income or loss (before or after allocation of corporate overhead and bonus); (aa) return on assets or net assets; (bb) appreciation in and/or maintenance of the price of the Shares or any other publicly-traded securities of the Company; (cc) gross profits; (dd) comparisons of stock price with various stock market indices; (ee) return on capital (including return on total capital or return on invested capital); (ff) cash flow return on investment; (gg) return on investment, improvement in or attainment of expense levels or working capital levels, including cash, inventory and accounts receivable; (hh) operating margin; (ii) year-end cash; (jj) cash margin; (kk) debt reduction; (ll) stockholders equity; (mm) operating efficiencies; (nn) research and development achievements; (oo) manufacturing achievements relating to obtaining particular yields from manufacturing runs; (pp) strategic partnerships or transactions relating to in-licensing and out-licensing of intellectual property; (qq) establishing relationships with commercial entities with respect to the marketing, distribution and sale of the Company's products (including with group purchasing organizations, distributors and other vendors); (rr) supply chain achievements relating to establishing relationships with manufacturers or suppliers of component materials and manufacturers of the Company's products; (ss) co-development, co-marketing, or profit sharing arrangements; (tt) financial ratios (including those measuring liquidity, activity, profitability or leverage); (uu) cost of capital; (vv) financing and other capital raising transactions (including sales of the Company's equity or debt securities); (ww) factoring transactions; (xx) sales or licenses of the Company's assets, including its intellectual property, whether in a particular jurisdiction, territory or globally or through partnering transactions; (yy) implementation, completion or attainment of measurable objectives with respect to commercialization of products, production volume levels, acquisitions and divestitures, and recruiting and maintaining personnel or (zz) any other metric established by the Committee. Such performance goals also may be based solely by reference to the Company's performance or the performance of a Subsidiary, division, business segment or business unit of the Company, based upon the performance of the Company relative to performance of other companies or upon comparisons of any of the indicators of Company performance relative to performance of other companies, or based upon individual performance. The applicable performance goals may be applied on a pre- or post-tax basis and may be adjusted to include or exclude objectively determinable components of any performance measure, including, without limitation, foreign exchange gains and losses, asset writedowns, acquisitions and divestitures, change in fiscal year, unbudgeted capital expenditures, special charges such as restructuring or impairment charges, debt refinancing costs, extraordinary or noncash items, unusual, infrequently occurring, nonrecurring or one-time events affecting the Company or its financial statements or changes in law or accounting principles (“Adjustment Events”). In the sole discretion of the Committee, the Committee may amend or adjust the performance goals or other terms and conditions of an outstanding award in recognition of any Adjustment Events.

9.2    Terms and Conditions. The performance criteria to be achieved during any Performance Period and the length of the Performance Period shall be determined by the Committee upon the grant of each Performance Award. The amount of the Award to be distributed shall be conclusively determined by the Committee.

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9.3    Payment. Performance Awards may be paid in cash, Shares, other property, or any combination thereof, in the sole discretion of the Committee. Performance Awards may be paid in a lump sum or in installments or, in accordance with procedures established by the Committee, on a deferred basis subject to the requirements of Section 409A of the Code.

10.CHANGE IN CONTROL PROVISIONS

10.1    Impact on Certain Awards. Award Agreements may provide that in the event of a Change in Control of the Company (as defined in Section 10.3): (i) Options and Stock Appreciation Rights outstanding as of the date of the Change in Control shall be cancelled and terminated without payment therefor if the Fair Market Value of one Share as of the date of the Change in Control is equal to or less than the per Share Option exercise price or Stock Appreciation Right grant price, and (ii) all Performance Awards shall be (x) considered to be earned and payable based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control), and any limitations or other restrictions shall lapse and such Performance Awards shall be immediately settled or distributed or (y) converted into Restricted Stock or Restricted Stock Unit Awards based on achievement of performance goals or based on target performance (either in full or pro rata based on the portion of Performance Period completed as of the date of the Change in Control) that are subject to Section 10.2.

10.2    Assumption or Substitution of Certain Awards.

(a)Unless otherwise provided in an Award Agreement or a Participant's effective employment, change in control, severance or other similar agreement, in the event of a Change in Control of the Company in which the successor company assumes or substitutes for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Performance Award or Other Share-Based Award (or in which the Company is the ultimate parent corporation and continues the Award), if a Participant's employment with such successor company (or the Company) or a subsidiary thereof terminates within 24 months following such Change in Control (or such other period set forth in the Award Agreement, including prior thereto if applicable) and under the circumstances specified in the Award Agreement: (i) Options and Stock Appreciation Rights outstanding as of the date of such termination of employment will immediately vest, become fully exercisable, and may thereafter be exercised for 24 months (or the period of time set forth in the Award Agreement, but in no event beyond the end of the regularly scheduled term of such Options or Stock Appreciation Rights); (ii) the restrictions, limitations and other conditions applicable to Restricted Stock and Restricted Stock Units outstanding as of the date of such termination of employment shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested; (iii) the restrictions, limitations and other conditions applicable to any Other Share-Based Awards shall lapse, and such Other Share-Based Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant; and (iv) the restrictions, limitations and other conditions applicable to any Performance Awards shall lapse (with the attainment of the performance goals determined as set forth in the Award Agreement or as otherwise determined by the Committee), and such Performance Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant. For the purposes of this Section 10.2, an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award or Performance Award shall be considered assumed or substituted for, if following the Change in Control the Award confers the right to purchase or receive, for each Share subject to the Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award or Performance Award immediately prior to the Change in Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting a Change in Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change in Control is not solely common stock of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award or Performance Award, for each Share subject thereto, will be solely common stock of the successor company substantially equal in fair market value to the per Share consideration received by holders of Shares in the transaction constituting a Change in Control. The determination of such substantial equality of value of consideration shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(b)Unless otherwise provided in an Award Agreement, in the event of a Change in Control of the Company to the extent the successor company does not assume or substitute for an Option, Stock Appreciation Right, Restricted Stock Award, Restricted Stock Unit Award, Other Share-Based Award or Performance Award (or in which the Company is the ultimate parent corporation and does not continue the Award), then immediately prior to the Change in Control: (i) those Options and Stock Appreciation Rights outstanding as of the date of the Change in Control that are not assumed or substituted for (or continued) shall immediately vest and become fully exercisable; (ii) restrictions, limitations

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and other conditions applicable to Restricted Stock and Restricted Stock Units that are not assumed or substituted for (or continued) shall lapse and the Restricted Stock and Restricted Stock Units shall become free of all restrictions, limitations and conditions and become fully vested; (iii) the restrictions, other limitations and other conditions applicable to any Other Share-Based Awards that are not assumed or substituted for (or continued) shall lapse, and such Other Share-Based Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant; and (iv) the restrictions, limitations and other conditions applicable to any Performance Awards shall lapse (with the attainment of the performance goals determined as set forth in the Award Agreement or as otherwise determined by the Committee), and such Performance Awards shall become free of all restrictions, limitations and conditions and become fully vested and transferable to the full extent of the original grant.

(c)The Committee, in its discretion, may determine that, if a Change in Control of the Company occurs, each Option and Stock Appreciation Right outstanding shall terminate within a specified number of days after notice to the Participant, and/or that each Participant shall receive, with respect to each Share subject to such Option or Stock Appreciation Right, an amount equal to the excess of the Fair Market Value of such Share immediately prior to the occurrence of such Change in Control over the exercise price per Share of such Option and/or Stock Appreciation Right; such amount to be payable in cash, in one or more kinds of stock or property (including the stock or property, if any, payable in the transaction) or in a combination thereof, as the Committee, in its discretion, shall determine.

10.3    Change in Control. For purposes of the Plan, Change in Control means the happening of any of the following events:
(a)    Any individual, entity, or group (a “Person”) within the meaning of section 13(d)(3) or 14(d)(2) of the Exchange Act, is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty percent (30%) or more of either (i) the then outstanding Shares (the “Outstanding Company Common Stock”); or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); excluding, however, the following: (A) any acquisition by the Company; (B) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary or affiliate; or (C) any acquisition pursuant to a Corporate Transaction (as defined below) that is not considered to be a Change in Control under clause (c), below. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person becomes a beneficial owner of more than 30% of the Outstanding Company Common Stock or the Company Voting Securities as a result of the acquisition of Outstanding Company Common Stock or Company Voting Securities by the Company which reduces the number of Outstanding Company Common Stock or Company Voting Securities; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Outstanding Company Common Stock or Company Voting Securities that increases the percentage of Outstanding Company Common Stock or Company Voting Securities beneficially owned by such person, a Change in Control of the Company shall then occur;

(b)    A change in the composition of the Board such that the individuals who, as of the Effective Date, constitute the Board (such Board shall be hereinafter referred to as the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, for purposes of this paragraph, that any individual who becomes a member of the Board subsequent to the Effective Date, whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of those individuals who are members of the Board and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than Board shall not be so considered as a member of the Incumbent Board;

(c)    The consummation of a reorganization, merger, consolidation, statutory share exchange or other similar corporate transaction involving the Company or any of its subsidiaries (a “Corporate Transaction”), unless: (i) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the outstanding shares of common stock of the Company or its successor (or such entity's ultimate parent company) (the “Relevant Entity”) and the combined voting power of the outstanding voting securities of such Relevant Entity entitled to vote generally in the election of directors, in substantially the same proportions as their ownership, immediately prior to such Corporate Transaction, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (ii) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction, or any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly, thirty percent (30%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the outstanding shares of

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Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan

common stock of the Relevant Entity or the combined voting power of the outstanding securities of such Relevant Entity entitled to vote generally in the election of directors; and (iii) individuals who were members of the Incumbent Board constitute at least a majority of the members of the board of directors of the Relevant Entity;

(d)The approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

(e)The sale or other disposition of all or substantially all of the assets of the Company; excluding, however, such a sale or other disposition to a corporation, with respect to which following such sale or other disposition: (i) more than sixty percent (60%) of, respectively, the outstanding shares of common stock of such corporation and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors will be beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be; (ii) no Person (other than the Company and any employee benefit plan (or related trust) of the Company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, thirty percent (30%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty percent (30%) or more of, respectively, the outstanding shares of common stock of such corporation and the combined voting power of the outstanding securities of such corporation entitled to vote generally in the election of directors; and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of such corporation.

Notwithstanding the foregoing, with respect to any Award that is characterized as “non-qualified deferred compensation” within the meaning of Section 409A of the Code, an event shall not be considered to be a Change in Control under the Plan for purposes of any payment in respect of such Award unless such event is also a “change in ownership,” a “change in effective control” or a “change in the ownership of a substantial portion of the assets” of the Company within the meaning of Section 409A of the Code.
11.    GENERALLY APPLICABLE PROVISIONS

11.1    Amendment and Termination of the Plan. The Board may, from time to time, alter, amend, suspend or terminate the Plan as it shall deem advisable, subject to any requirement for stockholder approval imposed by applicable law, including the rules and regulations of the principal U.S. national securities exchange on which the Shares are then traded; provided that the Board may not amend the Plan in any manner that would result in noncompliance with Rule 16b-3 of the Exchange Act; and further provided that any amendments which require stockholder approval under applicable law, rule, regulation or stock exchange listing requirement will not become effective unless the same shall be approved by the requisite vote of the Company's stockholders. The Board may not, without the approval of the Company's stockholders, modify the prohibition on the repricing of Options and Stock Appreciation Rights as set forth in Sections 5.2 and 6.2, respectively. In addition, no amendments to, or termination of, the Plan shall impair the rights of a Participant in any material respect under any Award previously granted without such Participant's consent.

11.2    Adjustments. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation-Stock Compensation or any successor or replacement accounting standard) that causes the per Share value of Shares to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, such adjustments and other substitutions shall be made to the Plan and to Awards (including the performance criteria applicable to any Award) in a manner the Committee deems equitable or appropriate taking into consideration the accounting and tax consequences, including such adjustments in the aggregate number, class and kind of securities that may be delivered under the Plan, the maximum number of Shares that may be issued pursuant to Incentive Stock Options and, in the aggregate or to any Participant, in the number, class, kind, performance goals, and option or exercise price of securities subject to outstanding Awards granted under the Plan (including, if the Committee deems appropriate, the substitution of similar options to purchase the shares of, or other awards denominated in the shares of, another company) as the Committee may determine to be appropriate; provided, however, that the number of Shares subject to any Award shall always be a whole number. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

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Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan

11.3    Transferability of Awards. Except as provided below, no Award and no Shares that have not been issued or as to which any applicable restriction, performance or deferral period has not lapsed, may be sold, assigned, transferred, pledged or otherwise encumbered, other than by will or the laws of descent and distribution, and such Award may be exercised during the life of the Participant only by the Participant or the Participant's guardian or legal representative. To the extent and under such terms and conditions as determined by the Committee, a Participant may assign or transfer an Award (each transferee thereof, a “Permitted Assignee”) (i) to the Participant's spouse, children or grandchildren (including any adopted and step children or grandchildren), parents, grandparents or siblings, (ii) to a trust for the benefit of one or more of the Participant or the persons referred to in clause (i), (iii) to a partnership, limited liability company or corporation in which the Participant or the persons referred to in clause (i) are the only partners, members or stockholders or (iv) for charitable donations, in each case, without consideration; provided that such Permitted Assignee shall be bound by and subject to all of the terms and conditions of the Plan and the Award Agreement relating to the transferred Award and shall execute an agreement satisfactory to the Company evidencing such obligations; and provided further that such Participant shall remain bound by the terms and conditions of the Plan. The Company shall cooperate with any Permitted Assignee and the Company's transfer agent in effectuating any transfer permitted under this Section.

11.4    Termination of Employment or Services. The Award Agreements shall specify the terms relating to the exercise, vesting, settlement, cancellation or forfeiture, including the terms relating to the satisfaction of performance goals and the termination of the Vesting Period or Performance Period, of an Award upon a termination of employment with or service to the Company of the holder of such Award, whether by reason of disability, retirement, death or any other reason. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan with respect to any suspension of employment or leave of absence from the Company or a Subsidiary granted to a Participant. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (i) whether or not any such suspension or leave of absence shall be treated as if the Participant ceased to be an Employee and (ii) the impact, if any, of any such suspension or leave of absence on Awards under the Plan. The employment of a Participant with the Company shall be deemed to have terminated for all purposes of the Plan if such Participant is employed by or provides services to an entity that is a Subsidiary and such entity ceases to be a Subsidiary, unless the Committee determines otherwise and except as otherwise required to comply with Section 409A of the Code. In the event a Participant transfers employment from the Company to a Subsidiary or from a Subsidiary to the Company, such Participant shall not be deemed to have ceased to be an Employee for purposes of the Plan. Except as otherwise provided for in an Award Agreement, for purposes of this Plan, references to employment shall include service as a Director or Consultant.

11.5    Beneficiary Designation. To the extent permitted by the Company, each Participant under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of the Participant's death before the Participant receives any or all of such benefit. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Company, and will be effective only when filed by the Participant in writing with the Company during the Participant's lifetime. In the absence of any such designation or if all beneficiaries predecease the Participant, benefits remaining unpaid at the Participant's death shall be paid to the Participant's estate.

11.6    Deferrals. The Committee shall be authorized to establish procedures pursuant to which the payment of any Award may be deferred consistent with the requirements of Section 409A of the Code, to the extent applicable.

12.    MISCELLANEOUS

12.1    Award Agreements. The terms of any Award granted under the Plan shall be set forth in an Award Agreement (or, if applicable, in a resolution duly adopted by the Committee), which shall contain provisions determined by the Committee and not inconsistent with the Plan, including whether such Awards (other than Options and Stock Appreciation Rights) shall receive dividends or amounts equivalent to cash, stock or other property dividends on Shares (“Dividend Equivalents”) with respect to the number of Shares covered by the Award; provided, however, any dividends or Dividend Equivalents with respect to Shares covered by an Award shall be subject to restrictions and risk of forfeiture to the same extent as those Shares covered by the Award with respect to which such dividends or Dividend Equivalents have been credited. The terms of an Award need not be the same with respect to each Participant. Each Award Agreement shall either be (a) in writing in a form approved by the Committee and executed by the Company by an officer duly authorized to act on its behalf or (b) an electronic notice in a form approved by the Committee and recorded by the Company (or its designee) in an electronic recordkeeping system used for the purpose of tracking one or more types of Awards as the Committee may provide; in each case and if required by the Committee, the Award Agreement shall be executed or otherwise electronically accepted by the recipient of the Award in such form and manner as the Committee may require. The Committee may authorize any officer of the Company to execute any or all Award Agreements on behalf of the Company.

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Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan

12.2    Tax Withholding. The Company shall have the right to make all payments or distributions pursuant to the Plan to a Participant (or a Permitted Assignee thereof) (any such person, a “Payee”) net of any applicable federal, state and local taxes required to be paid or withheld as a result of (a) the grant of any Award, (b) the exercise of an Option or Stock Appreciation Right, (c) the delivery of Shares or cash, (d) the lapse of any restrictions in connection with any Award or (e) any other event occurring pursuant to the Plan. The Company or any Subsidiary shall have the right to withhold from wages or other amounts otherwise payable to such Payee such withholding taxes as may be required by law, or to otherwise require the Payee to pay such withholding taxes. If the Payee shall fail to make such tax payments as are required, the Company or its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to such Payee or to take such other action as may be necessary to satisfy such withholding obligations. The Committee shall be authorized to establish procedures for election by Participants to satisfy such obligation for the payment of such taxes by tendering previously acquired Shares (either actually or by attestation, valued at their then Fair Market Value), or by directing the Company to retain Shares (up to the Participant's minimum required tax withholding rate or such other rate that will not cause an adverse accounting consequence or cost to the Company and is permitted under applicable withholding rules promulgated by the Internal Revenue Service or another applicable governmental entity) otherwise deliverable in connection with the Award.

12.3    Right of Discharge Reserved; Claims to Awards. Nothing in the Plan nor the grant of an Award hereunder shall confer upon any Employee, Director or Consultant the right to continue in the employment or service of the Company or any Subsidiary or affect any right that the Company or any Subsidiary may have to terminate the employment or service of (or to demote or to exclude from future Awards under the Plan) any such Employee, Director or Consultant at any time for any reason. Except as specifically provided by the Committee, the Company shall not be liable for the loss of existing or potential profit from an Award granted in the event of termination of an employment or other relationship. No Employee, Director or Consultant shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Employees, Directors or Consultants under the Plan.

12.4    Substitute Awards. Notwithstanding any other provision of the Plan, the terms of Substitute Awards may vary from the terms set forth in the Plan to the extent the Committee deems appropriate to conform, in whole or in part, to the provisions of the awards in substitution for which they are granted.

12.5    Conditions on Awards. In the event that the employment of a Participant holding any unexercised Option or Stock Appreciation Right, any unearned Performance Award, any unvested or unearned shares of Restricted Stock, any unearned or unvested Restricted Stock Units or any unearned or unvested Other Share-Based Awards shall terminate with the consent of the Committee or by reason of retirement or disability, the rights of such Participant to any such Award shall be subject to the conditions that until any such Option or Stock Appreciation Right is exercised, or any such Performance Award, share of Restricted Stock, Restricted Stock Units or Other Share-Based Award is vested or earned, the Participant shall (a) not engage, either directly or indirectly, in any manner or capacity as advisor, principal, agent, partner, officer, director, employee, member of any association or otherwise, in any business or activity which is at the time competitive with any business or activity conducted by the Company; (b) not personally, or in conjunction with others, solicit or recruit current employees of Whirlpool or its subsidiaries to leave employment; (c) not in any way disparage the Company, its products or processes or any of its employees or vendors or customers; (d) protect the confidential information of the Company and its trade secrets; and (e) be available, unless the Participant shall have died, at reasonable times for consultations (which shall not require substantial time or effort) at the request of the Company's management with respect to phases of the business with which the Participant was actively connected during the Participant's employment, but such consultations shall not (except in the case of a Participant whose active service was outside of the United States) be required to be performed at any place or places outside of the United States of America or during usual vacation periods or periods of illness or other incapacity. In the event that the above conditions are not fulfilled, the Participant shall forfeit all rights to any unexercised Option or Stock Appreciation Right, Performance Award, shares of Restricted Stock, Restricted Stock Units or Other Share-Based Awards held as on the date of the breach of condition. In addition, any Participant may be required to repay the Company an Award, (i) if the Participant is terminated by or otherwise leaves employment with the Company within two years following the vesting date of the Award and such termination of employment arises out, is due to, or is in any way connected with any misconduct or violation of Company policies, (ii) if the Participant becomes employed with a competitor within the two year period following termination, or (iii) for any other reason considered by the Committee in its sole discretion to be detrimental to the Company or its interests. Any determination by the Board which shall act upon the recommendation of the Chairman, that the Participant is, or has, engaged in such activity or breached an obligation to the Company as aforesaid shall be conclusive. Nothing contained in this Section 12.5 is intended to limit the Participant’s ability to (i) report possible violations of law or regulation to, or file a charge or complaint with, the Securities and Exchange Commission, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Department of Justice, the Congress, any Inspector General, or any other federal, state or local governmental agency or commission (“Government Agencies”), (ii) communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including

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Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan

providing documents or other information, without notice to the Company or (iii) under applicable United States federal law to (A) disclose in confidence trade secrets to federal, state, and local government officials, or to an attorney, for the sole purpose of reporting or investigating a suspected violation of law or (B) disclose trade secrets in a document filed in a lawsuit or other proceeding, but only if the filing is made under seal and protected from public disclosure.

12.6    Cancellation of Award; Forfeiture of Gain. Notwithstanding anything to the contrary herein, the Awards and any cash payment or Shares delivered pursuant to an Award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable Award Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law. The Committee in its discretion may require a Participant to repay the amounts, if any, derived from an award in the event of a restatement of the Company's financial results within three years after payment of such award to correct a material error that is determined by the Committee to be the result of fraud or intentional misconduct. The Committee will review these clawback provisions for compliance with any rules or regulations adopted by the Securities and Exchange Commission or the New York Stock Exchange to implement Section 10D of the Exchange Act, as required by the Dodd-Frank Wall Street Reform and Consumer Protection Act. Any changes required to be made to comply with such rules or regulations will apply to any award awarded under the Plan.

12.7    Stop Transfer Orders. All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

12.8    Nature of Payments. All Awards made pursuant to the Plan are in consideration of services performed or to be performed for the Company or any Subsidiary, division or business unit of the Company or a Subsidiary. Any income or gain realized pursuant to Awards under the Plan constitutes a special incentive payment to the Participant and shall not be taken into account, to the extent permissible under applicable law, as compensation for purposes of any of the employee benefit plans of the Company or any Subsidiary except as may be determined by the Committee or by the Board or board of directors of the applicable Subsidiary (or as may be required by the terms of such plan).

12.9    Other Plans. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

12.10    Severability. The provisions of the Plan shall be deemed severable. If any provision of the Plan shall be held unlawful or otherwise invalid or unenforceable in whole or in part by a court of competent jurisdiction or any governmental regulatory agency, or impermissible under the rules of any securities exchange on which the Shares are listed or by reason of change in a law or regulation, such provision shall (a) be deemed limited to the extent that such court of competent jurisdiction deems it lawful, valid and/or enforceable and as so limited shall remain in full force and effect, and (b) not affect any other provision of the Plan or part thereof, each of which shall remain in full force and effect. If the making of any payment or the provision of any other benefit required under the Plan shall be held unlawful or otherwise invalid by a court of competent jurisdiction, such unlawfulness or invalidity shall not prevent any other payment or benefit from being made or provided under the Plan, and if the making of any payment in full or the provision of any other benefit required under the Plan in full would be unlawful or otherwise invalid or impermissible, then such unlawfulness, invalidity or impermissibility shall not prevent such payment or benefit from being made or provided in part, to the extent that it would not be unlawful, invalid, unenforceable or impermissible, and the maximum payment or benefit that would not be unlawful, invalid or impermissible shall be made or provided under the Plan.

12.11    Construction. As used in the Plan, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

12.12    Unfunded Status of the Plan. The Plan is intended to constitute an “unfunded” plan for incentive compensation. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver the Shares or payments in lieu of or with respect to Awards hereunder; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

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Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan

12.13    Governing Law; Jurisdiction. The Plan and all determinations made and actions taken thereunder, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware, without reference to principles of conflict of laws, and construed accordingly. Any suit, action or proceeding with respect to the Plan or any Award Agreement, or any judgment entered by any court of competent jurisdiction in respect of any thereof, shall be resolved only in the courts of the State of Delaware or the United States District Court for the District of Delaware and the appellate courts having jurisdiction of appeals in such courts. In that context, and without limiting the generality of the foregoing, the Company and each Participant shall irrevocably and unconditionally (a) submit in any proceeding relating to the Plan or any Award Agreement, or for the recognition and enforcement of any judgment in respect thereof (a “Proceeding”), to the exclusive jurisdiction of the courts of the State of Delaware, the court of the United States of America for the District of Delaware, and appellate courts having jurisdiction of appeals from any of the foregoing, and agree that all claims in respect of any such Proceeding shall be heard and determined in such Delaware State court or, to the extent permitted by law, in such federal court, (b) consent that any such Proceeding may and shall be brought in such courts and waives any objection that the Company and each Participant may now or thereafter have to the venue or jurisdiction of any such Proceeding in any such court or that such Proceeding was brought in an inconvenient court and agree not to plead or claim the same, (c) waive all right to trial by jury in any Proceeding (whether based on contract, tort or otherwise) arising out of or relating to the Plan or any Award Agreement, (d) agree that service of process in any such Proceeding may be effected by mailing a copy of such process by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such party, in the case of a Participant, at the Participant's address shown in the books and records of the Company or, in the case of the Company, at the Company's principal offices, attention General Counsel, and (e) agree that nothing in the Plan shall affect the right to effect service of process in any other manner permitted by the laws of the State of Delaware.

12.14    Effective Date; Termination of Plan. This Plan shall be effective on the date of its approval by the holders of the shares entitled to vote at a duly constituted meeting of the stockholders of the Company. This Plan shall be null and void and of no effect if the foregoing condition is not fulfilled and in such event the Company’s 2010 Omnibus Stock and Incentive Plan shall continue in effect. If the Plan is adopted by the Company’s stockholders, upon the Effective Date, no new Awards shall be granted under the Company’s 2010 Omnibus Stock and Incentive Plan. Awards may be granted under the Plan at any time and from time to time on or prior to the first annual meeting of stockholders to occur following the tenth anniversary of the Effective Date, on which date the Plan will expire except as to Awards then outstanding under the Plan; provided, however, in no event may an Incentive Stock Option be granted more than ten (10) years after the earlier of (i) the date of the adoption of the Plan by the Board or (ii) the effective date of the Plan as provided in the first sentence of this Section. Such outstanding Awards shall remain in effect until they have been exercised or terminated, or have expired.

12.15    Foreign Employees and Consultants. Awards may be granted to Participants who are foreign nationals or employed or providing services outside the United States, or both, on such terms and conditions different from those applicable to Awards to Employees, Directors or Consultants providing services in the United States as may, in the judgment of the Committee, be necessary or desirable in order to recognize differences in local law or tax policy. The Committee also may impose conditions on the exercise or vesting of Awards in order to minimize the Company's obligation with respect to tax equalization for Employees or Consultants on assignments outside their home country.

12.16    Section 409A of the Code. This Plan and the Awards issued hereunder are intended to comply and shall be administered in a manner that is intended to be exempt from or comply with Section 409A of the Code, to the extent applicable, and the Plan and terms of Awards shall be construed and interpreted in accordance with such intent. To the extent that an Award or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the Award is intended to be granted, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including regulations or other guidance issued with respect thereto, unless otherwise expressly determined by the Committee. In the event any provision of this Plan would cause the grant of an Award or the payment, settlement or deferral thereof to fail to satisfy Section 409A of the Code, the Award may be amended, without the consent of the Participant, to comply with Section 409A of the Code, which may be made on a retroactive basis, in accordance with regulations and other guidance issued under Section 409A of the Code.

12.17    Listing, Registration and Legal Compliance. Each Award shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration, or qualification of such Award, or any Shares or other property subject thereto, upon any securities exchange or under any foreign, federal or state securities or other law or regulation, or the consent or approval of any governmental body or the taking of any other action to comply with or otherwise with respect to any such law or regulation, is necessary or desirable as a condition to or in connection with the granting of such Award or the issue, delivery or purchase of Shares or other property thereunder, no such Award may be exercised or paid in Shares or other property unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Committee. The holder of the Award will supply the Company with such certificates, representations and information as the Company shall request and shall

Annex A
Whirlpool Corporation 2018 Omnibus Stock and Incentive Plan

otherwise cooperate with the Company in effecting or obtaining such listing, registration, qualification, consent, approval or other action. In the case of persons subject to Section 16 of the Exchange Act, the Committee may at any time impose any limitations upon the exercise, delivery or payment of any Award which, in the discretion of the Committee, are necessary or desirable in order to comply with Section 16 and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable or necessary because of foreign, federal or state legal or regulatory requirements to suspend the period during which Options or Stock Appreciation Rights may be exercised, the Committee may, in its discretion and without the holders' consent, so suspend such period but shall endeavor to provide at least 15 days prior written notice to the holders thereof prior to any such suspension if the Committee determines such notice is reasonably practicable.

12.18    Captions. The captions in the Plan are for convenience of reference only, and are not intended to narrow, limit or affect the substance or interpretation of the provisions contained herein.

Annex B
Non-GAAP Reconciliation

Annex B: Non-GAAP Reconciliation

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures, some of which we refer to as "ongoing business" measures, including ongoing earnings per diluted share. Ongoing business measures exclude items that may not be indicative of, or are unrelated to, results from our ongoing business operations and provide a better baseline for analyzing trends in our underlying businesses. Sales excluding foreign currency is calculated by translating the current period net sales, in functional currency, to U.S. dollars using the prior-year period's exchange rate compared to the prior-year period net sales. Management believes that sales excluding foreign currency provides stockholders with a clearer basis to assess our results over time, excluding the impact of exchange rate fluctuations.

Ongoing Earnings per Diluted Share

The reconciliation provided below reconciles the non-GAAP financial measure ongoing earnings per diluted share, with the most directly comparable GAAP financial measure, net earnings per diluted share available to Whirlpool, for the twelve months ended December 31, 2017.  The earnings per diluted share GAAP measure and ongoing measure are presented net of tax, while each adjustment is presented on a pre-tax basis. The aggregate income tax impact of the taxable components of each adjustment is presented in the income tax impact line item at our full-year tax rate of 14.7%.

Twelve Months Ended December 31, 2017
Earnings per Diluted Share
Reported GAAP Measure	$4.70
Restructuring Expense(a)	3.70
Out-of-period adjustment(c)	0.27
Income Tax Impact	(0.56)
Normalized tax rate adjustment(b)	5.63
Ongoing Measure	$13.74

Footnotes:

a.
RESTRUCTURING EXPENSE - During the fourth quarter of 2014, we completed the acquisition of Indesit S.p.A., which, due to its size, materially changed our European footprint. These costs are primarily related to Indesit restructuring and creating a more streamlined and efficient European operation, and also relate to certain other unique restructuring events.

b.	NORMALIZED TAX RATE ADJUSTMENT - Normalized tax rate adjustment for full-year 2017 includes a one-time non-cash charge of approximately $420 million related to tax reform.

c.
OUT-OF-PERIOD ADJUSTMENT - During the year, we finalized our prior period recorded adjustments in our Asia operating segment primarily related to out-of-period trade promotion accruals. The 2017 total impact of these out-of-period adjustments was a decrease to net sales of approximately $35 million and an increase to other operating expenses of approximately $8 million, before tax. These adjustments resulted in a decrease to net earnings available to Whirlpool of approximately $16 million and a decrease of $0.22 in diluted earnings per share.

B-1

Annex B
Non-GAAP Reconciliation

Free Cash Flow

As defined by the Company, free cash flow is cash provided by (used in) operating activities after capital expenditures, proceeds from the sale of assets and businesses and changes in restricted cash. The reconciliation provided below reconciles twelve months ended December 31, 2017 free cash flow with cash provided by (used in) operating activities, the most directly comparable GAAP financial measure.

Twelve Months Ended December 31, 2017
(millions of dollars)
Cash provided by (used in) operating activities	$1,264
Capital expenditures, proceeds from sale of assets/ businesses and change in restricted cash *	(557)
Free Cash Flow	$707

Cash used in investing activities	$(655)
Cash used in financing activities	$(553)

*The change in restricted cash relates to the private placement funds paid by Whirlpool to acquire majority control of Whirlpool China (formerly Hefei Sanyo) and which are used to fund capital and technical resources to enhance Whirlpool China's research and development and working capital, as required by the terms of the Hefei Sanyo acquisition completed in October 2014.

B-2

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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WHIRLPOOL CORPORATION

The Board of Directors recommends you vote FOR the following:

1. Election of Directors

Nominees:

		For	Against	Abstain
1a.	Samuel R. Allen	☐	☐	☐
1b.	Marc R. Bitzer	☐	☐	☐
1c.	Greg Creed	☐	☐	☐
1d.	Gary T. DiCamillo	☐	☐	☐
1e.	Diane M. Dietz	☐	☐	☐
1f.	Gerri T. Elliott	☐	☐	☐
1g.	Jeff M. Fettig	☐	☐	☐
1h.	Michael F. Johnston	☐	☐	☐
1i.	John D. Liu	☐	☐	☐
1j.	James M. Loree	☐	☐	☐
1k.	Harish Manwani	☐	☐	☐
1l.	William D. Perez	☐	☐	☐
1m.	Larry O. Spencer	☐	☐	☐
1n.	Michael D. White	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

NOTE: I also authorize my proxies to vote in their discretion with regard to such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

WHIRLPOOL CORPORATION
Annual Meeting of Stockholders
April 17, 2018 at 8:00 AM (Chicago Time)
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Jeff M. Fettig and Bridget K. Quinn, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of WHIRLPOOL CORPORATION that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, Chicago Time, on April 17, 2018, at 325 N. LaSalle, Chicago, IL 60654, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy, when properly executed, will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side